As filed with the Securities and Exchange Commission on April 13, 2021

Registration No. 333-250061

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

Registration Statement Under the Securities Act of 1933

MEMBERS Life Insurance Company

(Exact name of registrant as specified in its charter)

IOWA (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	39-1236386 (I.R.S. Employer Identification No.)

2000 Heritage Way

Waverly, Iowa 50677

(319) 352-4090

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Jennifer Kraus-Florin, Esq.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

(319) 352-4090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Stephen E. Roth, Esq.

Thomas E. Bisset, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

(202) 383-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company , or an emerging growth company. See definitions of “large accelerated filer,” accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Single Premium Deferred Index Annuity Contract	*	*	$2 billion	$218,200**

*       The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

**      Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to Registrant’s Registration Statement on Form S-1 (File No. 333-228894), which was filed on December 19, 2018 as updated by a pre-effective amendment on August 7, 2019 which was declared effective on August 16, 2019 (“Registration Statement No. 1”). Registration Statement No. 1 registered securities of the Registrant with a maximum aggregate offering price of $750,000,000 of which approximately $238,321,067 of such securities registered on Registration Statement No. 1 remain unsold. The unsold securities from Registration Statement No. 1 (and associated filing fees paid) are being carried forward to this Registration Statement. Pursuant to Rule 415 (a)(6), the offering of unsold securities under the prior Registration Statements will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

GLWB Supplement Dated May 1, 2021

to the

Prospectus Dated May 1, 2021

This GLWB Supplement should be read and retained with the prospectus for the CUNA Mutual Group Zone Income™ Annuity.

Guaranteed Lifetime Withdrawal Benefit terms reflected in this GLWB Supplement shall remain in effect and will not be superseded until after an updated GLWB Supplement is filed with the SEC. Your application and Purchase Payment for the Contract must be received in Good Order while the GLWB Supplement is in effect. We will provide notice of effectiveness of a new GLWB Supplement at least seven calendar days in advance. If we receive your application and Purchase Payment in Good Order on or after the effective date of a new GLWB Supplement, your Contract will receive the terms of the new GLWB Supplement currently in effect. We will publish any changes to this GLWB Supplement for any future periods at least seven calendar days before they take effect on EDGAR at www.sec.gov under file number 333-250061. Please contact your financial professional or https://cmannuities.com/yourzoneincome for the most current supplement and Guaranteed Lifetime Withdrawal Benefit terms.

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
21 - 44	2.00%	1.50%	0.30%	0.30%
45	2.50%	2.00%	0.30%	0.30%
46	2.70%	2.20%	0.30%	0.30%
47	2.90%	2.40%	0.30%	0.30%
48	3.10%	2.60%	0.30%	0.30%
49	3.30%	2.80%	0.30%	0.30%
50	3.50%	3.00%	0.30%	0.30%
51	3.60%	3.10%	0.30%	0.30%
52	3.70%	3.20%	0.30%	0.30%
53	3.80%	3.30%	0.30%	0.30%
54	3.90%	3.40%	0.30%	0.30%
55	4.00%	3.50%	0.30%	0.30%
56	4.20%	3.70%	0.30%	0.30%
57	4.40%	3.90%	0.30%	0.30%
58	4.60%	4.10%	0.30%	0.30%
59	4.80%	4.30%	0.30%	0.30%
60	5.00%	4.50%	0.30%	0.30%
61	5.10%	4.60%	0.30%	0.30%
62	5.20%	4.70%	0.30%	0.30%
63	5.30%	4.80%	0.30%	0.30%
64	5.40%	4.90%	0.30%	0.30%
65	5.50%	5.00%	0.30%	0.30%
66	5.50%	5.00%	0.30%	0.30%
67	5.50%	5.00%	0.30%	0.30%
68	5.50%	5.00%	0.30%	0.30%

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
69	5.50%	5.00%	0.30%	0.30%
70	5.50%	5.00%	0.30%	0.30%
71	5.60%	5.10%	0.30%	0.30%
72	5.70%	5.20%	0.30%	0.30%
73	5.80%	5.30%	0.30%	0.30%
74	5.90%	5.40%	0.30%	0.30%
75	6.00%	5.50%	0.30%	0.30%
76	6.10%	5.60%	0.30%	0.30%
77	6.20%	5.70%	0.30%	0.30%
78	6.30%	5.80%	0.30%	0.30%
79	6.40%	5.90%	0.30%	0.30%
80+	6.50%	6.00%	0.30%	0.30%

On the Contract Issue Date both the Base Withdrawal Percentage and Annual Increase Percentage are determined based on the election of single life or joint life option rates using the age of the younger Covered Person(s).

●	We cannot change the Guaranteed Lifetime Withdrawal Benefit terms for your Contract once they are established. If the Guaranteed Lifetime Withdrawal Benefit terms you receive are unacceptable, you can cancel your Contract during the right to examine period.

●	The Guaranteed Lifetime Withdrawal Benefit cannot provide a GLWB Payment until the Contract Anniversary following the 50th birthday of the younger Covered Person or the first Contract Anniversary, whichever is later.

●	If you begin GLWB Payments before age 59½, the payments may be subject to an additional 10% federal tax penalty.

CUNA Mutual Group Zone Income™ Annuity

Issued by:

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

Telephone number: 800-798-5500

Offered Through: CUNA Brokerage Services, Inc.

DATED MAY 1, 2021

This Prospectus describes the CUNA Mutual Group Zone Income™ Annuity, an individual or joint owned, single premium deferred modified guaranteed index annuity contract (the “Contract”), issued by MEMBERS Life Insurance Company (the “Company”, “we”, “us”, or “our”). Capitalized terms used in this Prospectus and not otherwise defined have the meanings set forth in the “Glossary,” starting on page 1.

The Contract, which you may purchase with an initial Purchase Payment of at least $10,000, is designed primarily for individuals, trusts, and certain retirement plans that qualify for the special federal income tax treatment associated with annuity contracts. The Company does not allow additional Purchase Payments after the initial Purchase Payment. The Contract provides for the accumulation of retirement savings by allocating your monies among various Allocation Options including Risk Control Accounts and a Declared Rate Account. Although the Contract allows for accumulation of savings, it is designed for the Owner to take withdrawals for life under a non-optional Guaranteed Lifetime Withdrawal Benefit feature and may not be appropriate if the Owner is only interested in maximizing long-term accumulation. The Contract also offers standard annuity features including multiple fixed annuitization options (“Payout Options”). The Contract is a complex insurance and investment vehicle. You should speak with a financial professional about the Contract’s features, benefits, risks and fees, and whether it is appropriate for you based upon your financial situation and objectives. The Prospectus describes all material rights and obligations of Owners, including all state variations.

The non-optional Guaranteed Lifetime Withdrawal Benefit feature is part of the Contract. Subject to certain conditions, the Guaranteed Lifetime Withdrawal Benefit provides guaranteed lifetime payments (“GLWB Payments”) based on a single or joint percentage (“GLWB Percentage”) of your GLWB Benefit Base described in the Guaranteed Lifetime Withdrawal Benefit Section. Once GLWB Payments begin, the full GLWB payment must be taken each Contract Year. The GLWB Payments are guaranteed regardless of investment performance and will continue even if Contract Value is reduced to zero. All withdrawals under the Contract other than GLWB Payments are Excess Withdrawals that reduce the Death Benefit, GLWB Benefit Base, and GLWB Payment, perhaps significantly, and could terminate the Contract. We assess a fee for the Guaranteed Lifetime Withdrawal Benefit which is described in the “Fees and Expenses” on page 14 and “Guaranteed Lifetime Withdrawal Benefit” on page 35 of this Prospectus.

The Allocation Options, which include Risk Control Accounts and a Declared Rate Account, have a six-year term. This means that surrenders or withdrawals prior to the end of the six-year term may be subject to a Market Value Adjustment and Surrender Charge. Allocation instructions can be updated at any time and will be effective on the next Contract Anniversary if received at least one Business Day prior to the Contract Anniversary. Allocations can be made to any available Allocation Option and will only start a new six-year term on the Allocation Option Maturity Date. The most recent allocation instructions will be used as part of automatic rebalancing to transfer between Allocation Options on each Contract Anniversary. Transfers between Allocation Options as part of automatic rebalancing are not subject to a Market Value Adjustment or Surrender Charge.

The Risk Control Accounts are interest crediting options available under the Contracts. We credit interest each year during the six-year term to funds allocated to a Risk Control Account based upon the performance of an external index subject to an Index Rate Cap and an Index Rate Floor. Each Contract Anniversary prior to the Allocation Option Maturity Date starts a new year for purposes of calculating index interest for each Risk Control Account. We currently offer three reference indices; the S&P 500 Price Return Index (“S&P 500”), the Russell 2000 Price Return Index (“Russell 2000”), and the MSCI EAFE Price Return Index (“MSCI EAFE”). Each Risk Control Account has two investment options, a Secure Account option and a Growth Account option. When funds are withdrawn from a Risk Control Account prior to the Contract Anniversary for a surrender, partial withdrawal, automatic rebalancing transfers, annuitization, GLWB Payments or payment of the Death Benefit, index interest is calculated up to the date of withdrawal. It is possible that you will not earn any interest in the Risk Control Accounts.

The Secure Account option has an Index Rate Floor of 0%. The Index Rate Floor protects amounts allocated to the Secure Account from declines in the external Indices. This means that negative investment performance of the applicable Index would not reduce your Risk Control Account Value. The Secure Account provides your Risk Control Account Value the most protection from negative investment performance of the reference Index. The Growth Account option has an Index Rate Floor of -10%. This means that negative investment performance of the reference Index could result in a negative Index Rate of Return that would reduce your Risk Control Account Value. However, Risk Control Account Value will not decline by more than 10% as a result of Index performance for any one-year period even if Index performance is less than -10%. In return for accepting some risk of loss to your Risk Control Account Value allocated to the Growth Account, the Index Rate Cap for the Growth Account is higher than the Index Rate Cap for the Secure Account. This allows for the potential for greater increases to your Risk Control Account Value allocated to the Growth Account. The Index Rate Caps place a limit on the positive performance of an Index and therefore limit the amount of index interest that can be credited to an Owner’s investment in a Risk Control Account. The Index Rate Cap will never be less than 1.0%. There is a risk of loss of your principal and any previously credited interest because each year you agree to absorb all losses less than or equal to the applicable Index Rate Floor. In addition, if the performance of the reference Index equaled or approached the Index Rate Floor, the deduction of the Contract Fee, the GLWB Rider Fee, Surrender Charges, a Market Value Adjustment and federal income tax penalties could result in a reduction of Contract Value greater than if only the Index Rate Floor applied.

The Declared Rate Account is supported by the assets of the Declared Rate Separate Account of the Company. We credit Contract Value allocated to the Declared Rate Account with an annual Interest Rate that we will not change for the duration of the Allocation Option Period (six years). Interest is credited daily. The Interest Rate is available two weeks in advance of the Allocation Option Start Date. The Interest Rate will never be below the Minimum Interest Rate. We do not assess a Contract Fee against the Contract Value held in the Declared Rate Account. There is a risk of loss of your principal and previously credited interest if the deduction of the GLWB Rider Fee, Surrender Charge, a Market Value Adjustment and federal income tax penalties result in a reduction of Contract Value greater than the interest credited. The Declared Rate Account may not be available in all states as described in Appendix B to this Prospectus.

Each Allocation Option Period is six years. Not all Allocation Options or Allocation Option Periods may be available in all markets where we offer the Contract.

If you surrender your Contract or take a partial withdrawal during the Accumulation Period, we will apply a Market Value Adjustment to the amount being withdrawn that is in excess of the Annual Free Withdrawal Amount unless you qualify for the Nursing Home or Hospital waiver or Terminal Illness waiver described in this Prospectus. If the surrender or withdrawal is taken during the Surrender Charge Period, we will also apply a Surrender Charge to the amount being withdrawn that is in excess of the Annual Free Withdrawal Amount unless you qualify for the Nursing Home or Hospital waiver or Terminal Illness waiver described in this Prospectus. The maximum Surrender Charge is 9% of the Contract Value withdrawn. The terms under which the Surrender Charge and Market Value Adjustment will be waived may vary in some states and are described in Appendix B to this Prospectus. Please review Appendix B for any variations from standard Contract provisions that may apply to your Contract based on the state in which your Contract was issued.

A partial withdrawal from an Allocation Option on its Allocation Option Maturity Date will not be subject to a Surrender Charge or Market Value Adjustment. See “Fees and Expenses” on page 14, “Market Value Adjustment” on page 29 and “Access to Your Money” on page 32. The Market Value Adjustment may be either positive or negative, which means the Market Value Adjustment may increase or decrease the amount you receive upon surrender or partial withdrawal.

The Contract is supported by the assets of the Risk Control Separate Account and the Declared Rate Separate Account, which are non-registered, insulated Separate Accounts of the Company which support the Company’s obligations with respect to the Contract. You may allocate your Purchase Payment or Contract Value to one or more Investment Options which include the Risk Control Accounts and the Declared Rate Account. The assets of the Separate Accounts are not chargeable with liabilities arising out of any other business that we conduct. Our General Account assets are also available to meet the guarantees under the Contract as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

There are risks associated with the Contract. These risks include liquidity risks, investment risks, market risks, Company risks, interest rate risks, and risks associated with the Guaranteed Lifetime Withdrawal Benefit. Also, a Market Value Adjustment and Surrender Charges, may apply for a number of years, so that the Contract should only be purchased for the long-term. Under some circumstances, you may receive less than your Purchase Payment and lose previously credited interest under the Contract. In addition, partial withdrawals and surrenders will be subject to income tax and may be subject to a 10% Internal Revenue Service (“IRS”) penalty tax if taken before age 59½. Accordingly, you should carefully consider your income and liquidity needs before purchasing a Contract. Additional information about these risks appears under “Highlights” on page 6, “Access to Your Money” on page 32, and “Federal Income Tax Matters” on page 49. Please note that you could lose significantly more than 10% of your investment in a Risk Control Account under the Contract. For example, if you invested $10,000 with a 0.75% Contract Fee and a 1.00% GLWB Rider Fee and allocated your investment to the Growth Account and the Index then declined by 10% or more in each of three consecutive years, your investment in the Contract at the end of the third year would be equal to $6,840. If you surrendered the Contract at the end of that third year, you would pay a Surrender Charge equal to 7% of the Contract Value less your Annual Free Withdrawal Amount or $431 which would leave you with $6,409. That amount would be reduced further if a negative Market Value Adjustment applied. In addition, if you were age 59½ or younger at the time of the surrender, a 10% tax penalty of $684 would apply and would reduce the amount you would receive from the Contract to $5,725. This example, however, does not take into account your ability to allocate some or all of your Purchase Payment to the Secure Account which has a floor that protects amounts allocated to that account from declines in the Index or the Declared Rate Account which has a guaranteed Interest Rate. Additional information on risks associated with the Contract appears in the “Risk Factors” section of this Prospectus.

The Contract is offered through CUNA Brokerage Services, Inc. (“CBSI”), which is the principal underwriter. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. The principal underwriter is not required to sell any specific number or dollar amount of Contracts but will use its best efforts to sell the Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. The offering of the Contract is intended to be continuous.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission (“SEC”). You may request one by writing to our Administrative Office at 2000 Heritage Way, Waverly, Iowa 50677, or by calling 1-800-798-5500. This Prospectus can also be obtained from the SEC’s website at www.sec.gov.

This Prospectus provides important information you should know before investing, including risks related to the Company’s business. Please see “Potential Risk Factors That May Affect Our Business and Our Future Results” on page 59 for more information regarding these risks. Please keep this Prospectus for future reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Contracts are not insured by the Federal Deposit Insurance Corporation or any other government agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal and previously credited interest.

The date of this Prospectus is May 1, 2021

i

ii

The Contract may not be available in all states. This Prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than the information and representations contained in this Prospectus.

iii

GLOSSARY

We have tried to make this Prospectus as understandable as possible. However, in explaining how the Contract works, we have had to use certain terms that have special meanings. We define these terms below.

Accumulation Credit – A unit of measure used to calculate Risk Control Account Value.

Accumulation Credit Factor – A dollar value for each Accumulation Credit in a Risk Control Account.

Accumulation Period – The phase of the Contract that begins on the Contract Issue Date and ends on the Payout Date, or the date the Contract is terminated if earlier.

Adjusted Index Value – The Closing Index Value adjusted for the Index Rate Cap or Index Rate Floor for the current Contract Year.

Administrative Office – MEMBERS Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677. Phone: 1-800-798-5500.

Age – Age as of last birthday.

Allocation Level – Specific levels identified in your Contract for the sole purpose of administering allocation instructions according to the requirements of the Contract.

Allocation Option Maturity Date – The last day of an Allocation Option Period. If an Allocation Option Maturity Date does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day.

Allocation Option Period – The period that begins on an Allocation Option Start Date and ends on an Allocation Option Maturity Date. Each Allocation Option Period is six years.

Allocation Option Start Date – The first day of an Allocation Option Period. If an Allocation Option Start Date does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day.

Allocation Options – All Risk Control Account and Declared Rate Account options available under the Contract for allocating your Contract Value.

Annual Free Withdrawal Amount – The amount that can be withdrawn without incurring a Surrender Charge or Market Value Adjustment each Contract Year. It is equal to 10% of the Contract Value determined at the beginning of the Contract Year.

Annual Increase Percentage – The percentage that is added to the GLWB Percentage for each completed Contract Year from the Contract Issue Date until the GLWB Payment Start Date, subject to a maximum of 10 years.

Annuitant (Joint Annuitant) – The natural person(s) whose life (or lives) determines the amount of income payments under the Contract.

Authorized Request – A signed and dated request that is in Good Order. A request to change your allocation instructions must be signed by all Owners. A request to change a party to the Contract, change the Payout Date or request a partial withdrawal or full surrender of the Contract must be signed by all Owners. All Authorized Requests can be initiated by fax or mail. An Authorized Request may also include a phone or electronic request except in the following situations: any Contracts with restrictions such as an Irrevocable Beneficiary, collateral assignment, or trust; any Contracts that include reference to divorce, bankruptcy, power of attorney, or similar legal agreement; any Contracts with Joint Owners where both Owners are not available to speak over the phone; any distribution made payable to another financial institution; when requesting partial withdrawals greater than $25,000; when requesting to start GLWB Payments; and when requesting a full surrender of the Contract.

Base Withdrawal Percentage – The GLWB Percentage on the Contract Issue Date.

Bailout Rate – A specific rate that applies to the Bailout Provision.

Bailout Provision – If the Index Rate Cap for your Risk Control Account is set below the Bailout Rate prominently displayed on your Contract Data Page, the Bailout Provision allows you to withdraw the Risk Control Account Value from that Risk Control Account during the 30-day period following the Contract Anniversary. A Market Value Adjustment and Surrender Charges will not apply to such withdrawal.

Beneficiary – The person(s) (or entity) you named to receive proceeds payable due to the death of the Owner. Before the Payout Date, if no Beneficiary survives the Owner, we will pay the Death Benefit proceeds to the Owner’s estate.

Business Day – Any day that the New York Stock Exchange is open for trading. All requests for transactions that are received at our Administrative Office in Good Order on any Business Day prior to market close, generally 4:00 P.M. Eastern Time, will be processed as of the end of that Business Day.

Closing Index Value – The closing value for an Index as of a Business Day.

Company – MEMBERS Life Insurance Company; also referred to as “we”, “our” and “us”.

Contract – The CUNA Mutual Group Zone Income Annuity, an individual or joint owned, single premium deferred modified guaranteed index annuity contract issued by MEMBERS Life Insurance Company.

Contract Anniversary – The same day and month as the Contract Issue Date for each year the Contract remains in force. If a Contract Anniversary does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day.

Contract Fee – A fee assessed against Contract Value in the Risk Control Account(s). This fee equals a percentage of the Accumulation Credit Factor for the Risk Control Account at the start of a Contract Year. This fee compensates us for the expenses, mortality risk and expense risk assumed by us.

Contract Issue Date – The date we use to determine Contract Years and Contract Anniversaries.

Contract Value – The total value of your Contract during the Accumulation Period. All values are calculated as of the end of a Business Day.

Contract Year – Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and continuing until the end of the day before the next Contract Anniversary.

Covered Person(s) – The natural person(s) whose Age and lifetime we base GLWB Payments on under this Rider.

Data Page – Pages attached to your Contract that describe certain terms applicable to your specific Contract.

Death Benefit – The greater of Contract Value or the Purchase Payment adjusted for withdrawals as of the date Death Benefits are payable. We do not apply the Surrender Charge or Market Value Adjustment in determining the Death Benefit payable.

Declared Rate Account – An account under the Contract that is part of our Declared Rate Separate Account. We credit Contract Value held in the Declared Rate Account with a single fixed annual rate of interest. We guarantee the Interest Rate for the duration of the Allocation Option Period (six years). The guaranteed Minimum Interest Rate is shown on the Contract Data Page.

Declared Rate Separate Account – The MEMBERS Life Declared Rate Separate Account (“Declared Rate Separate Account”). An insulated separate account that we established within our General Account and under the laws of Iowa in which we hold reserves for our guarantees under the Declared Rate Account. Our other General Account assets are also available to meet those and other guarantees under the Contract and our other general obligations. The Declared Rate Separate Account is not registered under the Investment Company Act of 1940.

Earnings – Your Contract Value minus the portion of your Purchase Payment not previously withdrawn.

Excess Withdrawal – Any partial withdrawal other than a GLWB Payment. This includes the portion of a withdrawal that, when added to other withdrawals during the Contract Year, is greater than the total GLWB Payment for the current Contract Year. Excess Withdrawals include partial withdrawals prior to the GLWB Payment Start Date and deductions for any applicable Surrender Charge and Market Value

Adjustment. Required Minimum Distributions are Excess Withdrawals if taken prior to the GLWB Payment Start Date. After the GLWB Payment Start Date, RMDs are not Excess Withdrawals.

General Account – All of the Company’s assets other than the assets in its separate accounts.

Guaranteed Lifetime Withdrawal Benefit – A withdrawal benefit feature that is part of your Contract. Subject to certain conditions, the Guaranteed Lifetime Withdrawal Benefit provides for GLWB Payments to be made each year for the life of the Covered Person(s) in the form of partial withdrawals without reducing the value of GLWB Payments in future years. The GLWB Payments are guaranteed regardless of investment performance and will continue even if the Contract Value is reduced to zero. The Guaranteed Lifetime Withdrawal Benefit is described in the “Guaranteed Lifetime Withdrawal Benefit” section of this Prospectus.

GLWB Benefit Base – The amount upon which the GLWB Payment is based.

GLWB Rider Fee – A fee assessed against the GLWB Benefit Base while the Guaranteed Lifetime Withdrawal Benefit is in effect. The fee compensates us for the expenses, mortality risk, and expense risk assumed by us for providing the Guaranteed Lifetime Withdrawal Benefit.

GLWB Payment(s) – The payment made each year under the Guaranteed Lifetime Withdrawal Benefit that is equal to the GLWB Percentage multiplied by the GLWB Benefit Base.

GLWB Percentage – The percentage applied to the GLWB Benefit Base to determine the GLWB Payment.

GLWB Payment Start Date – The date GLWB Payments begin. The GLWB Payment Start Date must be on a Contract Anniversary.

GLWB Supplement – A supplement that accompanies this Prospectus and contains the terms used to calculate your GLWB Payment. The GLWB Supplement contains the Base Withdrawal Percentages and Annual Increase Percentages. We cannot change these percentages once they are established for your Contract. We publish changes to the GLWB Supplement at least seven calendar days before they take effect for new Contracts. The GLWB Supplement is filed on EDGAR at www.sec.gov under file number 333-250061.

Good Order – A request or transaction generally is considered in “Good Order” if we receive it at our Administrative Office within the time limits, if any, prescribed in this Prospectus for a particular transaction or instruction, it includes all information and supporting legal documentation necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. This information and documentation necessary for a transaction or instruction generally includes, to the extent applicable: the completed application or instruction form; your contract number; the transaction amount (in dollars or percentage terms); the signatures of all Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any consents. With respect to the Purchase Payment, Good Order also generally includes receipt by us of sufficient funds to affect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your financial professional before submitting the form or request.

Hospital – A facility that is licensed and operated as a Hospital according to the law of the jurisdiction in which it is located.

Income Payout Option – The choices available under the Contract for payout of your Contract Value.

Index, Indices – The reference index (or indices) we use in determining interest credited to the Risk Control Account Value.

Index Rate Cap – The maximum annual Index Rate of Return the Company will use in calculating interest credited to Risk Control Account Value for a Contract Year. The Index Rate Cap does not reflect deduction of the Contract Fee or the GLWB Rider Fee.

Index Rate Floor – The minimum annual Index Rate of Return the Company will use in calculating interest credited to Risk Control Account Value for the life of the Contract. The Index Rate Floor does not reflect deduction of the Contract Fee or the GLWB Rider Fee.

Index Rate of Return – The change in the Index for the current Contract Year, adjusted for the Index Rate Cap or Index Rate Floor.

Initial Index Value – The value for the reference Index as of the start of a Contract Year.

Interest Rate – The fixed rate of interest credited to the Declared Rate Account. The Interest Rate is available two weeks in advance of the Allocation Option Start Date and will not change for the duration of the Allocation Option Period (six years). We may change this rate on any Allocation Option Start Date.

Internal Revenue Code (IRC) – The Internal Revenue Code of 1986, as amended.

Irrevocable Beneficiary – A Beneficiary who must consent to being changed or removed as a Beneficiary.

Market Value Adjustment – The amount of an adjustment (increase or decrease) that may be applied to a full surrender or partial withdrawal, also referred to as the MVA.

Minimum Interest Rate – The minimum rate of interest we will credit Contract Value held in the Declared Rate Account.

Non-Qualified Contract – An annuity contract that is independent of any formal retirement or pension plan.

Nursing Home – A facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located.

Owner (Joint Owner) – The person(s) (or entity) who owns the Contract and, in the case of a person(s), whose death determines the Death Benefit. The Owner is also the person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is living. If there are multiple Owners, each Owner will be a Joint Owner of the Contract and all references to Owner will mean Joint Owners. The Owner has all rights, title and interest in the Contract. The Owner may exercise all rights and options stated in the Contract, subject to the rights of any Irrevocable Beneficiary or assignee. The Owner is also referred to as “you” or “your.”

Payout Date – The date the first income payment is paid from the Contract to the Owner.

Payout Period – The phase the Contract is in once income payments begin.

Pro Rata – A method of allocating, withdrawing or transferring values across all Allocation Options that is proportional to the Contract Value in each Allocation Option.

Proof of Death – Proof of Death may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof.

Purchase Payment – The initial payment that we require to issue the Contract. We do not allow any additional Purchase Payments under the Contract after the initial Purchase Payment.

Qualified Contract – An annuity that is part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special treatment under the Internal Revenue Code.

Required Minimum Distributions – The Required Minimum Distribution (RMD) defined by the IRC for this Contract and as determined by us.

Risk Control Account – An interest crediting option to which you may allocate your Contract Value. We credit interest under each Risk Control Account based in part on the performance of a reference Index, subject to an Index Rate Cap and Index Rate Floor. There are two types of Risk Control Accounts, the Secure Account and the Growth Account. There are multiple Risk Control Accounts within the Risk Control Separate Account.

Risk Control Account Daily Contract Fee – The Contract Fee divided by the number of days in the Contract Year and then multiplied by the Accumulation Credit Factor for the Risk Control Account at the start of a Contract Year.

Risk Control Account Value – The amount of Contract Value in a Risk Control Account.

Risk Control Separate Account – The MEMBERS Life Risk Control Separate Account (the “Risk Control Separate Account”). An insulated separate account that we established within our General Account and under the laws of Iowa in which we hold reserves for our guarantees under the Risk Control Accounts. Our other General Account assets are also available to meet those and other guarantees under the Contract and our other general obligations. The Risk Control Separate Account is not registered under the Investment Company Act of 1940.

SAP – The statutory accounting principles and practices prescribed by the insurance regulatory authorities in the Company’s state of domicile.

SEC – The U.S. Securities and Exchange Commission.

Spouse – The person to whom you are legally married. The term Spouse includes the person with whom you have entered into a legally-sanctioned marriage that grants you the rights, responsibilities, and obligations married couples have in accordance with applicable state laws. Individuals who do not meet the definition of Spouse may have adverse tax consequences when exercising provisions under this Contract and any attached endorsements or riders. Additionally, individuals in other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as Spouses as defined in this Contract for federal tax purposes. Consult with a tax advisor for more information on this subject and before exercising benefits under the Contract and any attached endorsements or riders.

Surrender Charge – The charge associated with surrendering either some or all of the Contract Value.

Surrender Charge Period – The period of time during which we may assess a Surrender Charge upon the surrender of the Contract or withdrawal of Contract Value from the Contract. The Surrender Charge Period begins on the Contract Issue Date and continues for a period of six years.

Surrender Value – The amount you are entitled to receive if you elect to surrender the Contract during the Accumulation Period.

Terminally Ill, Terminal Illness – A life expectancy of 12 months or less due to any illness or accident.

Valuation Period – The period beginning at the close of one Business Day and continuing to the close of the next succeeding Business Day.

HIGHLIGHTS

The following is a summary of the key features of the Contract. This summary does not include all the information you should consider before purchasing a Contract. You should carefully read the entire Prospectus, which contains more detailed information concerning the Contract and the Company before making an investment decision.

How Your Contract Works

Overview. Your Contract is an individual or joint owned, single premium deferred modified guaranteed index annuity contract. There are two periods to your Contract: an Accumulation Period and a Payout Period. Your Contract can help you save for retirement by allowing your Contract Value to earn interest from the Risk Control Accounts and/or Declared Rate Account on a tax-deferred basis and by providing the opportunity for guaranteed lifetime payments. You generally will not pay taxes on your Earnings until you withdraw them.

During the Accumulation Period of your Contract, you allocate your Contract Value between the Allocation Options. There are two types of Allocation Options: a Declared Rate Account and Risk Control Accounts. Each of these options is described below.

●	The portion of your Contract Value allocated to the Declared Rate Account is credited interest daily. The applicable daily interest rate is the rate that, when compounded, equals the Interest Rate. The initial Interest Rate is available at least two weeks in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. The rate is shown on your Contract Data Page.

●	The portion of Contract Value allocated to a Risk Control Account is credited with interest, if any, based in part on the investment performance of an external Index (currently the S&P 500 Index, the Russell 2000 Index, or the MSCI EAFE Index), subject to an Index Rate Cap and Index Rate Floor that is unique to each Risk Control Account. The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The Russell 2000 Index is a stock market index that measures performance of the 2,000 smallest companies in the Russell 3000 Index, which is made up of 3,000 of the largest US-traded stocks. The MSCI EAFE Index is a stock market index which is designed to measure the equity market performance of developed markets outside of the U.S. and Canada. The Indices can go up or down based on the stock prices of the companies that comprise the applicable Index. None of the Indices include dividends paid on the stocks comprising the Index and therefore do not reflect the full investment performance of the underlying stocks. We set the Index Rate Caps prior to the Contract Issue Date and prior to each Contract Anniversary for the subsequent Contract Year. The initial Index Rate Cap is available at least two weeks in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. The rate is shown on your Contract Data Page. We will forward advance written notice to you of any change in the Index Rate Cap at least two weeks prior to the Contract Anniversary. The Index Rate Floor associated with each Risk Control Account will not change during the life of your Contract. The Index Rate of Return is determined on each Contract Anniversary and is measured over the Contract Year. Index interest is calculated on each Contract Anniversary. Because index interest is calculated at a single point in time you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Contract Year.

Subject to certain conditions, the Guaranteed Lifetime Withdrawal Benefit (GLWB) provides GLWB Payments based on a percentage of your GLWB Benefit Base for the life of a Covered Person(s) as described in more detail in the “Guaranteed Lifetime Withdrawal Benefit” section of this Prospectus. A fee is deducted from your Contract for the GLWB. The GLWB Payments are guaranteed regardless of investment performance and will continue even if the Contract Value is reduced to zero from GLWB Payments. All withdrawals other than GLWB Payments are Excess Withdrawals that reduce the Death Benefit, GLWB Benefit Base, and GLWB Payment, perhaps significantly, and could terminate the Contract. GLWB Payments must start on a Contract Anniversary and can begin on or after the first Contract Anniversary, as early as Age 50 of the Covered Person (or younger Covered Person if there are two Covered Persons), or as late as the anticipated Payout Date shown on your Contract Data Page. Once GLWB Payments begin you must take the full GLWB Payment amount unless the Guaranteed Lifetime Withdrawal Benefit is terminated.

The Accumulation Period begins on the Contract Issue Date and continues until the Payout Date. Upon reaching the Payout Date, we will begin income payments unless the Contract is surrendered.

Please call your financial professional or the Company at 1-800-798-5500 if you have questions about how your Contract works.

Purchase Payment. You may purchase the Contract with a Purchase Payment of at least $10,000. The Company does not allow additional Purchase Payments after the initial Purchase Payment. A Purchase Payment that equals or exceeds $1 million requires our prior approval. Multiple Contracts owned by the same individual where the sum of the Purchase Payments equals or exceeds $1 million also require our prior approval.

Allocation Options. There are two Allocation Levels for your Contract, among which you may allocate your Purchase Payment and Contract Value: Level A (Allocation Option Level), and Level R (Risk Control Account Level), each is described below.

●	At Level A, the allocation is split between the available Allocation Options which include the Declared Rate Account and Risk Control Accounts that use one of the following reference Indices, the S&P 500 Index, the Russell 2000 Index, and the MSCI EAFE Index;

●	At Level R, the allocation only applies to Risk Control Accounts, and the allocation is split among Secure and Growth Risk Control Accounts with the same reference Index.

You must specify the percentage of your Purchase Payment to be allocated to each applicable Allocation Level on the Contract Issue Date. The amount you direct to each level must be in whole percentages from 0% to 100% of the Purchase Payment and your total allocation must equal 100%. If you do not indicate your allocations on the application, our Administrative Office will attempt to contact your financial professional and/or you for clarification. We will not issue the Contract without your allocation instructions.

In the event you select a Risk Control Account option, please note that any time the Index Rate Cap for your Risk Control Account is less than the rate specified in the Bailout Provision (as shown on your Contract Data Page), we may, at our discretion, restrict allocations into that Risk Control Account. See “Access to Your Money – Bailout Provision” in this Prospectus for more details.

In addition, as it relates to the Risk Control Accounts, the Index Rate Floor is the minimum Index Rate of Return used as part of the Accumulation Credit Factor calculation for determining the value of a Risk Control Account, prior to the deduction of the Contract Fee and GLWB Rider Fee. The Index Rate Floor will not change during the life of your Contract. The Secure Account has an Index Rate Floor of 0% and the Growth Account has an Index Rate Floor of -10%. For the Secure Account, this means that any negative investment performance of the Index would not reduce your Contract Value at the end of a Contract Year; and for the Growth Account, this means that any negative investment performance of the Index would not reduce your Contract Value at the end of a Contract Year by more than 10% even if such negative investment performance is worse than -10%. However, as noted on the cover page of this Prospectus, you could lose more than 10% of your investment in a Risk Control Account due to the application of the Contract Fee, the GLWB Rider Fee, Surrender Charges, a negative Market Value Adjustment, and federal income tax penalties.

Moreover, the Index Rate Cap is the maximum Index Rate of Return used as part of the Accumulation Credit Factor calculation for determining the value of a Risk Control Account, prior to the deduction of the Contract Fee and GLWB Rider Fee. The portion of the Purchase Payment allocated to a Risk Control Account on the Contract Issue Date will be subject to the Index Rate Caps in effect on the Contract Issue Date.

On the first Contract Anniversary and any subsequent Contract Anniversary, we will declare an Index Rate Cap which we guarantee for the next Contract Year. We will notify you of any such change to the Index Rate Cap at least two weeks prior to the Contract Anniversary. The Index Rate Caps will always be positive and will range between 1% and 75%. In return for accepting some risk of loss to your Contract Value allocated to the Growth Accounts, the Index Rate Caps declared for the Growth Account will be higher than the Index Rate Cap declared for the Secure Account for the same period and reference Index, which allows the potential for a higher positive increase in Contract Value for the Growth Account.

The same Index will be used for each Risk Control Account for the duration of the Allocation Option Period. However, if the publication of an Index is discontinued, or calculation of the Index is materially changed, we will substitute a suitable Index that will be used for the remainder of the Allocation Option Period and will notify you of the change in advance. If we substitute an Index, the performance of the new Index may differ from the original Index, which may, in turn, affect the index interest credited and your Contract Value.

We may offer additional Risk Control Accounts with the same or additional Indices at our discretion. We may also discontinue a Risk Control Account, effective as of an Allocation Option Maturity Date. In any case, we will notify you of the addition or discontinuation of a Risk Control Account. Such a change will be subject to any applicable regulatory approval that may be required.

The portion of the Purchase Payment allocated to the Declared Rate Account on the Contract Issue Date will be credited with the Interest Rate in effect on the Contract Issue Date. On the first Allocation Option Maturity Date and any subsequent Allocation Option Maturity Date, we will declare an Interest Rate which we guarantee for the new Allocation Option Period of six years. We will notify you of any such change to the Interest Rate at least two weeks prior to the Allocation Option Maturity Date. The Interest Rate will never be less than the Minimum Interest Rate on the Contract Issue Date.

Allocation Option Maturity Date. On the Allocation Option Maturity Date, you may reallocate your Contract Value in that Allocation Option among the Allocation Options currently available by submitting new Allocation Instructions by Authorized Request. No Market Value Adjustment or Surrender Charge will apply. You may also make a withdrawal from the Allocation Option on the Allocation Option Maturity Date without a Market Value Adjustment or Surrender Charge, but the withdrawal would be an Excess Withdrawal that could significantly reduce the Death Benefit, GLWB Benefit Base and GLWB Payment. Withdrawals may also be subject to federal income tax and a 10% penalty tax. If we do not receive an Authorized Request prior to the Allocation Option Maturity Date to change allocation instructions or to make a withdrawal, your Contract Value in the maturing Allocation Option will rebalance based on your most recent allocation instructions and start a new six-year Allocation Option Period.

Withdrawals on the Allocation Option Maturity Date other than GLWB Payments are considered Excess Withdrawals and may impact your GLWB Benefit Base, GLWB Payment, and Death Benefit.

Rebalancing / Reallocation. We will automatically rebalance your Contract Value between Allocation Options to return your Contract Values to the Allocation Levels on file with us on each Contract Anniversary. Any new allocation change request will supersede any prior allocation instructions. You can also reallocate on each Contract Anniversary and on the Allocation Option Maturity Date by submitting new allocation instructions by Authorized Request.

Withdrawal Options. All withdrawals other than GLWB Payments are Excess Withdrawals that reduce the Death Benefit, GLWB Benefit Base, and GLWB Payment, perhaps significantly, and could terminate the Contract. This Contract may not be suitable for you if you intend to take partial withdrawals. However, the Contract offers the following liquidity features during the Accumulation Period.

●	Annual Free Withdrawal Amount – Each Contract Year, you may withdraw up to 10% of your Contract Value determined as of the beginning of the Contract Year without incurring a Surrender Charge or Market Value Adjustment. Any unused Annual Free Withdrawal Amount will not carry over to any subsequent Contract Year.

●	Partial withdrawal option – You may make partial withdrawals during the Accumulation Period by Authorized Request. Partial withdrawals will be processed Pro Rata from your Contract Value in all Allocation Options. Any applicable Surrender Charge and Market Value Adjustment will affect the amount available for a partial withdrawal. A partial withdrawal other than a GLWB Payment is considered an Excess Withdrawal and may reduce your Death Benefit, GLWB Benefit Base, and GLWB Payment by more than the amount of the partial withdrawal. If a partial withdrawal other than a GLWB Payment would cause the Surrender Value to be less than $2,000, we will treat your request as a full surrender. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lower amount to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one Business Day after receiving your request, we will process the full surrender.

●	Full surrender option – You may surrender your Contract during the Accumulation Period by Authorized Request. Upon full surrender, a Surrender Charge and Market Value Adjustment may apply.

●	GLWB Payments – GLWB Payments are considered withdrawals. The full GLWB Payment must be taken each year, but is not subject to a Surrender Charge or Market Value Adjustment. Each GLWB Payment will reduce the Death Benefit, Surrender Value, Contract Value, and the Annual Free Withdrawal Amount by the amount of the GLWB Payment.

Withdrawals and surrenders are subject to income taxes, and if taken before the owner is age 59½, tax penalties may apply. See “Federal Income Tax Matters” on page 49 and “Access to Your Money” on page 32 for more details.

Surrender Charge. The Surrender Charge Period begins on the Contract Issue Date and continues for a period of six years. The maximum Surrender Charge is 9% of Contract Value withdrawn (See “Fees and Expenses” on page 14).

Market Value Adjustment. The Market Value Adjustment applies to withdrawals and upon full surrender of Contract Value and is calculated separately for each Allocation Option. The Market Value Adjustment can increase or decrease your amount withdrawn or the Surrender Value, depending on how economic indicators have changed since your Allocation Option Start Date. See “Market Value Adjustment” for more details. You may lose a portion of your principal and previously credited interest due to the Market Value Adjustment. The Market Value Adjustment is not assessed upon the following:

●	Surrenders or withdrawals under the Nursing Home or Hospital waiver or Terminal Illness waiver;

●	Required Minimum Distributions that are withdrawn under an automatic withdrawal program provided by the Company;

●	The Annual Free Withdrawal Amount;

●	Withdrawals on an Allocation Option Maturity Date;

●	Death Benefit proceeds;

●	GLWB Payments;

●	Contract Value applied to an Income Payout Option;

●	Transfers and allocation changes as part of automatic rebalancing; and

●	Withdrawals under the Bailout Provision.

Bailout Provision. We will set a single Bailout Rate for all Risk Control Accounts under the Secure Account option and a single Bailout Rate for all Risk Control Accounts under the Growth Account option. The Bailout Rate for Risk Control Accounts under the Secure Account option will range from 1.5% to 10% while the Bailout Rate for Risk Control Accounts under the Growth Account option will range from 2.0% to 25%. The Bailout Rates will be prominently displayed on your Contract Data Page and will not change during the life of your Contract.

If the Index Rate Cap for a Risk Control Account is set below the Bailout Rate for that Risk Control Account, you may withdraw the Risk Control Account Value from that Risk Control Account during the 30-day period following the Contract Anniversary by Authorized Request. A Market Value Adjustment and Surrender Charge will not apply to such withdrawal. A withdrawal under the Bailout Provision will reduce the Death Benefit, perhaps by more than the amount of withdrawal, will be subject to federal income tax, and may be subject to a 10% penalty tax. Your Authorized Request to withdraw Risk Account Control Account Value must be received in Good Order during this 30-day period. If the request is not received during this 30-day period or the request is not in Good Order, no withdrawal will occur. The initial Index Rate Cap for a Risk Control Account will not be set below the Bailout Rate at the time a Contract is issued, If the Bailout Rate equals the Index Rate Cap for your Risk Control Account, you will not be eligible to withdraw your Risk Control Account Value under the Bailout Provision. For example, if the Bailout Rate for the Secure Account is set at 1.50% and the Index Rate Cap for the Secure Account is set at 1.50%, you would not be eligible to withdraw under the Bailout Provision.

If at any time, the Index Rate Cap for your Risk Control Account is less than the Bailout Rate specified on your Contract Data Page, we may, at our discretion, restrict allocations into that Risk Control Account. Allocation instructions that include allocations to a Risk Control Account that is not available will be considered not in Good Order and new instructions will be required. See “Access to Your Money – Bailout Provision” for more details.

Income Options. You have several income options to choose from during the Payout Period.

Death Benefit. The Death Benefit during the Accumulation Period is equal to the greater of Contract Value or the Purchase Payment adjusted for withdrawals as of the date the Death Benefit is payable. We do not apply a Surrender Charge or Market Value Adjustment in determining the Death Benefit payable.

Right to Examine. You may cancel your Contract and receive either your Purchase Payment or your Contract Value depending upon applicable state law (See Right to Examine on page 19).

Contract Charges

An investment in the Contract involves certain fees and expenses, including the Contract Fee, Surrender Charges, and the GLWB Rider Fee. The Contract Fee is equal to 0.75% of the Accumulation Credit Factor for the Risk Control Account at the start of a Contract Year. The Contract Fee does not apply to the Declared Rate Account Allocation Option. The GLWB Rider Fee is equal to 0.75% of the average daily GLWB Benefit Base for the prior Contract Year. The GLWB Rider Fee is deducted Pro Rata from the Contract Value of each Allocation Option on the Contract Anniversary. For a full description of all such fees and expenses, please see the section of this Prospectus entitled “Fees and Expenses”.

Guaranteed Lifetime Withdrawal Benefit

The Guaranteed Lifetime Withdrawal Benefit is automatically included with your Contract and provides GLWB Payments for the lifetime of the Covered Person(s), subject to certain conditions. The Covered Person(s) can be based on the single life or joint life option you select on the Contract Issue Date. A Covered Person(s) may be you, your Spouse, or the Annuitant, depending upon who owns the Contract. See the “Getting Started – The Accumulation Period” section for more details. There are restrictions on who can become a Covered Person. Also, joint life GLWB Payments are not available for non-natural owners. Please refer to the “Getting Started – The Accumulation Period” section in this Prospectus for more information regarding these restrictions.

All withdrawals other than GLWB Payments are Excess Withdrawals that reduce the Death Benefit, GLWB Benefit Base, and GLWB Payment, perhaps significantly, and could terminate the Contract.

GLWB Payments begin on a Contract Anniversary. Once GLWB Payments begin, the full payment amount of the GLWB Payment must be taken each year. The GLWB Payment is calculated on the GLWB Payment Start Date. The GLWB Payments are guaranteed regardless of investment performance and will continue even if Contract Value is reduced to zero. Withdrawals taken before the GLWB Payment Start Date, including RMDs and withdrawals taken after the GLWB Payment Start Date that exceed the GLWB Payment amount, will reduce the GLWB Benefit Base and the GLWB Payment, perhaps significantly, and could terminate the Contract. GLWB Payments continue during the life of the Covered Person(s) unless the Guaranteed Lifetime Withdrawal Benefit Rider is terminated. Please see the “Guaranteed Lifetime Withdrawal Benefit” section of this Prospectus for information on when the Guaranteed Lifetime Withdrawal Benefit terminates. We assess a fee for the Guaranteed Lifetime Withdrawal Benefit as discussed in the “Fees and Expenses” section of the Prospectus. The Death Benefit is still payable after GLWB Payments begin but will be reduced by the GLWB Payments.

The annual GLWB Payment is equal to the GLWB Percentage multiplied by the GLWB Benefit Base. The GLWB Percentage is determined on the GLWB Payment Start Date and is equal to the Base Withdrawal Percentage plus the Annual Increase Percentage multiplied by the number of completed Contract Years from the Contract Issue Date until the GLWB Payment Start Date for a maximum of 10 years.

The Base Withdrawal Percentage and Annual Increase Percentage are determined based on your election of either single life or joint life option rates using the Age of the younger Covered Person(s) on the Contract Issue Date. The Base Withdrawal Percentage and Annual Increase Percentage are stated in the GLWB Supplement which accompanies this Prospectus. GLWB Payments may begin as late as the anticipated Payout Date shown on your Contract Data Page. GLWB Payments are subject to federal income tax and could be subject to a penalty tax if elected prior to age 59½.

The GLWB Benefit Base is initially equal to the Purchase Payment but will be reset each Contract Anniversary or on any day an Excess Withdrawal is taken. On each Contract Anniversary, unless the Guaranteed Lifetime Withdrawal Benefit Rider is terminated, if the current Contract Value is greater than the current GLWB Benefit Base, the GLWB Benefit Base will be reset to equal the current Contract Value. The GLWB Benefit Base will be reduced by Excess Withdrawals.

Once established, the GLWB Benefit Base and GLWB Payment can only decrease if you take an Excess Withdrawal. If an Excess Withdrawal causes the Surrender Value to be less than $2,000, your Contract will terminate and GLWB Payments will cease. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lesser withdrawal to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one Business Day after receiving your request, we will process the full surrender.

Risk Factors

Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Index Rate of Return Risk. If you are invested in a Risk Control Account and the relevant Index declines, it may or may not reduce your Risk Control Account Value. This depends on the Risk Control Account to which you allocated your Contact Value. Nevertheless, you always assume the investment risk that no index interest will be credited and therefore the Index Rate of Return will not increase your

Accumulation Credit Factor (and, ultimately, your Risk Control Account Value). You also bear the risk that sustained declines in the relevant Index may cause the Index Rate of Return to not increase your Accumulation Credit Factor (and, ultimately, your Risk Control Account Value) for a prolonged period. If your Risk Control Account Value is allocated to the Growth Account, you also assume the risk of a negative Index Rate of Return (crediting negative index interest), which means your Accumulation Credit Factor and, ultimately, the Risk Control Account Value allocated to the Growth Account, will decline. In addition, you assume the risk that the Index Rate Cap can be reduced to as little as 1.0%.

Please note that in an increasing interest rate environment, the Market Value Adjustment could reduce the amount received to less than the protection provided by the Index Rate Floor. Ownership of a Contract does not provide ownership rights of the securities that are constituents of the Index.

Liquidity Risk. We designed your Contract to be a long-term investment that you may use to help save for retirement and provide lifetime income. Your Contract is not designed to be a short-term investment. While you are permitted to take partial withdrawals from the Contract or fully surrender the Contract during the Accumulation Period by Authorized Request, such withdrawals may be subject to a Surrender Charge and Market Value Adjustment and may impact your Guaranteed Lifetime Withdrawal Benefit and Death Benefit. We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.

Loss of Principal Risk. Investment in the Risk Control Growth Account could result in a loss of principal and previously credited interest. Although investment losses in the Growth Account are subject to an Index Rate Floor of -10%, losses of as much as -10% in one year and possibly greater than -10% over multiple years could result in a loss of previously credited interest and a loss of principal. Withdrawals and surrenders could also result in a loss of previously credited interest or principal even if performance has been positive because of Surrender Charges and the Market Value Adjustment. The Contract Fee and GLWB Rider Fee could also result in a loss of previously credited interest or principal.

Market Risk. The historical performance of an Index relating to a Risk Control Account should not be taken as an indication of the future performance of the Index. The performance of an Index will be influenced by complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally, and by various circumstances that can influence the performance of securities in a particular market segment.

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. As of the date of this prospectus, the COVID-19 pandemic has led to significant volatility and negative returns in the financial markets. These market conditions have impacted the performance of the indexes to which the investment options are linked. If these market conditions continue, and depending on your individual circumstances (e.g., your selected investment options and the timing of any purchase, transfer, or withdrawal), you may experience (perhaps significant) negative returns under the contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a financial professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the contract, such as purchasing the contract or making transfers or withdrawals, based on your individual circumstances.

Guaranteed Lifetime Withdrawal Benefit Feature Risk. The Contract is designed for persons who seek to make annual lifetime withdrawals. A person should not purchase the Contract seeking a short-term investment or in maximizing long-term accumulation. Purchasers should consult with a financial representative to determine if the GLWB is suitable for them based upon their financial needs and risk tolerance.

You should carefully consider when to begin taking GLWB Payments. If GLWB Payments are elected earlier, GLWB Payments will be lower and the Contract will have less time to accumulate value. However, earlier GLWB Payments could result in receiving payments for a longer period of time. If GLWB Payments are delayed, the Contract will have more time to accumulate value which could result in higher payments and might result in a higher Death Benefit. The Contract may not be suitable if you intend to take withdrawals or RMDs before the GLWB Payment Start Date. Excess Withdrawals could significantly reduce the Death Benefit, GLWB Benefit Base and GLWB Payments. Excess Withdrawals could also terminate the Contract and would include any applicable Surrender Charge and Market Value Adjustment. GLWB Payments will reduce the Death Benefit, Surrender Value, Contract Value and the Annual Free Withdrawal Amount by the amount of the GLWB Payment.

The GLWB Payment is taken out of the Owner’s Contract Value unless the Contract Value is reduced to zero. The probability of the Owner outliving their Contract Value and receiving the GLWB Payment from the Company’s general account may be minimal. The GLWB Payments are subject to federal income tax and may be subject to a penalty tax if elected prior to age 59½. Any amounts paid by the Company in excess of the Contract Value are subject to the Company’s financial strength and claims paying ability.

The GLWB Rider Fee will be assessed whether or not the Owner receives GLWB Payments.

Risk That We May Eliminate or Substitute an Index - There is no guarantee that the Index will be available during the entire time you own your Contract. We may replace currently available Indices if they are discontinued or there is a material change in the calculation of the Index. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the credited index interest you earn and affect how you want to allocate Contract Value between available Risk Control Accounts. We will not substitute the Index until the new Index has been approved by the insurance department in your state. A change in the Index will not change the Index Rate Cap or Index Rate Floor for your Contract at the time of the change. If we substitute the Index and you do not wish to allocate your Contract Value to the Risk Control Accounts available under the Contract, you may surrender your Contract, but you may be subject to a Surrender Charge and an MVA, which may result in a loss of principal and credited index interest. A surrender of the Contract may also be subject to taxes and tax penalties.

If an Index is substituted in the middle of a Contract Year, we will calculate index interest up to the date the first Index terminates. Index interest will then be calculated from the date the new Index is used until the Contract Anniversary and the two index interest amounts will be added together to determine the credited index interest for the Contract Year.

We will notify you in your annual report of any addition of an index or substitution or removal of the Index or otherwise in writing where it is necessary to provide advance written notification of the change prior to your Contract Anniversary. See “Addition or Substitution of an Index” for more details.

Risk Control Account Allocation Restriction. At any time, the Index Rate Cap for your Risk Control Account is less than the Bailout Rate specified on your Contract Data Page, we may, at our discretion, restrict allocations into that Risk Control Account. See “Access to Your Money – Bailout Provision” for more details.

Creditor and Solvency Risk. Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this Prospectus. Additionally, information concerning our business and operations is set forth in the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The economic impacts of the COVID-19 pandemic have and may continue to negatively affect our results of operations as a result of, e.g., decreases in new sales, increases in expenses and liabilities, and losses on investments held in our general account. As of the date of this prospectus, we do not believe that the economic impacts of the COVID-19 pandemic have materially impacted our financial strength and claims-paying ability, and we continue to be subject to significant state solvency regulations that require us to reserve amounts to pay our contractual guarantees. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risks Related to Our Industry,” and “Financial Statements” for additional financial information about the company and the state solvency regulations to which we are subject. You should understand, however, that the duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets, the global economy, and our financial strength and claims-paying ability, cannot be predicted with certainty.

We are also exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, floods, earthquakes, epidemics, pandemics, malicious acts, and terrorist acts, which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as the coronavirus COVID-19), could affect the ability, or willingness, of our workforce and employees of service providers and third party administrators to perform their job responsibilities. Even if our workforce and employees of our service providers and third-party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing Contracts and processing of other Contract-related transactions, including orders from Owners. Catastrophic events may negatively affect the computer and other systems on which we rely and may interfere with our ability to receive, pickup and process mail, our processing of Contract-related transactions, impact our ability to calculate Contract Value, or have other possible negative impacts. These events may also impact the issuers of securities in which the Funds invest, which may cause the Funds underlying your Contract to lose value. There can be no assurance that we, the Funds or our service providers will avoid losses affecting your Contract due to a natural disaster or catastrophe.

Other Important Information You Should Know

No Ownership Rights – You have no ownership rights in the underlying stocks comprising the reference Indexes. Purchasing the Contract is not equivalent to investing in the underlying stocks comprising the Indexes. As the Owner of the Contract, you will not have any ownership interest or rights in the underlying stocks comprising the Indexes, such as voting rights, dividend payments, or other distributions. The Index does not reflect dividends paid on the stocks comprising the Index, and, therefore, the calculation of the performance of the Index under the Contract does not reflect the full investment performance of the underlying securities.

No Affiliation with Index or Underlying Stocks – We are not affiliated with the sponsors of the Indexes or the underlying stocks comprising the Indexes. Consequently, the Indexes and the issuers of the underlying stocks comprising the Indexes have no involvement with the Contract.

Possible Tax Law Changes – There always is the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could diminish the favorable tax treatment that Owners receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

FEES AND EXPENSES

The following information describes the fees and expenses you will pay when buying, owning, and surrendering the Contract.

Surrender Charge(1) (as a percentage of Contract Value withdrawn)

Contract Year	Surrender Charge Percentage
1	9%
2	9%
3	8%
4	7%
5	6%
6	5%
7+	0%

Contract Annual Expenses

Contract Fee (assessed as a percentage of the Accumulation Credit Factor for the Risk Control Account at the start of a Contract Year)(2)............0.75%

GLWB Rider Fee (assessed as a percentage of the GLWB Benefit Base)(3).........................1.00%

Other Expenses

Premium Tax(4) (as a percentage of the Purchase Payment)........................................................N/A

(1) We deduct a Surrender Charge from each withdrawal and surrender during the Surrender Charge Period that exceeds the Annual Free Withdrawal Amount. We do not assess a Surrender Charge on withdrawals and surrenders made under the Nursing Home or Hospital Waiver or Terminal Illness Waiver.

(2) We assess the Contract Fee against Contract Value held in the Risk Control Accounts. The Contract Fee assessed against Contract Value held in the Risk Control Accounts is equal on an annual basis to the annual Contract Fee percentage multiplied by the Accumulation Credit Factor for each Risk Control Account at the start of the Contract Year. The Contract Fee reduces the Accumulation Credit Factor for each Risk Control Account in which you are invested, thereby reducing the amount of interest credited, if any, to Contract Value in the Risk Control Accounts. We do not assess a Contract Fee against Contract Value held in the Declared Rate Account.

(3) The GLWB Rider Fee is equal on an annual basis to the GLWB Rider Fee percentage multiplied by the average daily value of the GLWB Benefit Base for the prior Contract Year. The GLWB Rider Fee will be deducted Pro Rata from the Contract Value in all Allocation Options on the Contract Anniversary. We will not assess the GLWB Rider Fee if the Guaranteed Lifetime Withdrawal Benefit terminates.

(4) Premium tax is not currently deducted, but we reserve the right to in the future. State premium taxes currently range from 0% to 3.5% of the Purchase Payment.

Surrender Charge

We deduct a Surrender Charge from each withdrawal or surrender during the Surrender Charge Period that exceeds the Annual Free Withdrawal Amount. The Surrender Charge schedule is expressed as a percentage of the Contract Value withdrawn or surrendered as shown in the Surrender Charge table. The Surrender Charge is assessed before calculation of the Market Value Adjustment.

The Surrender Charge, if any, is calculated using the following formula:

Surrender Charge amount = W x SC%, where

W = amount of withdrawal that is in excess of the Annual Free Withdrawal Amount remaining for that Contract Year

SC% = applicable Surrender Charge percentage based on the Contract Year in which the withdrawal occurs.

For an example of how we calculate the Surrender Charge, see Appendix A to this Prospectus.

We will not assess the Surrender Charge on:

●	Withdrawals under the Nursing Home or Hospital waiver or Terminal Illness waiver;

●	Required Minimum Distributions that are withdrawn under the automatic withdrawal program provided by the Company;

●	Your Annual Free Withdrawal Amount;

●	Death Benefit proceeds;

●	Amounts withdrawn after the Surrender Charge Period;

●	Contract Value applied to an Income Payout Option;

●	GLWB Payments;

●	Withdrawals taken under the Bailout Provision;

Surrender Charges offset promotion, distribution expenses, and investment risks born by the Company. To the extent Surrender Charges are insufficient to cover these risks and expenses, the Company will pay for the costs that it incurs out of the Contract Fees it collects and from its General Account.

For information on the Annual Free Withdrawal Amount and Surrender Charge waivers, see “Access to Your Money.”

Other Information

We assume investment risks and costs in providing the guarantees under the Contract. These investment risks include the risks we assume in providing the Index Rate Floors for the Risk Control Accounts, the Interest Rate for the Declared Rate Account, the surrender rights available under the Contract, the Guaranteed Lifetime Withdrawal Benefit, the Death Benefit and the income payments. We must provide the rates and benefits set forth in your Contract regardless of how our General Account investments that support the guarantees we provide perform. To help manage our investment risks, we engage in certain risk management techniques. There are costs associated with those risk management techniques. You do not directly pay the costs associated with our risk management techniques. However, we take those costs into account when we set rates and guarantees under your Contract.

GETTING STARTED – THE ACCUMULATION PERIOD

The Prospectus describes all material rights, benefits and obligations under the Contract. All material state variations in the Contract are described in Appendix B to this Prospectus and in your Contract. Please review Appendix B for any variations from standard Contract provisions that may apply to your Contract based on the state in which your Contract was issued. Your financial professional can provide you with more information about those state variations.

Purchasing a Contract

We offer the Contract to individuals, certain retirement plans, and other entities. To purchase a Contract, you and the Annuitant must be at least Age 21 and no older than Age 85.

We sell the Contract through financial professionals who are also agents of the Company. To start the purchase process, you must submit an application to your financial professional. The Purchase Payment must either be paid at the Company’s Administrative Office or delivered to your financial professional. Your financial professional will then forward your completed application and Purchase Payment (if applicable) to us. After we receive a completed application, Purchase Payment, and all other information necessary to process a purchase order in Good Order, we will begin the process of issuing the Contract on the next Contract Issue Date available. The selling firm’s determination of whether the Contract is suitable for you may delay our receipt of your application. Any such delays will affect when we issue your Contract. If the application for a Contract is properly completed and is accompanied by all the information necessary to process it, including payment of the Purchase Payment, the Purchase Payment will be allocated to the Allocation Options you choose on the next available Contract Issue Date.

IMPORTANT: You may use the Contract with certain tax qualified retirement plans (“IRA”). The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified retirement plan. Accordingly, if you are purchasing this Contract through a qualified retirement plan, you should consider purchasing the Contract for its other features and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.

If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Purchase Payment. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block an Owner’s Contract and thereby refuse to honor any request for transfers, partial withdrawals, surrender, GLWB Payments, income payments, and Death Benefit payments, until instructions are received from the appropriate government regulator.

Tax-Free “Section 1035” Exchanges

You can generally exchange one annuity contract for another in a “tax-free exchange” under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the one described in this Prospectus, you might have to pay a Surrender Charge or negative Market Value Adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible penalty tax, on your old contract. There will be a new Surrender Charge Period for this Contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts that the exchange is in your best interest. In general, the person selling you this Contract will earn a commission from us.

Owner

The Owner is the person(s) (or entity) who own(s) the Contract and, in the case of a natural person(s), whose death determines whether the Death Benefit is payable. While the Owner is living, the Owner is also the person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is also living. If there are multiple Owners, each Owner will have equal ownership of the Contract and all references to Owner will mean Joint Owners. Joint Owners are only allowed if the Owner and Joint Owner are Spouses. Additionally, Joint Owners are only allowed for non-qualified annuities.

The Owner names the Annuitant or Joint Annuitants. If the Owner is not a natural person, a Joint Owner and Joint Annuitant cannot be named. All rights under the Contract may be exercised by the Owner, subject to the rights of any other Owner. Assignment of the Contract by the Owner is not permitted unless the state in which the Contract is issued requires us to provide the Owner the right to assign the Contract, as identified in Appendix B to this Prospectus. In that case, the Owner must provide us with advance Written Notice of the assignment and the assignment is subject to our approval, unless those requirements are inconsistent with the law of the state in which the Contract is issued.

The Owner may request to change the Owner at any time before the Payout Date. If a Joint Owner is changed (or is named), the Joint Owner must be the Owner’s Spouse. If an Owner is added or changed, the amount that will be paid upon the death of the new Owner will be impacted as described in the “Death Benefit” section in this Prospectus. The Guaranteed Lifetime Withdrawal Benefit may also be impacted as described in the “Guaranteed Lifetime Withdrawal Benefit” section in this Prospectus. Any change of Owner must be made by Authorized Request and is subject to our acceptance. We reserve the right to refuse such change on a non-discriminatory basis. Unless otherwise specified by the Owner, such change, if accepted by us, will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request.

If an Owner who is a natural person dies during the Accumulation Period, your Beneficiary is entitled to a Death Benefit. If you have a Joint Owner, the Death Benefit will be available when the first Joint Owner dies. If there is a surviving Owner and he or she is the Spouse of the deceased, the surviving Spouse will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary.

Divorce

In the event of divorce, the former Spouse must provide a copy of the divorce decree (or a qualified domestic relations order if it is a qualified plan) to us. The terms of the decree/order must identify the Contract and specify how the Contract Value should be allocated among the former Spouses.

Annuitant

The Annuitant is the natural person(s) whose life (or lives) determines the income payment amount payable under the Contract. If the Owner is a natural person, the Owner may change the Annuitant at any time provided it is at least 30 days before the Payout Date by Authorized Request. Unless otherwise specified by the Owner, such change will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request. If you change the Annuitant, the Payout Date will not change. If the Owner is not a natural person, the Annuitant cannot be changed. The Annuitant does not have any rights under the Contract.

Covered Person

The Covered Person(s) is the natural person(s) whose Age and lifetime we base GLWB Payments on for the Guaranteed Lifetime Withdrawal Benefit. The Covered Person(s) must be selected on the Contract Issue Date.

If there is a sole Owner of the Contract:

●	The Owner can be a Covered Person.

●	If the Owner and the sole primary Beneficiary are Spouses, the sole primary Beneficiary can also be a Covered Person.

●	If you select single life GLWB Payments, the Owner must be designated as the Covered Person.

If there are Joint Owners:

●	Both Owners can be Covered Persons.

●	The Owners must be Spouses.

●	If you select single life GLWB Payments, either Owner can be designated as the Covered Person.

If the Owner is not a natural person:

●	The Annuitant must be designated as the Covered Person.

●	A joint Annuitant is not permissible.

●	Joint GLWB Payments cannot be selected.

If one Covered Person is selected, you have elected single life option rates. If two Covered Persons are selected, you have elected joint life option rates. After the Contract Issue Date, you cannot request to add, remove or replace a Covered Person, even if you add or change an Owner, Annuitant, or Beneficiary except as described in this Prospectus.

If a Covered Person is no longer an Owner, Joint Owner, Annuitant, or Beneficiary as required, we will remove that person from the Guaranteed Lifetime Withdrawal Benefit and they will no longer be a Covered Person. Once we remove a Covered Person from the Guaranteed Lifetime Withdrawal Benefit, the Covered Person cannot be reinstated.

If at any time joint Covered Persons are no longer Spouses, you must send us notice of the divorce by Authorized Request. Upon receipt of such notice, we will remove one former Spouse from the Contract as a Covered Person as indicated by the divorce or settlement decree, as applicable.

If a Covered Person is removed and one Covered Person still remains, the following will occur:

●	If the Covered Person was removed before the GLWB Payment Start Date, joint GLWB Payments will not be available and single life option rates will be used.

●	If the Owner is a natural person and joint GLWB Payments have already started, we will continue to pay joint GLWB Payments to the Owner as long as the remaining Covered Person is living.

If a Covered Person is removed and there is no other Covered Person remaining, the Guaranteed Lifetime Withdrawal Benefit will terminate and GLWB Payments will cease.

Beneficiary

The Beneficiary is the person(s) (or entity) named by you to receive the proceeds payable upon your death. If there are Joint Owners and an Owner dies before the Payout Date, the surviving Spouse Owner will be treated as the sole primary Beneficiary and any other designated Beneficiary will be treated as a contingent Beneficiary. Prior to the Payout Date, if no Beneficiary survives the Owner, the proceeds will be paid to the Owner’s estate. If there is more than one Beneficiary, each Beneficiary will receive an equal share of the Death Benefit, unless otherwise specified by the Owner. If there are Joint Owners and we are unable to determine that one of the Joint Owners predeceased the other, we will treat the Joint Owners as having died simultaneously. In that case, one-half of the Death Benefit will be payable to each Joint Owner’s estate.

You may change the Beneficiary by an Authorized Request sent to us, or you may name one or more Beneficiaries. A change of Beneficiary will take effect on the date the Authorized Request was signed. If there are Joint Owners, each Owner must sign the Authorized Request. In addition, any Irrevocable Beneficiary or assignee must sign the Authorized Request. We are not liable for any payment we make or action we take before we receive the Authorized Request.

Use care when naming Beneficiaries. If you have any questions concerning the criteria you should use when choosing Beneficiaries, consult your financial professional.

Right to Examine

You may cancel your Contract and return it to your financial professional or to us within a certain number of days after you receive the Contract and receive a refund of either the Purchase Payment you paid less withdrawals or your Contract Value, depending on the state in which your Contract was issued. If the Contract Value exceeds your Purchase Payment you will receive the Contract Value regardless of where the Contract was issued. If the Purchase Payment exceeds the Contract Value, the refund will be your Contract Value unless the state in which the Contract was issued requires that the Purchase Payment less withdrawals be returned. If your Contract is an IRA, we will refund the greater of your Purchase Payment less withdrawals or your Contract Value. Generally, you must return your Contract within 10 days of receipt (30 days if it is a replacement contract), but some states may permit a different period for you to return your Contract. Refunds will not be subject to a Surrender Charge or Market Value Adjustment and will be paid within seven days following the date of cancellation. State variations are described in Appendix B to this Prospectus. If you cancel your Contract by exercising your Right to Examine and attempt to purchase a substantially similar Contract the Company may refuse to issue the second Contract.

ALLOCATING YOUR PURCHASE PAYMENT

Purchase Payment

If the application for a Contract is in Good Order, which includes our receipt of the Purchase Payment, we will issue the Contract on the next available Contract Issue Date. Contract Issue Dates offered by the Company are currently the 10th and 25th of each month unless those days fall on a non-Business Day. In that case, we issue the Contract on the next Business Day with an effective Contract Issue Date of the 10th or 25th. Please note that during the time period between the date your Purchase Payment is delivered to us and the next available Contract Issue Date, we will hold your Purchase Payment in our General Account and not pay interest on it. Thus, during that time period, your Purchase Payment will not be allocated to either the Risk Control Account or the Declared Rate Account.

The minimum initial Purchase Payment for a Non-Qualified or Qualified Contract is $10,000. The Company does not allow additional Purchase Payments after the initial Purchase Payment. A Purchase Payment that equals or exceeds $1 million requires our prior approval. Multiple Contracts owned by the same individual where the sum of the Purchase Payments equals or exceeds $1 million also require our prior approval.

Purchase Payment and Allocation

There are two Allocation Levels available under the Contract, among which you may allocate your Purchase Payment and Contract Value: Level A (Allocation Option Level), and Level R (Risk Control Account Level).

●	At Level A, the allocation is split between the available Allocation Options which include the Declared Rate Account and Risk Control Accounts that use one of the following reference Indices, the S&P 500 Index, the Russell 2000 Index, and the MSCI EAFE Index;

●	At Level R, the allocation only applies to Risk Control Accounts, and the allocation is split among Secure and Growth Risk Control Accounts with the same reference Index.

You must specify the percentage of your Purchase Payment to be allocated to each Allocation Level on the Contract Issue Date. The amount you direct to an Allocation Level must be in whole percentages from 0% to 100% of the Purchase Payment and your total allocation must equal 100% at each Allocation Level.

The Purchase Payment will be allocated on the Contract Issue Date to the Allocation Options (according to the allocation instructions on file with us for Level A and Level R).

Transactions that are scheduled to occur on a day that the Accumulation Credit Factor for a Risk Control Account is not available will be processed on the next Business Day at the Accumulation Credit Factor for the Risk Control Account next determined.

Reallocating Your Contract Value - Automatic Rebalancing

During the Accumulation Period, we will automatically rebalance your Contract Value between Level A (Allocation Option Level) and Level R (Risk Control Account Level) based on your most recent allocation instructions that we have on file on each Contract Anniversary. Allocation instructions can be updated at any time and will be effective on the next Contract Anniversary if received at least one Business Day prior to the Contract Anniversary. You may reallocate your Contract Value among Allocation Options on each Contract Anniversary and on the Allocation Option Maturity Date by submitting new Allocation Instructions by Authorized Request. We will reallocate Contract Value as part of Automatic Rebalancing. Allocations can be made to any available Allocation Option and will only start a new six year term on the Allocation Option Maturity Date. Any new allocation change request will supersede any prior allocation change requests made. Owners cannot discontinue the automatic rebalancing of Contract Value on Contract Anniversaries.

For example, assume Level A allocations are 80% to Risk Control Accounts that use the S&P 500 Index as a reference Index and 20% to the Declared Rate Account. Assume Level R allocations for the S&P 500 Index are 40% to the Secure Account and 60% to the Growth Account. If on the Contract Anniversary the total Contract Value is $100,000, then after rebalancing, $80,000 will be allocated to Risk Control Accounts that use the S&P 500 Index (80% x $100,000) and $20,000 will be allocated to the Declared Rate Account (20% x $100,000). Then, within Risk Control Accounts that use the S&P 500 Index, $32,000 will be allocated to the Secure Account (40% x $80,000) and $48,000 will be allocated to the Growth Account (60% x $80,000).

Your Authorized Request to change your allocation instructions must be received at least one Business Day prior to the Contract Anniversary to take effect as of that date. If we do not receive such request at least one Business Day prior to the Contract Anniversary, your change in allocation instructions will not be effective until the next Contract Anniversary. The Market Value Adjustment and Surrender Charge do not apply to reallocations and Automatic Rebalancing.

Please note that at any time the Index Rate Cap for your Risk Control Account is less than the rate specified in the Bailout Provision (as shown on the Contract Data Page), we may, at our discretion, restrict allocations into that Risk Control Account under the automatic rebalancing program. See “Access to Your Money – Bailout Provision” for more details.

Allocation Option Maturity Date

On the Allocation Option Maturity Date for an Allocation Option, you may reallocate your Contract Value in that Allocation Option among the Allocation Options currently available by submitting new allocation instructions by Authorized Request.  Your Authorized Request to change your allocation instructions must be received at least one Business Day prior to the Allocation Option Maturity Date to take effect as of that date. No surrender charge or Market Value Adjustment will apply.  You may also make a withdrawal from the Allocation Option on the Allocation Option Maturity Date without a Market Value Adjustment or Surrender Charge, but the withdrawal would be an Excess Withdrawal that could significantly reduce the Death Benefit, GLWB Benefit Base, and GLWB Payment.  Withdrawals also may be subject to federal income tax and a 10% penalty tax.  If we do not receive an Authorized Request prior to the Allocation Option Maturity Date to change allocation instructions or to make a withdrawal, your Contract Value in the maturing Allocation Options will rebalance based on your most recent allocation instructions and start a new six-year Allocation Option Period.

If the Payout Date occurs prior to an Allocation Option’s Allocation Option Maturity Date, we will begin income payments under the Contract as of the Payout Date.  Index interest will be calculated up to the Payout Date.  See “Income Payout Options” in this Prospectus for more details.”

CONTRACT VALUE

On the Contract Issue Date, your Contract Value equals the Purchase Payment. After the Contract Issue Date, during the Accumulation Period, your Contract Value will equal the total Risk Control Account Value plus the total Declared Rate Account Value.

DECLARED RATE ACCOUNT OPTION

The Declared Rate Separate Account is a non-registered Separate Account in which we hold reserves for our guarantees attributable to annuity contracts that offer declared rate accounts. The assets in the Declared Rate Separate Account are equal to the reserves and other liabilities of the contracts supported by the Declared Rate Separate Account and are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Declared Rate Separate Account that are in excess of such reserves and other Contract liabilities. Our General Account assets are also available to meet the guarantees under the Contract, including the Declared Rate Separate Account, as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate all or a portion of your Purchase Payment and Contract Value to the Declared Rate Account. Contract Value allocated to the Declared Rate Account becomes part of the Declared Rate Account Value and is credited with interest at the end of each business day. The applicable daily interest credited, when compounded, equals the Interest Rate. The Interest Rate is available two weeks in advance of the Allocation Option Start Date and will not change for the duration of the Allocation Option Period. We may declare a new Interest Rate for the Allocation Option Start Date for each subsequent Allocation Option Period of six years. We will notify you of such change prior to the Allocation Option Start Date. The Interest Rate declared will never be less than the Minimum Interest Rate. The Minimum Interest Rate will not change during the life of the Contract. The guaranteed Minimum Interest Rate is shown on your Contract Data Page.

We do not assess a Contract Fee against Contract Value held in the Declared Rate Account. The GLWB Rider Fee and any other fees will be assessed Pro Rata.

Declared Rate Account Value

The Contract Value for the Declared Rate Account Allocation Option is equal to:

●	The amount initially allocated to the Declared Rate Account plus the interest subsequently credited to that amount; less

●	Any withdrawals (including any Surrender Charge and negative Market Value Adjustment); less

●	A transfer as part of automatic rebalancing; less

●	The Pro Rata portion of any applicable fees or charges under the Contract; plus

●	Any positive Market Value Adjustment from a withdrawal.

RISK CONTROL ACCOUNT OPTION

The Risk Control Separate Account is a non-registered Separate Account in which we hold reserves for our guarantees attributable to annuity contracts that offer risk control accounts. The assets in the Risk Control Separate Account are equal to the reserves and other liabilities of the contracts supported by the Risk Control Separate Account and are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Risk Control Separate Account that are in excess of such reserves and other Contract liabilities. Our General Account assets are also available to meet the guarantees under the Contract, including the Risk Control Separate Account, as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate all or a portion of your Purchase Payment and Contract Value to the Risk Control Accounts we make available. The portion of the Contract Value allocated to a Risk Control Account becomes part of the Risk Control Account Value and is credited with interest based in part on the investment performance of external indices. Currently, we offer two types of Risk Control Accounts: a Secure Account and a Growth Account. We hold reserves in the Risk Control Separate Account for amounts allocated to the Risk Control Accounts in support of the guarantees associated with the Index Rate Floor and Index Rate Cap. Your Risk Control Account Value reflects, in part, the performance of the reference Index, subject to the applicable Index Rate Cap and Index Rate Floor. When funds are withdrawn from a Risk Control Account prior to the Contract Anniversary for a surrender, partial withdrawal, GLWB Payment, annuitization or payment of the Death Benefit, index interest is calculated up to the date of withdrawal as described below.

The performance of each Index associated with the Risk Control Accounts does not include dividends paid on the stocks comprising the Index, and therefore, the performance of the Index does not reflect the full performance of those underlying securities. The Index Rate of Return is determined on each Contract Anniversary and is measured over the Contract Year. Because index interest is calculated on a single point in time you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Contract Year.

Risk Control Account Value

Your Contract Value allocated to the Risk Control Accounts for any Valuation Period is equal to the sum of your Risk Control Account Value in each Risk Control Account. The Risk Control Account Value for each Risk Control Account is equal to:

●	The number of that Risk Control Account’s Accumulation Credits credited to you; multiplied by

●	The Accumulation Credit Factor for that Risk Control Account at the end of the Valuation Period for which the determination is being made.

Accumulation Credit Factors. The Accumulation Credit Factor for each Risk Control Account is arbitrarily set initially at $10 as of each Allocation Option Start Date. Thereafter, the Accumulation Credit Factor for the Risk Control Account at the end of each Valuation Period is determined by multiplying (a) by (b) and subtracting (c) (i.e., a x b – c), where:

(a)	= The Accumulation Credit Factor for the Risk Control Account at the start of the Contract Year; and

(b)	= The Index Rate of Return (defined below); and

(c)	= The Risk Control Account Daily Contract Fee (defined below) multiplied by the number of days that have passed since the last Contract Anniversary.

The Index Rate of Return for each Risk Control Account on any Business Day is equal to the change in the Index for the current Contract Year, adjusted for the Index Rate Cap or Index Rate Floor. Specifically, it is calculated as (A / B), where:

A	= Adjusted Index Value (defined below) as of the current Business Day; and

B	= The Initial Index Value as of the start of the current Contract Year. If an Allocation Option Start Date or Contract Anniversary does not fall on a Business Day, the Initial Index Value for the next Business Day will be used.

We use the Index Rate of Return to determine the interest we credit, if any, to the Risk Control Account Value.

The “Adjusted Index Value” is the Closing Index Value adjusted for the Index Rate Cap or Index Rate Floor for the current Contract Year. The Adjusted Index Value is calculated each time the Index Rate of

Return is calculated. This can be as frequently as daily and occurs on each Contract Anniversary or on any date when a partial withdrawal, GLWB Payment, surrender, Death Benefit or annuitization is processed. The Closing Index Value is the closing value of an Index as of a Business Day. If the closing value of the Index is not published on that date, we will use the closing value of the Index from the next day on which the closing value of the Index is published. The Adjusted Index Value for each Risk Control Account is calculated as follows:

●	If the Closing Index Value is greater than the Initial Index Value multiplied by (1 + Index Rate Cap), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Rate Cap).

●	If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Index Rate Floor), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Rate Floor).

●	If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Index Rate Cap) but more than the Initial Index Value multiplied by (1 + Index Rate Floor), then the Adjusted Index Value will equal the Closing Index Value.

For example, assume the following:

●	Initial Index Value = 2,000

●	Index Rate Cap = 15%

●	Index Rate Floor = -10%

At the time the Index Rate of Return is calculated, the Adjusted Index Value will be:

●	Scenario 1: Closing Index Value is greater than Initial Index Value multiplied by (1 + Index Rate Cap)

o	Closing Index Value = 2,400

o	2,400 is greater than 2,300 (2,000 x (1 + 0.15)) so the Adjusted Index Value is equal to 2,300.

●	Scenario 2: Closing Index Value is less than Initial Index Value multiplied by (1 + Index Rate Floor)

o	Closing Index Value = 1,700

o	1,700 is less than 1,800 (2,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 1,800.

●	Scenario 3: Closing Index Value is less than Initial Index Value multiplied by (1 + Index Rate Cap) but more than Initial Index Value multiplied by (1 + Index Rate Floor)

o	Closing Index Value = 2,200

o	2,200 is less than 2,300 (2,000 x (1 + 0.15)) and greater than 1,800 (2,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 2,200.

The Adjusted Index Value will never exceed the Initial Index Value multiplied by (1 + Index Rate Cap) and will never be lower than the Initial Index Value multiplied by (1 + Index Rate Floor).

The Risk Control Account Daily Contract Fee is calculated as (a) the Contract Fee divided by (b) the number of days in the Contract Year multiplied by (c) the Accumulation Credit Factor for the Risk Control Account at the start of the Contract Year (i.e. a / b x c).

For example, assume the following:

●	Contract Fee = 0.75%

●	Number of days in the Contract Year = 365

●	Accumulation Credit Factor for the Risk Control Account at the start of the Contract Year = 10.00

Then, the Risk Control Account Daily Contract Fee = 0.75% / 365 x 10.00 = 0.000205479.

Accumulation Credits. In order to establish a Risk Control Account, the Purchase Payment or Contract Value transferred to the Risk Control Accounts is converted into Accumulation Credits. The number of Accumulation Credits credited to each Risk Control Account is determined by dividing the dollar amount directed to each Risk Control Account by the Accumulation Credit Factor as of the end of the Valuation Period for which the Purchase Payment or Contract Value transfer is received.

We will redeem Accumulation Credits from a Risk Control Account upon (i) partial withdrawal or full surrender (including any applicable Surrender Charge and negative Market Value Adjustment); (ii) a transfer from the Risk Control Account as part of automatic rebalancing; (iii) payment of the Death Benefit; (iv) the Payout Date; (v) the deduction of the GLWB Rider Fee; (vi) GLWB Payments; and, (vii) upon transfer or reallocation on the Allocation Option Maturity Date. We redeem Accumulation Credits as of the end of the Valuation Period in which we receive your request for surrender or partial withdrawal or your Beneficiary’s request for payment of the Death Benefit in Good Order unless you or your Beneficiary specify a later date.

Setting the Index Rate Cap and the Index Rate Floor for the Secure Account and the Growth Account. We consider various factors in determining the Index Rate Caps and Index Rate Floors, including investment returns, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Index Rate Cap and the Index Rate Floor at our sole discretion. We set the Index Rate Cap on each Contract Anniversary for the subsequent Contract Year and guarantee the Index Rate Cap for the duration of the Contract Year. We guarantee the Index Rate Floor for the life of your Contract. We will forward advance written notice to Owners of any change in the Index Rate Cap for the subsequent Contract Year at least two weeks prior to Contract Anniversary. This notice will describe the Owner’s right to update allocation instructions to transfer Contract Value between Allocation Options as part of automatic rebalancing and the right to exercise the Bailout Provision, if applicable. The Index Rate Cap will always be positive and will be subject to a guaranteed minimum of 1% and a maximum of 75%.

The Index Rate Floor is the minimum Index Rate of Return used as part of the Accumulation Credit Factor calculation for determining the value of a Risk Control Account prior to deduction of the Contract Fee and prior to deduction of the GLWB Rider Fee. This rate will not change during the life of your Contract. The Secure Account has an Index Rate Floor of 0%, and the Growth Account has an Index Rate Floor of-10%. Although negative investment performance is limited by the Index Rate Floor, you could lose more than 10% due to the Contract Fee, the GWLB Rider Fee, Surrender Charges, a negative Market Value Adjustment, and federal income tax penalties.

Examples. The following three examples illustrate how investment performance of the reference Index of the Secure and Growth Account is applied in crediting interest to the Risk Control Accounts through the Accumulation Credit Factor based on different levels of Index performance. The change in the value of the Accumulation Credit Factor reflects the application of the Index Rate of Return and a reduction for the Contract Fee. No withdrawals are assumed to occur under these examples and all values are determined on Contract Anniversaries. The examples assume the Index Rate Caps remain unchanged since Contract issue. The examples illustrate hypothetical circumstances solely for the purpose of demonstrating Risk Control Account calculations and are not intended as estimates of future performance of the Index.

Example 1: This example illustrates how interest would be credited based on the return of the Index and subject to the Index Rate Cap and Index Rate Floor. In this example, the return on the Index is greater than the Index Rate Cap and Index Rate Floor.

Assume the following information:

As of the Allocation Option Start Date:

●	Initial Index Value: 1,000

●	Contract Fee: 0.75%

●	GLWB Rider Fee: 1.00%

●	S&P 500 Secure Account

o	Account Value: $75,000

o	Accumulation Credit Factor: $10

o	Accumulation Credits: 7,500

o	Index Rate Floor: 0.00%

o	Index Rate Cap: 6.00%

●	S&P 500 Growth Account

o	Account Value: $25,000

o	Accumulation Credit Factor: $10

o	Accumulation Credits: 2,500

o	Index Rate Floor: -10.00%

o	Index Rate Cap: 15.00%

As of the Contract Anniversary:

●	Closing Index Value: 1,200

●	Days in Contract Year: 365

●	Average daily value of the GLWB Benefit Base for the prior Contract Year: $100,000

Step 1: Calculate the Adjusted Index Value

The Initial Index Value is 1,000 and the Closing Index Value is 1,200. The Closing Index Value is greater than the Initial Index Value multiplied by the result of 1 plus the Index Rate Cap for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Initial Index Value multiplied by the result of 1 plus the Index Rate Cap. For the Secure Account, this is calculated as 1,000 multiplied by the result of 1 plus 0.06 which equals 1,060. For the Growth Account, this is calculated as 1,000 multiplied by the result of 1 plus 0.15 which equals 1,150.

Step 2: Calculate the Index Rate of Return

The Index Rate of Return is equal to the Adjusted Index Value divided by the Initial Index Value. For the Secure Account, this is calculated as 1,060 divided by 1,000 which equals 1.06 (6% increase from Initial Index Value). For the Growth Account, this is calculated as 1,150 divided by 1,000 which equals 1.15 (15% increase from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee

The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Contract Year multiplied by the Accumulation Credit Factor at the start of the Contract Year. For both the Secure and Growth Accounts, this is equal to 0.75% divided by 365 multiplied by $10 which equals $0.000205479.

Step 4: Calculate the Accumulation Credit Factor

The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Contract Year multiplied by the Index Rate of Return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Contract Anniversary. For the Secure Account, this is equal to $10 multiplied by 1.06 less the result of $0.000205479 multiplied by 365 which equals $10.53. For the Growth Account, this is equal to $10 multiplied by 1.15 less the result of $0.000205479 multiplied by 365 which equals $11.43.

Step 5: Calculate the Risk Control Account Value.

The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.53 which equals $78,937.50. For the Growth Account, this is equal to 2,500 multiplied by $11.43 which equals $25,562.50. This is an increase of $3,937.50 for the Secure Account ($78,937.50 – $75,000 = $3,937.50) and an increase of $3,562.50 for the Growth Account ($25,562.50 – $25,000 = $3,562.50). After the $1,000 GLWB Rider Fee is deducted Pro Rata from each account, the Secure Account increased $3,203.20 and the Growth Account increased $3,296.80.

Example 2: This example illustrates how interest would be credited based on the return of the Index and subject to the Index Rate Cap and Index Rate Floor. In this example, the return on the Index is less than the Index Rate Cap and greater than the Index Rate Floor.

Assume the following information:

As of the Allocation Option Start Date:

●	Initial Index Value: 1,000

●	Contract Fee: 0.75%

●	GLWB Rider Fee: 1.00%

●	S&P 500 Secure Account

o	Account Value: $75,000

o	Accumulation Credit Factor: $10

o	Accumulation Credits: 7,500

o	Index Rate Floor: 0.00%

o	Index Rate Cap: 6.00%

●	S&P 500 Growth Account

o	Account Value: $25,000

o	Accumulation Credit Factor: $10

o	Accumulation Credits: 2,500

o	Index Rate Floor: -10.00%

o	Index Rate Cap: 15.00%

As of the Contract Anniversary:

●	Closing Index Value: 1,030

●	Days in Contract Year: 365

●	Average daily value of the GLWB Benefit Base for the prior Contract Year: $100,000

Step 1: Calculate the Adjusted Index Value

The Initial Index Value is 1,000 and the Closing Index Value is 1,030. The Closing Index Value is less than the Initial Index Value multiplied by the result of 1 plus the Index Rate Cap, but it is more than the Initial Index Value multiplied by the result of 1 plus the Index Rate Floor for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Closing Index Value which is 1,030.

Step 2: Calculate the Index Rate of Return

The Index Rate of Return is equal to the Adjusted Index Value divided by the Initial Index Value. For the Secure Account, this is calculated as 1,030 divided by 1,000 which equals 1.03 (3% increase from Initial Index Value). For the Growth Account, this is calculated as 1,030 divided by 1,000 which equals 1.03 (3% increase from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee

The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Contract Year multiplied by the Accumulation Credit Factor at the start of the Contract Year. For both the Secure and Growth Accounts, this is equal to 0.75% divided by 365 multiplied by $10 which equals $0.000205479.

Step 4: Calculate the Accumulation Credit Factor

The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Contract Year multiplied by the Index Rate of Return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Contract Anniversary. For the Secure Account, this is equal to $10 multiplied by 1.03 less the result of $0.000205479 multiplied by 365 which equals $10.225. For the Growth Account, this is equal to $10 multiplied by 1.03 less the result of $0.000205479 multiplied by 365 which equals $10.225.

Step 5: Calculate the Risk Control Account Value.

The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.225 which equals $76,687.50. For the Growth Account, this is equal to 2,500 multiplied by $10.225 which equals $25,562.50. This is an increase of $1,687.50 for the Secure Account ($76,687.50 – $75,000 = $1,687.50) and an increase of $562.50 for the Growth Account ($25,562.50 – $25,000 = $562.50). After the $1,000 GLWB Rider Fee is deducted Pro Rata from each account, the Secure Account increased $937.50 and the Growth Account increased $312.50.

Example 3: This example illustrates how interest would be credited based on the return of the Index and subject to the Index Rate Cap and Index Rate Floor. In this example, the return on the Index is less than the Index Rate Floor.

Assume the following information:

As of the Allocation Option Start Date:

●	Initial Index Value: 1,000

●	Contract Fee: 0.75%

●	GLWB Rider Fee: 1.00%

●	S&P 500 Secure Account

o	Account Value: $75,000

o	Accumulation Credit Factor: $10

o	Accumulation Credits: 7,500

o	Index Rate Floor: 0.00%

o	Index Rate Cap: 6.00%

●	S&P 500 Growth Account

o	Account Value: $25,000

o	Accumulation Credit Factor: $10

o	Accumulation Credits: 2,500

o	Index Rate Floor: -10.00%

o	Index Rate Cap: 15.00%

As of the Contract Anniversary:

●	Closing Index Value: 850

●	Days in Contract Year: 365

●	Average daily value of the GLWB Benefit Base for the prior Contract Year: $100,000

Step 1: Calculate the Adjusted Index Value

The Initial Index Value is 1,000 and the Closing Index Value is 850. The Closing Index Value is less than the Initial Index Value multiplied by the result of 1 plus the Index Rate Floor for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Initial Index Value multiplied by the result of 1 plus the Index Rate Floor. For the Secure Account, this is calculated as 1,000 multiplied by the result of 1 plus 0.00 which equals 1,000. For the Growth Account, this is calculated as 1,000 multiplied by the result of 1 plus -0.10 which equals 900.

Step 2: Calculate the Index Rate of Return

The Index Rate of Return is equal to the Adjusted Index Value divided by the Initial Index Value. For the Secure Account, this is calculated as 1,000 divided by 1,000 which equals 1.00 (0% increase from the Initial Index Value). For the Growth Account, this is calculated as 1,000 divided by 900 which equals 0.90 (10% decrease from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee

The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Contract Year multiplied by the Accumulation Credit Factor at the start of the Contract Year. For both the Secure and Growth Accounts, this is equal to 0.75% divided by 365 multiplied by $10 which equals $0.000205479.

Step 4: Calculate the Accumulation Credit Factor

The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Contract Year multiplied by the Index Rate of Return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Contract Anniversary. For the Secure Account, this is equal to $10 multiplied by 1.00 less the result of $0.000205479 multiplied by 365 which equals $9.925. For the Growth Account, this is equal to $10 multiplied by 0.90 less the result of $0.000205479 multiplied by 365 which equals $8.925.

Step 5: Calculate the Risk Control Account Value.

The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $9.925 which equals $74,437.50. For the Growth Account, this is equal to 2,500 multiplied by $8.925 which equals $22,312.50. This is a decrease of $562.50 for the Secure Account ($74,437.60 – $75,000 = -$562.50) and a decrease of $2,687.50 for the Growth Account ($22,312.50 – $25,000 = -$2,687.50). After the $1,000 GLWB Rider Fee is deducted Pro Rata from each account, the Secure Account decreased $1,331.88 and the Growth Account decreased $2,918.12.

Addition or Substitution of an Index. The same Index will be used for each Risk Control Account for the duration of the Allocation Option Period. However, there is no guarantee that the Index will be available during the entire time you own your Contract. If: (i) the Index is discontinued, or (ii) the calculation of that Index is materially changed, we may substitute a suitable Index that will be used for the remainder of the Allocation Option Period. We reserve the right to add or substitute the Index. If we substitute an Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the interest credited to the Risk Control Account and the interest you earn under the Contract. We will not substitute an Index until that Index has been approved by the insurance department in your state.

In the unlikely event that we substitute the Index, we will attempt to add a suitable alternative index that is substantially similar to the Index being replaced on the same day that we remove the Index. If a change in an Index is made during a Contract Year, Index interest will be calculated from the Contract Anniversary until the date that the Index ceased to be available and that index interest will be added to or subtracted from the index interest calculated for the substitute Index from the date of substitution until the next Contract Anniversary. If we are unable to substitute a new Index at the same time as an Index ceases to be available there may be a brief interval between the date on which we remove the Index and add a suitable alternative index as a replacement. In this situation, your Contract Value will continue to be allocated to the Risk Control Accounts. However, any credit to your Contract Value for that Contract Year will not reflect changes in the value of the Index or the replacement index during that interim period. If you take a partial withdrawal, GLWB Payment, surrender or annuitize the Contract, or die during the interim period, we will apply index interest to your Contract Value allocated to a Risk Control Accounts based on the percentage change in the Index from the beginning of the Contract Year to the date on which the Index became unavailable under the Contract.

Please note that we may add or substitute an Index associated with the Risk Control Accounts by sending you written notice at your last known address stating the effective date on which the Index will be added or substituted. We will send you the notice in your annual report unless earlier written notice is necessary.

MARKET VALUE ADJUSTMENT

The Market Value Adjustment is calculated separately for withdrawals from the Risk Control Accounts and Declared Rate Account. The following transactions may occur or amounts may be withdrawn without incurring a Market Value Adjustment:

●	Surrenders or withdrawals under the Nursing Home or Hospital waiver or Terminal Illness withdrawal waiver;

●	Required Minimum Distributions that are withdrawn under an automatic withdrawal program provided by the Company;

●	The Annual Free Withdrawal Amount;

●	Withdrawals on an Allocation Option Maturity Date;

●	Death Benefit proceeds;

●	GLWB Payments;

●	Contract Value applied to an Income Payout Option;

●	Transfers and allocation changes as part of automatic rebalancing; and

●	Withdrawals made under the Bailout Provision.

If you surrender your Contract or take a partial withdrawal during the Accumulation Period, we will apply the Market Value Adjustment to the amount being surrendered. No withdrawals or surrenders can be taken once income payments begin. Therefore, no Market Value Adjustment will apply after the end of the Accumulation Period.

IMPORTANT: The Market Value Adjustment will either increase or decrease the amount you receive from a partial withdrawal or your Surrender Value. You may lose a portion of your principal and previously credited interest due to the Market Value Adjustment regardless of the Allocation Options to which you allocated Contract Value. You directly bear the investment risk associated with a Market Value Adjustment. You should carefully consider your income needs before purchasing the Contract.

Purpose of the Market Value Adjustment

The Market Value Adjustment is an adjustment that may be made to the amount you receive if you surrender the Contract or take a partial withdrawal from the Risk Control Accounts or Declared Rate Account during the Accumulation Period. Withdrawals from maturing Allocation Options on the Allocation Option Maturity Date will not be assessed a Market Value Adjustment. In general, if interest rate levels have increased at the time of surrender or partial withdrawal over their levels at the Allocation Option Start Date, the Market Value Adjustment will be negative. Conversely, in general, if interest rate levels have decreased at the time of surrender or partial withdrawal over their levels at the Allocation Option Start Date, the Market Value Adjustment will be positive.

The Market Value Adjustment reflects, in part, the difference in yield of the Constant Maturity Treasury rate for a period consistent with the Allocation Option Period beginning on the Allocation Option Start Date and the yield of the Constant Maturity Treasury rate for a period starting on the date of surrender or partial withdrawal and ending on the Allocation Option Maturity Date. The Constant Maturity Treasury rate is a rate representing the average yield of various Treasury securities. The calculation also reflects in part the difference between the effective yield of the ICE BofAML Index 1-10 Year U.S. Corporate Constrained Index, Asset Swap Spread (the “ICE BofAML Index”), a rate representative of investment grade corporate debt credit spreads in the U.S., on the Allocation Option Start Date and the effective yield of the ICE BofAML Index at the time of surrender or partial withdrawal. The greater the difference in those yields, respectively, the greater the effect the Market Value Adjustment will have. In general, if the Constant Maturity Treasury rate and ICE BofAML Index have increased at the time of surrender or partial withdrawal over their levels at the Allocation Option Start Date, the Market Value Adjustment will be negative and will decrease the Surrender Value or amount you receive from a partial withdrawal. Similarly, if the Constant Maturity Treasury rate and ICE BofAML Index have decreased at the time of surrender or partial withdrawal over their levels at the Allocation Option Start Date, the Market Value Adjustment will be positive and will increase the Surrender Value or amount you receive from a partial withdrawal.

The Company uses both the Constant Maturity Treasury rate and ICE BofAML Index in determining any Market Value Adjustment since together both indices represent a broad mix of investments whose values may be affected by changes in market interest rates.

We will increase the amount you will be paid from a partial withdrawal by the amount of any positive

Market Value Adjustment, and in the case of a surrender of the Contract, we will increase your Surrender Value by the amount of any positive Market Value Adjustment. Conversely, we will decrease the amount you will be paid from a partial withdrawal by the amount of any negative Market Value Adjustment, and in the case of a surrender of the Contract, we will decrease your Surrender Value by the amount of any negative Market Value Adjustment.

The Market Value Adjustment helps us offset our costs and risks of owning fixed income investments and other investments we use to back the guarantees under your Contract from the Allocation Option Start Date to the time of a surrender or partial withdrawal.

Market Value Adjustment Formula

A withdrawal may be adjusted (increased or decreased) by the Market Value Adjustment. The Market Value Adjustment applies during every Allocation Option Period, even after the Surrender Charge Period. This means it applies for the initial 6-year Allocation Option Period, is zero on the Allocation Option Maturity Date, and restarts for any subsequent 6-year Allocation Option Period. The Market Value Adjustment is calculated separately for each Allocation Option. On any given Business Day, it is calculated using the following formula:

MVA = W x (MVAF – 1)

Where W = amount of withdrawal that is in excess of the Annual Free Withdrawal Amount for that Contract Year.

MVAF = ((1 + I + K)/(1 + J + L))^N

I =	The Constant Maturity Treasury rate as of the Allocation Option Start Date for a maturity consistent with the Allocation Option Period of six years.

J =	The Constant Maturity Treasury rate as of the date of withdrawal for a maturity consistent with the remaining number of years (whole and partial) in the Allocation Option Period of six years.

K =	The ICE BofAML Index as of the Allocation Option Start Date.

L =	The ICE BofAML Index as of the date of withdrawal.

N =	The number of years (whole and partial) from the date of withdrawal until the Allocation Option Maturity Date.

We determine I based on the Allocation Option Period. For example, for an Allocation Option Period of six years, I corresponds to the 6-year Constant Maturity Treasury rate on the Allocation Option Start Date. We determine J when you take a partial withdrawal or surrender. For example, for an Allocation Option Period of six years, if you surrender the Contract two years into the Allocation Option Period, J would correspond to the Constant Maturity Treasury rate consistent with the time remaining in the Allocation Option Period of four years (4 = 6 - 2). For I and J where there is no Constant Maturity Treasury rate declared, we will use linear interpolation of the Constant Maturity Rates Index with maturities closest to I and J to determine I and J.

The value of K and L on any Business Day will be equal to the closing value of the ICE BofAML Index on the previous Business Day.

If the publication of any component of the Market Value Adjustment indices is discontinued or if the calculation of the Market Value Adjustment indices is changed substantially, we may substitute a new index for the discontinued or substantially changed index, subject to approval by the insurance department in your state. Before we substitute a Market Value Adjustment index, we will notify you in writing of the substitution.

For examples of how we calculate Market Value Adjustments, see “Appendix A” to this Prospectus.

SURRENDER VALUE

If you surrender the Contract, you will receive the Surrender Value, as of the Business Day we received your Authorized Request in Good Order. The Surrender Value is equal to your Contract Value at the end of the Valuation Period in which we receive your Authorized Request, less any applicable Contract Fee, GLWB Rider Fee, and Surrender Charge, and adjusted for any applicable Market Value Adjustment.

Upon payment of the Surrender Value, the Contract is terminated, and we have no further obligation under the Contract or Guaranteed Lifetime Withdrawal Benefit. We may require that the Contract be returned to our Administrative Office prior to making payment. The Surrender Value will not be less than the amount required by applicable state law. We will pay you the amount you request in connection with a full surrender by withdrawing Contract Value in the Declared Rate Account and redeeming Accumulation Credits from the Risk Control Accounts, if applicable.

ACCESS TO YOUR MONEY

Partial Withdrawals

All withdrawals other than GLWB Payments are Excess Withdrawals and will proportionally reduce the Death Benefit and GLWB Benefit Base by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal. This means the Death Benefit and GLWB Benefit Base may decrease by more than the amount of the withdrawal, and that decrease could be significant. This will also decrease the GLWB Payment. Partial withdrawals could terminate the Contract.

At any time during the Accumulation Period you may make partial withdrawals by Authorized Request in Good Order. The minimum partial withdrawal amount is $100. Withdrawals will be processed Pro Rata from the Contract Value in all Allocation Options. Any applicable Surrender Charge and Market Value Adjustment will affect the amount available for a partial withdrawal. We will pay you the amount you request in connection with a partial withdrawal by reducing Contract Value in the Declared Rate Account and redeeming Accumulation Credits from the appropriate Risk Control Accounts, if applicable.

Partial withdrawals for less than $25,000 are permitted by telephone and in writing. The written consent of all Owners must be obtained before we will process the partial withdrawal. If an Authorized Request in Good Order is received by 4:00 P.M. Eastern Time, it will be processed that day. If an Authorized Request in Good Order is received after 4:00 P.M. Eastern Time, it will be processed on the next Business Day. If a partial withdrawal other than a GLWB Payment would cause your Surrender Value to be less than $2,000, we will treat your request for partial withdrawal as a request for full surrender of your Contract. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lower amount to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one Business Day after receiving your request, we will process the full surrender.

Partial withdrawals may be subject to Surrender Charges and a Market Value Adjustment. See “Fees and Expenses” and “Market Value Adjustment.” Partial withdrawals may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult your tax adviser before taking a partial withdrawal. See “Federal Income Tax Matters.”

Annual Free Withdrawal Amount. Your Annual Free Withdrawal Amount is equal to 10% of the Contract Value at the beginning of the Contract Year and represents the amount that can be withdrawn without incurring a Surrender Charge or Market Value Adjustment in a Contract Year. Any unused Annual Free Withdrawal Amount will not carry over to any subsequent Contract Year. GLWB Payments will reduce the Annual Free Withdrawal Amount but will not be subject to a Surrender Charge or Market Value Adjustment.

The Annual Free Withdrawal Amount is subtracted from surrenders for purposes of calculating the Surrender Charge and Market Value Adjustment.

Systematic Withdrawals. Reoccurring withdrawals are referred to as systematic withdrawals. If elected at the time of the application or requested at any other time by Authorized Request in Good Order, you may elect to receive periodic partial withdrawals under our systematic withdrawal plan. Under the systematic withdrawal plan, we will make partial withdrawals (on a monthly, quarterly, semi-annual, or annual basis), as specified by you. Systematic withdrawals other than GLWB Payments must be at least $100 each. Generally, you must be at least age 59½ to participate in the systematic withdrawal plan. Systematic withdrawals may be requested on the following basis:

●	Total systematic withdrawals for the calendar year equal to your annual Required Minimum Distribution;

●	Total systematic withdrawals for the Contract Year equal to your annual GLWB Payment; or

●	As a specified dollar amount

Systematic withdrawals other than GLWB Payments can be terminated by Authorized Request in Good Order. GLWB Payments cannot be terminated.

Systematic withdrawals will be deducted on a Pro Rata basis from all your Allocation Options.

No Surrender Charge or Market Value Adjustment will be deducted for Required Minimum Distribution and GLWB Payment systematic withdrawals. All other systematic withdrawals in excess of the Annual Free Withdrawal Amount will be subject to Surrender Charge and Market Value Adjustment.

Systematic withdrawals other than Required Minimum Distributions and GLWB Payments will be treated as Excess Withdrawals and will reduce the GLWB Benefit Base and Death Benefit, perhaps by more than the amount of the withdrawal. If Required Minimum Distributions are taken prior to the GLWB Payment Start Date, they will be treated as Excess Withdrawals and will reduce the GLWB Benefit Base and Death Benefit, perhaps by more than the amount of the withdrawal. GLWB Payments are treated as partial withdrawals and will reduce the Death Benefit by the amount of the GLWB Payment. If the Required Minimum Distribution is greater than the GLWB Payment, an amount equal to the Required Minimum Distribution can be taken after the GLWB Payment Start Date and will not be treated as an Excess Withdrawal.

There are federal income tax consequences to partial withdrawals through the systematic withdrawal plan and you should consult with your tax adviser before electing to participate in the plan.

Waiver of Surrender Charges. We will waive the Surrender Charge and Market Value Adjustment in the case of a partial withdrawal or surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital or Terminal Illness waiver, as described below. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of such second opinion or examination. Each waiver may be exercised only one time.

●	Nursing Home or Hospital Waiver. We will not deduct a Surrender Charge or assess a Market Value Adjustment in the case of a partial withdrawal or surrender where any Owner or Annuitant is confined to a licensed Nursing Home or Hospital and has been confined to such Nursing Home or Hospital for at least 180 consecutive days after the latter of the Contract Issue Date or the date of change of the Owner or Annuitant. We require verification of confinement to the Nursing Home or Hospital, and such verification must be signed by the administrator of the facility.

●	Terminal Illness Waiver. We will not deduct a Surrender Charge or apply a Market Value Adjustment in the case of a partial withdrawal or surrender where any Owner or Annuitant has a life expectancy of 12 months or less due to illness or accident. As proof, we require a determination of the Terminal Illness. Such determination must be signed by the licensed physician making the determination after the latter of Contract Issue Date or the date of change of the Owner or Annuitant. The physician may not be a member of your or the Annuitant’s immediate family.

The laws of your state may limit the availability of the Surrender Charge and Market Value Adjustment waivers and may also change certain terms and/or benefits under the waivers. You should consult Appendix B to this Prospectus for further details on these variations. Also, even if you do not pay a Surrender Charge and Market Value Adjustment because of the waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult a tax adviser to determine the effect of a partial withdrawal on your taxes.

Surrenders

You may surrender your Contract for the Surrender Value at any time during the Accumulation Period by Authorized Request. If an Authorized Request in Good Order is received before 4:00 P.M. Eastern Time on a Business Day, it will be processed that day. If an Authorized Request in Good Order is received at or after 4:00 P.M. Eastern Time on a Business Day or on a non-Business Day, it will be processed on the next Business Day.

To surrender your Contract, you must make an Authorized Request in Good Order to our Administrative Office. The consent of all Owners must be obtained before the Contract is surrendered.

Surrender Charges and a Market Value Adjustment may apply to your Contract surrender. A Pro Rata portion of the GLWB Rider Fee will be deducted upon surrender. A surrender may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Federal Income Tax Matters.”

Partial Withdrawal and Surrender Restrictions

Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan.

Right to Defer Payments

We reserve the right to postpone payment for up to six months after we receive your Authorized Request in Good Order, subject to obtaining prior written approval by the state insurance commissioner if required by the law of the state in which we issued the Contract. In the event we postpone payment, we will pay interest on the proceeds if required by state law, calculated at the effective annual rate and for the time period required under state law.

Bailout Provision

We will set a single Bailout Rate for all Risk Control Accounts under the Secure Account option and a single Bailout Rate for all Risk Control Accounts under the Growth Account option. The Bailout Rates will be prominently displayed on your Contract Data Page and will not change during the life of your Contract.

The Bailout Provision allows you to make a withdrawal of the Contract Value attributable to a Risk Control Account without incurring any Surrender Charge and without the application of any Market Value Adjustment. Specifically, if the Index Rate Cap for your Risk Control Account is set below the Bailout Rate for that Risk Control Account, the Bailout Provision allows you to make a withdrawal of some or all of the Contract Value attributable to that Risk Control Account without incurring any Surrender Charge and without the application of any Market Value Adjustment during the 30-day period following the Contract Anniversary. If the Index Rate Cap is equal to or more than the Bailout Rate, you cannot withdraw Risk Control Account Values under the Bailout Provision.

You will receive at least two weeks’ advance notice of new Index Rate Caps prior to each Contract Anniversary. The notice of new Index Rate Caps will also inform you if the Bailout Provision has been triggered for any Risk Control Account. We must receive your Authorized Request for a withdrawal of Contract Value under the Bailout Provision in Good Order during the 30-day period following the Contract Anniversary. With respect to such withdrawal, your Contract Value will be reduced by the amount of the withdrawal and the withdrawal also reduces your Death Benefit, perhaps by more than the amount of the withdrawal. If the Bailout Provision has been triggered for a Risk Control Account and we do not receive instructions to withdraw those funds within this 30-day period or the request is not in Good Order, the funds will remain in that Risk Control Account and withdrawals or surrenders for the remainder of the Contract Year may be subject to a Market Value Adjustment and Surrender Charge.

When the Index Rate Cap for your Risk Control Account is less than the Bailout Rate specified on your contract data page, we may, at our discretion, restrict allocations into that Risk Control Account. Allocation instructions that include allocations to a Risk Control Account that is not available will be considered not in Good Order and new instructions will be required.

Withdrawals taken under the Bailout Provision may have tax consequences. The tax treatment of a withdrawal under the Bailout Provision depends on whether the Contract is a Non-Qualified Contract or a Qualified Contract. Generally, for a withdrawal from a Non-Qualified Contract, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value immediately before the distribution over the Owner’s investment in the Contract. If the Contract is a Qualified Contract, the withdrawal is taxable as ordinary income. If taken prior to age 59½, a withdrawal from either a Non-Qualified or a Qualified Contract may be subject to an additional 10% federal tax penalty. See discussion of “Withdrawals” and “Penalty Tax on Certain Withdrawals” under “Federal Income Tax Matters.”

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

The Contract automatically includes the Guaranteed Lifetime Withdrawal Benefit. Subject to certain conditions, the Guaranteed Lifetime Withdrawal Benefit provides for GLWB Payments to be made each year for the life of the Covered Person(s) in the form of partial withdrawals without reducing the value of GLWB Payments in future years. The GLWB Payment is the guaranteed lifetime withdrawal amount. The GLWB Payment is guaranteed regardless of investment performance and will continue even if the Contract Value is reduced to zero from GLWB Payments. All withdrawals other than GLWB Payments are Excess Withdrawals that reduce the Death Benefit, GLWB Benefit Base, and GLWB Payment, perhaps significantly, and could terminate the Contract.

If you do not begin GLWB Payments before all Covered Person(s) die or are removed from the Contract, the Guaranteed Lifetime Withdrawal Benefit terminates, and you will not receive any payments under the Guaranteed Lifetime Withdrawal Benefit.

GLWB Payments can begin on the first Contract Anniversary or the Contract Anniversary following the 50th birthday of the youngest Covered Person, whichever is later. If you begin GLWB Payments before age 59½ the GLWB Payments may be subject to a 10% additional federal tax. The GLWB Payment Start Date must be on a Contract Anniversary. Requests to start receiving the GLWB Payment as of a Contract Anniversary must be received at least one Business Day prior to the desired GLWB Payment Start Date.

The GLWB Payment is calculated on the GLWB Payment Start Date. The GLWB Payment equals the GLWB Percentage multiplied by the GLWB Benefit Base. The GLWB Percentage is a combination of the Base Withdrawal Percentage, determined on the Contract Issue Date based on the Age of the younger Covered Person, and the Annual Increase Percentage. The GLWB Benefit Base is initially equal to the Purchase Payment but will be reset on each Contract Anniversary to equal the current Contract Value if the current Contract Value is greater than the GLWB Benefit Base and will be reduced by Excess Withdrawals. See “GLWB Payments” for more details on how the GLWB Payment, including the GLWB Percentage and GLWB Benefit Base, is determined.

The full GLWB Payment must be taken each year after the GLWB Payment Start Date. The Owner elects how to receive the GLWB Payments, either as monthly, quarterly, semi-annual, or annual payments. If the scheduled payment date does not fall on a Business Day, we will make the payment on the next Business Day.

GLWB Payments continue during the life of the Covered Person(s) unless the Guaranteed Lifetime Withdrawal Benefit is terminated. Under the single life option, GLWB Payments will cease on the date of death of the Covered Person. Under the joint life option, GLWB Payments will continue until the date of death of the second Covered Person if the surviving Spouse continues the Contract upon the death of Owner.

We may require proof that the Covered Person(s) is living upon the date of any GLWB Payment while the Guaranteed Lifetime Withdrawal Benefit is in effect.

GLWB Feature Risk

Guaranteed Lifetime Withdrawal Benefit Feature Risk. The Contract is designed for persons who seek to make annual lifetime withdrawals. A person should not purchase the Contract seeking a short-term investment or in maximizing long-term accumulation. Purchasers should consult with a financial representative to determine if the GLWB is suitable for them based upon their financial needs and risk tolerance.

You should carefully consider when to begin taking GLWB Payments. If GLWB Payments are elected earlier, GLWB Payments will be lower and the Contract will have less time to accumulate value. However, earlier GLWB Payments could result in receiving payments for a longer period of time. If GLWB Payments are delayed, the Contract will have more time to accumulate value which could result in higher payments and might result in a higher Death Benefit. The Contract may not be suitable if you intend to take withdrawals or RMDs before the GLWB Payment Start Date. Excess Withdrawals could significantly reduce the Death Benefit, GLWB Benefit Base and GLWB Payments. Excess Withdrawals could also terminate the Contract and would include any applicable Surrender Charge and Market Value Adjustment. GLWB Payments will reduce the Death Benefit, Surrender Value, Contract Value and the Annual Free Withdrawal Amount by the amount of the GLWB Payment.

The GLWB Payment is taken out of the Owner’s Contract Value unless the Contract Value is reduced to zero. The probability of the Owner outliving their Contract Value and receiving the GLWB Payment from the Company’s general account may be minimal. The GLWB Payments are subject to federal income tax and may be subject to a penalty tax if elected prior to age 59½. Any amounts paid by the Company in excess of the Contract Value are subject to the Company’s financial strength and claims paying ability.

The GLWB Rider Fee will be assessed whether or not the Owner receives GLWB Payments.

GLWB Rider Fee

The GLWB Rider Fee is shown in the “Fees and Expenses” section. The GLWB Rider Fee will be deducted Pro Rata from the Contract Value in all Allocation Options on the Contract Anniversary. The GLWB Rider Fee will be deducted prior to any other transactions on the Contract Anniversary. No Surrender Charge or Market Value Adjustment will be applied as a result of the deduction of the GLWB Rider Fee.

The GLWB Rider Fee will terminate on the earliest of:

●	The date the Contract Value is equal to zero; and

●	The date the Guaranteed Lifetime Withdrawal Benefit terminates.

The GLWB Rider Fee is calculated as a percentage of the average daily value of the GLWB Benefit Base for the prior Contract Year. The average daily value of the GLWB Benefit Base will equal the GLWB

Benefit Base as of the start of the Contract Year unless an Excess Withdrawal is taken. Because Excess Withdrawals reduce the GLWB Benefit Base, the reduced GLWB Benefit Base will be used in the average daily value calculation in the event of an Excess Withdrawal. In that case, the average daily value of the GLWB Benefit Base will equal to the sum of each GLWB Benefit Base for the prior Contract Year multiplied by the number of days it applied and divided by the number of days in the Contract Year.

The portion of the GLWB Rider Fee that is accrued but not yet deducted will be deducted upon surrender and termination of the Guaranteed Lifetime Withdrawal Benefit.

The GLWB Rider Fee is assessed even if GLWB Payments are never made.

Termination of the Guaranteed Lifetime Withdrawal Benefit

The Guaranteed Lifetime Withdrawal Benefit will terminate and all rights under the Guaranteed Lifetime Withdrawal Benefit will terminate upon the date any of the follow occur:

●	The death of all Covered Persons;

●	Payment of a Death Benefit;

●	All Covered Persons are removed from the Contract;

●	The Contract is surrendered or otherwise terminated; or

●	The Contract Value is applied to an Income Payout Option.

On the date the Guaranteed Lifetime Withdrawal Benefit terminates we will deduct any GLWB Rider Fee that was accrued but not yet deducted as the final GLWB Rider Fee.

If a GLWB Payment or investment performance causes the Contract Value to be reduced to zero, GLWB Payments will not terminate.

Changes to the Covered Person(s)

After the Contract Issue Date, you cannot add, remove or replace a Covered Person, even if you add or change an Owner, Annuitant, or Beneficiary except as described in this Prospectus. If a Covered Person is no longer an Owner, Joint Owner, Annuitant, or Beneficiary as required above, we will remove that person from the Contract and they will no longer be a Covered Person. Once we remove a Covered Person, the Covered Person cannot be reinstated. If at any time joint Covered Persons are no longer Spouses, you must send us notice of the divorce by Authorized Request. Upon receiving such notice, we will remove one former Spouse from the Contract as a Covered Person as indicated by the divorce or settlement decree, as applicable. If the Contract Owner is not a natural person, the Annuitant is the Covered Person.

If a Covered Person is removed and there is a remaining Covered Person, the following will occur:

●	If the Covered Person was removed before the GLWB Payment Start Date, joint GLWB Payments will not be available

●	If joint GLWB Payments have already started, we will continue to pay joint GLWB Payments to the Owner as long as the remaining Covered Person is living.

If a Covered Person is removed and there is no Covered Person remaining, the Guaranteed Lifetime Withdrawal Benefit will terminate and GLWB Payments will cease.

GLWB Payments

The GLWB Payment is the guaranteed lifetime withdrawal amount. The annual GLWB Payment is equal to the GLWB Percentage multiplied by the GLWB Benefit Base. The GLWB Payment will only decrease if you take an Excess Withdrawal.

The GLWB Benefit Base and therefore the GLWB Payment is recalculated on each Contract Anniversary and on any date an Excess Withdrawal is taken.

GLWB Percentage: The GLWB Percentage is determined on the GLWB Payment Start Date and will not change. It is calculated using the following formula:

GLWB Percentage = B + I x Y, where

B= The Base Withdrawal Percentage.

I = The Annual Increase Percentage.

Y = The number of completed Contract Years from the Contract Issue Date until the GLWB Payment Start Date, subject to the maximum of 10 years.

The Base Withdrawal Percentage and Annual Increase Percentage are determined based on your election of single life or joint life option rates using the Age of the younger Covered Person(s) on the Contract Issue Date.

We establish the Base Withdrawal Percentage and Annual Increase Percentage on the Contract Issue Date and will not change them for the life of the Contract. The Base Withdrawal Percentage and the Annual Increase Percentage are stated in the GLWB Supplement which accompanies this Prospectus.

GLWB Benefit Base: The GLWB Benefit Base is initially equal to the Purchase Payment but will be reset each Contract Anniversary or on any day an Excess Withdrawal is taken. On each Contract Anniversary, unless the Guaranteed Lifetime Withdrawal Benefit is terminated, if the current Contract Value is greater than the current GLWB Benefit Base, the GLWB Benefit Base will be reset to equal the current Contract Value. The GLWB Benefit Base is used only to determine the GLWB Payment and GLWB Rider Fee. The GLWB Benefit Base is not available for surrender or withdrawal.

The GLWB Benefit Base will be impacted by Excess Withdrawals as described later in this section.

Example of the GLWB Payment Calculation:

Assume the following:

●	There is one Covered Person.
●	On the Contract Issue Date, the Covered Person is Age 55.

●	The Base Withdrawal Percentage is equal to 3.0% for the single life option for a 55-year-old.

●	The Annual Increase Percentage is 0.40% for the single life option for a 55-year-old.

●	The GLWB Payment Start Date is on the 7th Contract Anniversary.

●	The GLWB Benefit Base is $250,000.

The GLWB Percentage equals the Base Withdrawal Percentage of 3.0% plus the Annual Increase Percentage of 0.40% multiplied by the number of completed Contract Years from the Contract Issue Date until the GLWB Payment Start Date, subject to the maximum of 10 years. The number of Completed Contract Years is 7, which is less than the maximum of 10, so 7 will be used in the calculation. Therefore, the GLWB Percentage = 3.0% + 0.40% x 7 = 5.8%.

The annual GLWB Payment is equal to the GLWB Percentage of 5.8% multiplied by the GLWB Benefit Base of $250,000. Therefore, the annual GLWB Payment = 5.8% x $250,000 = $14,500.

Treatment of GLWB Payment Withdrawals

GLWB Payments are treated as a withdrawal from the Contract Value and are taken Pro Rata from the

Allocation Options at the time of the withdrawal. GLWB Payments reduce the Contract Value, the Surrender Value, and the Death Benefit by the amount of the GLWB Payment on a dollar for dollar basis. GLWB Payments do not reduce the GLWB Benefit Base.

While the Guaranteed Lifetime Withdrawal Benefit is in effect, the Contract will not terminate if a GLWB Payment causes the Surrender Value to be less than $2,000.

GLWB Payments are not subject to Surrender Charge or Market Value Adjustment. The GLWB Payment will count toward the Annual Free Withdrawal Amount. We deduct each GLWB Payment and any additional RMD payment proportionally from each Allocation Option.

If a GLWB Payment or investment performance causes the Contract Value to be zero, we will continue to pay the GLWB Payments until the death of all Covered Persons and the frequency of the GLWB Payments will remain the same as what was previously elected. In that event, the Allocation Options will no longer be available for investment.

If the date of birth of the Covered Person(s) is misstated, the GLWB Payment will be adjusted based on the correct date of birth of the Covered Person(s). Any underpayment will be added to the next payment. Any overpayment will be subtracted from future payments. No interest will be credited or charged to any underpayment or overpayment adjustments.

Impact of Excess Withdrawals on the GLWB Payment

All withdrawals other than GLWB Payments are Excess Withdrawals that reduce the Death Benefit, GLWB Benefit Base, and GLWB Payment, perhaps significantly, and could terminate the Contract.

An Excess Withdrawal is the portion of a withdrawal that, when added to other withdrawals during the current Contract Year, is greater than the total GLWB Payment for the current Contract Year. Excess Withdrawals will proportionally reduce the GLWB Benefit Base and the Death Benefit by the ratio of the Excess Withdrawal to the Contract Value immediately prior to the Excess Withdrawal. This means the Death Benefit and GLWB Benefit Base may decrease by more than the amount of the Excess Withdrawal, and that decrease could be significant. This will also decrease the GLWB Payment proportionally. Excess Withdrawals could terminate the Contract. Excess Withdrawals include withdrawals and RMDs prior to the GLWB Payment Start Date and deductions for any applicable Surrender Charge and Market Value Adjustment. Excess Withdrawals do not include amounts we withdraw for the GLWB Rider Fee.

Any portion of a withdrawal taken after the GLWB Payment Start Date that is not an Excess Withdrawal will be treated as a GLWB Payment. If a withdrawal is made after the GLWB Payment Start Date, the remaining GLWB Payment for the current Contract Year will be adjusted to reflect the withdrawal. If the withdrawal when added to the amount of all withdrawals during the current Contract Year (including GLWB Payments) is greater than the GLWB Payment for the current Contract Year, no further GLWB Payments will be made during that Contract Year. Otherwise, the remaining GLWB Payment for the current Contract Year is equal to the GLWB Payment reduced by the amount of all withdrawals during the current Contract Year (including prior GLWB Payments).

If an Excess Withdrawal reduces the Surrender Value to less than $2,000, the Guaranteed Lifetime Withdrawal Benefit will terminate and GLWB Payments will cease.

Examples of GLWB Benefit Base Calculation after an Excess Withdrawal:

Example 1. This example assumes the Contract Value is greater than the GLWB Benefit Base at the time of the withdrawal.

Assume the following information:

●	The GLWB Benefit Base prior to the withdrawal is $100,000.

●	The total withdrawal is $20,000.

●	The GLWB Percentage is 5.00% and the GLWB Payment is $5,000.

●	The Excess Withdrawal (including Surrender Charges and Market Value Adjustments) is $15,000.

●	The Contract Value at the time of the withdrawal is $110,000.

Step 1: Calculate the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

Ratio = Excess Withdrawal / (Contract Value immediately prior to the Excess Withdrawal) = $15,000 / $110,000 = 0.136364

Step 2: Calculate the reduction to GLWB Benefit Base:

Reduction to the GLWB Benefit Base = Ratio x GLWB Benefit Base prior to the withdrawal = 0.136364 x $100,000 = $13,636.40

Step 3: Calculate the GLWB Benefit Base adjusted for Excess Withdrawals:

GLWB Benefit Base adjusted for Excess Withdrawals = GLWB Benefit Base prior to withdrawal – Reduction to GLWB Benefit Base = $100,000 - $13,636.40 = $86,363.60. The new GLWB Payment would be GLWB Benefit Base x GLWB Percentage = $86,363.60 x 5.00% = $4,318.18.

Example 2. This example assumes the Contract Value is less than the GLWB Benefit Base at the time of the withdrawal.

Assume the following information:

●	The GLWB Benefit Base prior to the withdrawal is $100,000.

●	The total withdrawal is $20,000.

●	The GLWB Percentage is 5.00% and the GLWB Payment is $5,000.

●	The Excess Withdrawal (including Surrender Charges and Market Value Adjustments) is $15,000.

●	The Contract Value at the time of the withdrawal is $60,000.

Step 1: Calculate the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

Ratio = Excess Withdrawal / (Contract Value immediately prior to the Excess Withdrawal) = $15,000 / $60,000= 0.25

Step 2: Calculate the reduction to GLWB Benefit Base:

Reduction to the GLWB Benefit Base = Ratio x GLWB Benefit Base prior to the withdrawal = 0.25 x $100,000 = $25,000.

Step 3: Calculate the GLWB Benefit Base adjusted for Excess Withdrawals:

GLWB Benefit Base adjusted for Excess Withdrawals = GLWB Benefit Base prior to withdrawal – Reduction to GLWB Benefit Base = $100,000 – 25,000 = $75,000. The new GLWB Payment would be GLWB Benefit Base x GLWB Percentage = $75,000 x 5.00% = $3,750.

As illustrated in Example 2, the GLWB Benefit Base calculation may result in a reduction in the GLWB Benefit Base that is significantly larger than the withdrawal amount.

GLWB Supplement Information

The Base Withdrawal Percentage and Annual Increase Percentage are stated in the GLWB Supplement you receive when you purchase your Contract and are in effect when your Contract is issued. We cannot change these terms for your Contract once they are established.

You should not purchase this Contract without first obtaining the applicable GLWB Supplement. Please contact us at 1-800-798-5500, or contact your financial professional, to obtain the current GLWB Supplement. We will also file any changes to the GLWB Supplement on EDGAR at www.sec.gov under file number 333-250061. No new GLWB Supplement that supersedes a prior GLWB Supplement will become effective unless written notice of effectiveness of the new GLWB Supplement is given at least seven calendar days in advance. In the future, we will include historical GLWB Supplement values in an appendix to this Prospectus.

Required Minimum Distribution Withdrawals

If the Contract is an Individual Retirement Annuity (IRA), GLWB Payments may be used to satisfy your Required Minimum Distribution (RMD) requirements. A withdrawal taken to satisfy RMD requirements prior to the GLWB Payment Start Date will be treated as an Excess Withdrawal and will reduce the GLWB Benefit Base and GLWB Payment and could terminate the Contract. You should not begin RMDs before the GLWB Payment Start Date. If an Excess Withdrawal is taken, any further RMDs taken during the Contract Year will be treated as Excess Withdrawals.

If the RMD associated with the Contract exceeds the GLWB Payment, and you increase the GLWB Payment to meet your RMD requirements, the additional funds withdrawn to satisfy RMD requirements after the GLWB Payment Start Date will not be treated as an Excess Withdrawal and Surrender Charges and Market Value Adjustments will not apply. The additional funds taken to satisfy an RMD requirement will not reduce the GLWB Benefit Base or future GLWB Payments.

The RMD requirement for the Contract is calculated by the Company based on the calendar year taken. The portion of the withdrawal that is treated as an RMD may not be greater than the RMD of the current calendar year less any amount previously withdrawn. For calendar years after the Contract Value is reduced to zero, the GLWB Payments will be treated as the RMD payments with respect to the Contract.

Spousal Continuation of the Guaranteed Lifetime Withdrawal Benefit

If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the Contract as the new Owner. This benefit may only be exercised one time. If the Spouse elects to continue the Contract as the new Owner, the Guaranteed Lifetime Withdrawal Benefit will remain in effect if the surviving Spouse is a Covered Person. If this condition is not met, the Guaranteed Lifetime Withdrawal Benefit will terminate, and we will no longer assess the GLWB Rider Fee.

If the surviving Spouse elects to continue the Contract and the Guaranteed Lifetime Withdrawal Benefit remains in effect, the following will occur:

●	If the spousal continuation election is before the GLWB Payment Start Date, joint GLWB Payments will not be available to the surviving Spouse.

●	If the spousal continuation election is after the GLWB Payment Start Date, we will continue to pay joint GLWB Payments to the surviving Spouse as long as the surviving Spouse is living.

Spousal continuation of a Contract does not impact the GLWB Benefit Base or potential annual GLWB Benefit Base increases on future Contract Anniversaries.

DEATH BENEFIT

Death of the Owner during the Accumulation Period

If the Owner dies during the Accumulation Period (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in a form and manner satisfactory to us:

●	Proof of Death of the Owner while the Contract is in force;

●	Our claim form from each Beneficiary, properly completed; and

●	Any other documents we require.

If you die during the Accumulation Period, your Beneficiary is entitled to a Death Benefit. If you have a Joint Owner, the Death Benefit will be available when the first Joint Owner dies.

If there is a surviving Owner and that Owner is the Spouse of the deceased Owner, the surviving Spouse will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary. The surviving Spouse may elect to continue the Contract as the new Owner and the Guaranteed Lifetime Withdrawal Benefit will remain in effect if the surviving Spouse is a Covered Person. See “Guaranteed Lifetime Withdrawal Benefit – Spousal Continuation of the Guaranteed Lifetime Withdrawal Benefit” and “Death Benefit – Spousal Continuation” for more details.

The following Death Benefit options are available under a Non-Qualified Contract:

Option A: If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the Contract as the new Owner. An individual who does not meet the definition of Spouse may not be able to continue the Contract for that person’s lifetime. The individual must receive the proceeds of the Contract and any attached endorsements or riders within the time period specified in section 72(s) of the IRC.

Option B: If the Beneficiary is a natural person, the Death Benefit proceeds will be applied in accordance with IRC section 72(s) under one of the Income Payout Options. The income payments must be made for the Beneficiary’s life or a period not extending beyond the Beneficiary’s life expectancy. Payments must commence within one year of the date of the Owner’s death.

Option C: A Beneficiary may elect to receive, at any time, the Death Benefit proceeds in a single lump sum not to extend beyond five years from the date of the Owner’s death.

Unless Option A or B is elected within 60 days of the date we receive Proof of Death or within one year of the date of the Owner’s Death, whichever is earlier, the entire interest in the Contract will be paid under Option C. Until payment of the Death Benefit proceeds, the proceeds remain in the Contract. Death Benefit proceeds will be distributed 5 years from the Owner’s death or earlier if requested by the Beneficiary. Interest, if any, will be paid on the Death Benefit proceeds under Option C as required by applicable state law.

If there are multiple Beneficiaries, each Beneficiary will be able to elect to receive his or her share of the benefits under either Option B or Option C within 60 days of the date we receive Proof of Death or within one year of the Owner’s death, whichever is earlier. If a Beneficiary does not make such an election during that period, their share of the Death Benefit proceeds will be paid under Option C. Until payment of the Death Benefit proceeds, the proceeds remain in the Contract. Death Benefit proceeds will be distributed 5 years from the Owner’s death or earlier if requested by the Beneficiary. Interest, if any, will be paid on the Death Benefit proceeds under Option C as required by applicable state law. Other minimum distribution rules apply to Qualified Contracts.

Death of the Annuitant during the Accumulation Period

If an Annuitant dies during the Accumulation Period and there is a surviving Owner who is a natural person, the following will occur:

●	If there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant.

●	If there is no Joint Annuitant, the Owner(s) will become the Annuitant(s).

If an Annuitant dies during the Accumulation Period and the Owner is not a natural person, the following will occur:

●	If any Annuitant dies during the Accumulation Period, the death of any Annuitant will be treated as the death of the Owner and Death Benefit proceeds must be distributed as required by IRC Section 72(s). Beneficiaries may receive these distributions over time, as allowed by the IRC, by electing Option B.

●	Unless Option B is elected within 60 days of the date we receive Proof of Death or within one year of the date of the Owner’s Death, whichever is earlier, Death Benefit proceeds will be paid in accordance with Option C.

Death Benefit Proceeds

Death Benefit proceeds are payable upon our receipt of Proof of Death (Owner’s death or Annuitant’s death if the Owner is not a natural person), and proof of each Beneficiary’s interest, which includes required documentation and proper instructions from each Beneficiary. If we receive Proof of Death before 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of that day. If we receive Proof of Death at or after 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of the next Business Day. The Death Benefit proceeds will be paid within 7 days after our receipt of Proof of Death and proof of each Beneficiary’s interest.

The Death Benefit during the Accumulation Period is equal to the current Contract Value on the date Death Benefit proceeds are payable or the Purchase Payment adjusted for withdrawals, whichever is greater. The Death Benefit terminates on the earlier of the termination of the Contract or when the entire Contract is applied to an Income Payout Option. GLWB Payments will reduce the Death Benefit by the amount of the GLWB Payment. All other withdrawals will proportionally reduce the Death Benefit by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal, which can result in decreasing the Death Benefit by more than the amount of the withdrawal and that decrease can be significant. Withdrawals include deductions for any applicable Surrender Charge and Market Value Adjustment. Withdrawals not only affect the Death Benefit but can affect GLWB Payments if it is considered an Excess Withdrawal.

Examples of Death Benefit after a Withdrawal:

Example 1. This example assumes the Contract Value is greater than the Purchase Payment at the time of the withdrawal.

Assume the following information:

●	Purchase Payment = $100,000

●	Withdrawal (including Surrender Charges and Market Value Adjustments) = $20,000; no other withdrawals have been taken

●	Contract Value at the time of withdrawal = $115,000

Step 1: Calculate the Death Benefit that would be payable immediately prior to the withdrawal:

●	Death Benefit payable immediately prior to the withdrawal = The greater of Purchase Payment and Contract Value

●	Death Benefit payable immediately prior to the withdrawal = The greater of $100,000 and $115,000 = $115,000

Step 2: Calculate ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

●	Ratio = Withdrawal / (Contract Value immediately prior to the withdrawal)

●	Ratio = $20,000 / $115,000 = 0.173913

Step 3: Calculate reduction to Purchase Payment:

●	Reduction to Purchase Payment = Ratio x (Purchase Payment prior to withdrawal)

●	Reduction to Purchase Payment = 0.173913 x $100,000 = $17,391.30

Step 4: Calculate Purchase Payment adjusted for withdrawals:

●	Purchase Payment adjusted for withdrawals = Purchase Payment prior to withdrawal – Reduction to Purchase Payment

●	Purchase Payment adjusted for withdrawals = $100,000 – $17,391.30 = $82,608.70

Step 5: Calculate the Contract Value after the withdrawal:

●	Contract Value immediately after the withdrawal = Contract Value at the time of the withdrawal – withdrawal

●	Contract Value immediately after the withdrawal = $115,000 – $20,000 = $95,000

Step 6: Calculate the Death Benefit that would be payable immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of Purchase Payment adjusted for withdrawals and Contract Value immediately after the withdrawal
●	Death Benefit payable immediately after the withdrawal = The greater of $82,608.70 and $95,000 = $95,000

●	The withdrawal of $20,000 reduced the Death Benefit payable by $20,000 (i.e. $115,000 - $95,000)

Example 2. This example assumes the Contract Value is less than the Purchase Payment at the time of the withdrawal.

Assume the following information:

●	Purchase Payment = $100,000

●	Withdrawal (including Surrender Charges and Market Value Adjustments) = $20,000; no other withdrawals have been taken
●	Contract Value at the time of withdrawal = $60,000

Step 1: Calculate the Death Benefit that would be payable immediately prior to the withdrawal:

●	Death Benefit payable immediately prior to the withdrawal = The greater of Purchase Payment and Contract Value

●	Death Benefit payable immediately prior to the withdrawal = The greater of $100,000 and $60,000 = $100,000

Step 2: Calculate ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

●	Ratio = Withdrawal / (Contract Value immediately prior to the withdrawal)

●	Ratio = $20,000 / $60,000 = 0.3333333

Step 3: Calculate reduction to Purchase Payment:

●	Reduction to Purchase Payment = Ratio x (Purchase Payment prior to withdrawal)

●	Reduction to Purchase Payment = 0.3333333 x $100,000 = $33,333.33

Step 4: Calculate Purchase Payment adjusted for withdrawals:

●	Purchase Payment adjusted for withdrawals = Purchase Payment prior to withdrawal – Reduction to Purchase Payment
●	Purchase Payment adjusted for withdrawals = $100,000 – $33,333.33 = $66,666.67

Step 5: Calculate the Contract Value after the withdrawal:

●	Contract Value immediately after the withdrawal = Contract Value at the time of the withdrawal – withdrawal

●	Contract Value immediately after the withdrawal = $60,000 – $20,000 = $40,000

Step 6: Calculate the Death Benefit that would be payable immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of Purchase Payment adjusted for withdrawals and Contract Value immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of $66,666.67 and $40,000 = $66,666.67

●	The withdrawal of $20,000 reduced the Death Benefit payable by $33,333.33 (i.e. $100,000 - $66,666.67)

As illustrated in Example 2, the Death Benefit calculation may result in a reduction in the Death Benefit that is significantly larger than the withdrawal amount.

A Surrender Charge and Market Value Adjustment will not apply to Death Benefit proceeds. The Death Benefit amount will not be less than the amount required by state law in which the Contract was delivered

We will pay interest on lump sum Death Benefit proceeds if required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law.

So far as permitted by law, the Death Benefit proceeds will not be subject to any claim of the Beneficiary’s creditors.

If an Owner is added or changed, except in the case of spousal continuation, the amount that will be paid upon the death of the new Owner is equal to the Contract Value on the date Death Benefit proceeds are payable. There is no impact on the Death Benefit if an Owner is removed.

Spousal Continuation

If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the Contract as the new Owner. This benefit may only be exercised one time.

Effective on the continuation date, we will set the Contract Value equal to the Death Benefit proceeds that would have been payable to the Spouse as the designated Beneficiary. This value is known as the spousal continuation amount. The date we receive notification that the surviving Spouse has elected to continue the Contract as the new Owner in Good Order is known as the continuation date.

Any addition to the Contract Value as a result of the Death Benefit proceeds will not be considered a Purchase Payment and will be allocated to the Contract Value on a Pro Rata basis.

On or after the continuation date, the amount that will be paid as Death Benefit proceeds is equal to the greater of:

●	The current Contract Value on the date the Death Benefit proceeds are payable; or

●	The spousal continuation amount adjusted for withdrawals since the continuation date.

Withdrawals other than GLWB Payments will proportionally reduce the spousal continuation amount by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal. GLWB Payments will reduce the spousal continuation amount by the amount of the GLWB Payment. Withdrawals include deductions for any applicable Surrender Charge and Market Value Adjustment.

A Surrender Charge and Market Value Adjustment will not apply to Death Benefit proceeds. The Death Benefit proceeds will not be less than the amount required by state law in which the Contract was delivered.

See the “Guaranteed Lifetime Withdrawal Benefit” section in this Prospectus for the impact of spousal continuation on the Covered Person(s) and the Guaranteed Lifetime Withdrawal Benefit.

Death of Owner or Annuitant After the Payout Date

We must be notified immediately of the death of an Annuitant or Owner. Proof of Death will be required upon the death of an Annuitant or Owner. We are not responsible for any misdirected payments that result from the failure to notify us of any such death.

If an Annuitant dies during the Payout Period, remaining income payments or Death Benefit proceeds, if any, will be distributed as provided by the Income Payout Option in effect. The Income Payout Option in effect will determine whether additional income payments or a Death Benefit apply.

If an Owner dies during the Payout Period, any remaining income payments will be distributed at least as rapidly as provided by the Income Payout Option in effect.

Interest on Death Benefit Proceeds

Interest will be paid on lump sum Death Benefit proceeds if required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law.

Abandoned Property Requirements

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.

INCOME PAYMENTS – THE PAYOUT PERIOD

Payout Date

When you purchase the Contract, we will set the Payout Date as the Contract Anniversary following the Annuitant’s 95th birthday. If there are Joint Annuitants, we will set the Payout Date based on the Age of the oldest Joint Annuitant.

You may change the Payout Date by sending an Authorized Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 days before the anticipated Payout Date; (iii) the requested Payout Date is at least two years after the Contract Issue Date; and (iv) the requested Payout Date is no later than the anticipated Payout Date as shown on your Contract Data Page. Any such change is subject to any maximum maturity Age restrictions that may be imposed by law.

Payout Period

The Payout Period is the period of time that begins on the Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen. On the first day of the Payout Period, the Contract Value will be applied to the Income Payout Option you selected unless the GLWB Benefit is in effect and the GLWB Payment would be higher. See “Income Payout Options” on page 47. A Surrender Charge and Market Value Adjustment will not apply to proceeds applied to an Income Payout Option. You cannot change the Annuitant or Owner on or after the Payout Date for any reason.

Terms of Income Payments

We use fixed rates of interest to determine the amount of fixed income payments payable under the Income Payout Options. Fixed income payments are periodic payments from us to the Owner, the amount of which is fixed and guaranteed by us. The amount of each payment depends on the form and duration of the Income Payout Option chosen, the Age of the Annuitant, the gender of the Annuitant (if applicable), the amount applied to purchase the income payments and the applicable income purchase rates in the Contract. The income purchase rates in the Contract are based on a minimum guaranteed interest rate of

1%. We may, in our discretion and on a non-discriminatory basis, make income payments in an amount based on a higher interest rate. Once income payments begin, you cannot change the terms or method of those payments. We do not apply a Surrender Charge or Market Value Adjustment to income payments.

We will make the first income payment on the Payout Date. We may require proof of age and gender (if the Income Payout Option rate is based on gender) of the Annuitant/Joint Annuitants before making the first income payment. To receive income payments, the Annuitant/Joint Annuitant must be living on the Payout Date and on the date that each subsequent payment is due as required by the terms of the Income Payout Option. We may require proof from time to time that this condition has been met.

INCOME PAYOUT OPTIONS

If the Guaranteed Lifetime Withdrawal Benefit has not been terminated, income payments will be equal to the greater of the GLWB Payment or the income payment under the Income Payout Option elected. If the income payment is equal to the GLWB Payment, the Covered Person(s) becomes the Annuitant(s). Upon the death of all Annuitants, we will pay the Beneficiary an amount equal to the Contract Value immediately prior to the commencement of the Payout Period less the total of the income payments paid. If the income payment is equal to the income payment under the Income Payout Option elected, upon the death of all Annuitants, we will pay the Beneficiary as described in “Income Payout Options” below.

The amount applied to an Income Payout Option is equal to the Contract Value immediately prior to the commencement of the Payout Period less the amount of any premium taxes paid.

Election of an Income Payout Option

You and/or the Beneficiary may elect to receive one of the Income Payout Options described under “Options” below. The Income Payout Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

The election of an Income Payout Option must be made by Authorized Request. The election is irrevocable after the payments commence. The Owner may not assign or transfer any future payments under any option.

We will make income payments monthly, quarterly, semiannually, or annually for the Installment Option. Life Income and Joint and Survivor Life Income options allow monthly income payments. We will also furnish the amount of such payments on request.

You may change your Income Payout Option any time before payments begin on the Payout Date.

Income Payout Options

We offer the following Income Payout Options described below. The frequency and duration of income payments will affect the amount you receive with each payment. In general, if income payments are expected to be made over a longer period of time, the amount of each income payment will be less than the amount of each income payment if income payments are expected to be made over a shorter period of time. Similarly, more frequent income payments will result in the amount of each income payment being lower than if income payments were made less frequently for the same period of time.

Option 1 – Installment Option. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the Annuitant dies before income payments have been made for the chosen number of years, remaining guaranteed income payments will be treated as the death benefit and will be distributed in one of the following two ways: a.) income payments will be continued for the remainder of the period to the Owner; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the Owner.

Option 2 – Life Income Option – Guaranteed Period Certain. We will pay monthly income payments for as long as the Annuitant lives. If the Annuitant dies before all of the income payments have been made for the guaranteed period certain, remaining guaranteed income payments will be treated as the death benefit and will be distributed in one of the following two ways: a.) income payments will be continued during the remainder of the guaranteed period certain to the Owner; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the Owner. If a Guaranteed Period of 0 years is selected and the Annuitant dies before the first income payment is made, no income payments will be made and the Death Benefit described in the “DEATH BENEFIT – Death Benefit Proceeds” on page 46 of this Prospectus will be paid.

The Guaranteed Period Certain choices are:

●	0 years (life income only);

●	5 years;

●	10 years;

●	15 years; or

●	20 years.

Option 3 – Joint and Survivor Life Income Option – 10-Year Guaranteed Period Certain. We will pay monthly income payments for as long as either of the Annuitants is living. If at the death of the second surviving Annuitant, income payments have been made for less than 10 years, remaining guaranteed income payments will be treated as the death benefit and will be distributed in one of the following two ways: a.) income payments will be continued during the remainder of the guaranteed period certain to the Owner; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the Owner.

Income payment(s) will be made to the Beneficiary if there is no surviving Owner. If there is no surviving Owner or Beneficiary, income payment(s) will be made to the Owner’s estate.

If you do not select an Income Payout Option, we will make monthly payments on the following basis, (unless the Internal Revenue Code (“IRC”) requires that we pay in some other manner in order for the Contract to qualify as an annuity or to comply with Section 401(a)(9) of the IRC, in which case we will comply with those requirements):

●	If the Guaranteed Lifetime Withdrawal Benefit has not been terminated, the Covered Person(s) becomes the Annuitant(s). Income payments will be equal to the greater of (a) and (b):

(a)   GLWB Payment; or (b) The Contract Value applied to the Life Income Option with 10-Year Guaranteed Period Certain for Contracts with one Annuitant or the Joint and Survivor Life Income Option with 10-Year Guaranteed Period Certain for Contracts with two Annuitants, as described in Income Payout Options 2 and 3 above.

●	If the income payment is equal to (a), upon the death of all Annuitants, we will pay the Beneficiary an amount equal to the Contract Value immediately prior to the commencement of the Payout Period less the total of the income payments paid. If the income payment is equal to (b), upon the death of all Annuitants, we will pay the Beneficiary as described in Income Payout Options 2 and 3 above.

●	If the Guaranteed Lifetime Withdrawal Benefit is terminated, income payments will be equal to the Contract Value applied to the Life Income Option with 10-Year Guaranteed Period Certain for Contracts with one Annuitant or the Joint and Survivor Life Income Option with 10-Year Guaranteed Period Certain for Contracts with two Annuitants, as described in Income Payout Options 2 and 3 above.

The minimum amount which can be applied under all income payout options is the greater of $2,500 or the amount required to provide an initial monthly income payment of $20. We do not allow partial annuitization. We may require due proof of age and gender of any Annuitant on whose life an income payout option is based.

The Income Payout Options described above may not be offered in all states. Any state variations are described in Appendix B to this Prospectus. Further, we may offer other Income Payout Options. More than one option may be elected. If your Contract is a Qualified Contract, not all options may satisfy Required Minimum Distribution rules. In addition, note that effective for Qualified Contract Owners who die on or after January 1, 2020, subject to certain exceptions, most non-spouse designated beneficiaries must now complete death benefit distributions within ten years of the Owner’s death in order to satisfy required minimum distribution rules. You should consult a tax advisor before electing an Income Payout Option.

FEDERAL INCOME TAX MATTERS

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

Tax Status of the Contracts

Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

Required Distributions. In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the Internal Revenue Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, Section 72(s) requires that (i) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (ii) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death unless distributions are made over life or life expectancy, beginning within one year of the death of the Owner. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

The Non-Qualified Contracts contain provisions that are intended to comply with these Internal Revenue Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary, to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner’s investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive Market Value Adjustment that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of Market Value Adjustments and you may want to discuss the potential tax consequences of a Market Value Adjustment with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract. GLWB Payments, even after the Contract Value is zero, are subject to the same tax provisions as withdrawals, including a penalty tax if elected prior to age 59½. GLWB Payments are fully taxable as income after the investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract) is fully recovered.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Penalty Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract and Qualified Contract, there may be an imposed federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions if they are:

●	made on or after the taxpayer reaches age 59½;
●	made on or after the death of an Owner;
●	attributable to the taxpayer’s becoming disabled; or
●	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Additional exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.

Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

Further Information. We believe that the Contracts will qualify as annuity contracts for Federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law. This Contract is available as a qualified contract as follows.

Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59½, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.

Roth IRAs, as described in Internal Revenue Code Section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (i) before age 59½ (subject to certain exceptions), or (ii) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules. Please note recent important changes to the required minimum distribution rules. Under IRAs and defined contribution retirement plans, most non-spouse beneficiaries will no longer be able to satisfy these rules by “stretching” payouts over life. Instead, those beneficiaries will have to take their post-death distributions within ten years. Certain exceptions apply to “eligible designated beneficiaries” which include disabled and chronically ill individuals. Individuals who are ten or less years younger than the deceased individual and children who have not reached the age of majority. This change applies to distributions to designated beneficiaries of individuals who die on and after January 1, 2020. Consult a tax advisor if you are affected by these new rules.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

Under certain circumstances, the Internal Revenue Code may impose a “generation skipping transfer (“GST”) tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Internal Revenue Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS. In 2021, each Owner can give away $11.7 million during life or at death before incurring a Federal gift or estate tax ($23.4 million if you “split” the gift with your spouse). This is your Federal “exemption” from estate and gift tax, and it increases every year with inflation. Taxable gifts made above this amount generally incur a 40% tax.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Same-Sex Spouses

The Contract provides that upon your death, a surviving Spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity Purchases By Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of the Contract and do not intend the above discussion as tax advice.

Important Information about the Indices

S&P 500 Index. The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the Owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Contract. S&P has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The S&P 500 Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The S&P 500 Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks.

The S&P 500 Index is a trademark of Standard & Poor’s or its affiliates and has been licensed for use by the Company.

Russell 2000 Index. The Contract is not sponsored, endorsed, sold or promoted by Frank Russell Group (“Russell”). Russell makes no representation or warranty, express or implied, to the Owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the Russell 2000 Index to track general stock market performance. Russell only relationship to the Company is in the licensing of certain trademarks and trade names of Russell and Russell 2000 Index which is determined, composed and calculated by Russell without regard to the Company or the Contract. Russell has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the Russell 2000 Index. Russell is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. Russell has no obligation or liability in connection with the administration, marketing or trading of the Contract.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN, AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. MSCI MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Russell 2000® is a stock market index that measures performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the largest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.

MSCI EAFE Index. The Contract is not sponsored, endorsed, sold or promoted by Morgan Stanley Capital International Inc. (“MSCI”). MSCI makes no representation or warranty, express or implied, to the Owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the MSCI EAFE Index to track general stock market performance. MSCI’s only relationship to the Company is in the licensing of certain trademarks and trade names of MSCI and of the MSCI EAFE Index which is determined, composed and calculated by MSCI without regard to the Company or the Contract. MSCI has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the MSCI EAFE Index. MSCI is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. MSCI has no obligation or liability in connection with the administration, marketing or trading of the Contract.

MSCI DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN AND MSCI SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. MSCI MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MSCI INDEX OR ANY DATA INCLUDED THEREIN. MSCI MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across developed markets countries around the world, excluding the U.S. and Canada. With 912 constituents, the MSCI EAFE Index covers approximately 85% of the free float-adjusted market capitalization in each country.

The MSCI EAFE Index is a trademark of MSCI or its affiliates and has been licensed for use by the Company.

On March 27, 2020 Congress passed the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”).  Among other provision, the CARES Act includes temporary relief from certain tax rules applicable to qualified contracts.

Required Minimum Distributions. The CARES Act allows participants and beneficiaries in certain qualified plans and IRAs to suspend taking required minimum distributions in 2020, including any initial required minimum distributions for 2019 that would have been due by April 1, 2020.  Additionally, the year 2020 will not be counted in measuring the five year post-death distribution period requirement.  Any distributions made in 2020 that, but for the CARES Act, would have been a required minimum distribution will instead be eligible for rollover and will not be subject to the 20% mandatory withholding.

Retirement Plan Distribution Relief.  Under the CARES Act, an “eligible participant” can withdraw up to a total of $100,000 from IRAs and certain qualified plans that adopt this provision without being subject to the 10% additional tax on early distributions. The Federal income tax on these distributions can be spread ratably over three years and the distributions may be re-contributed during the three-year period following the distribution.  For these purposes, eligible participants are participants who:

●	have been diagnosed with COVID-19,

●	have spouses or dependents diagnosed with COVID-19, or

●	have experienced adverse financial consequences stemming from COVID-19 as a result of

o	being quarantined, furloughed or laid off,

o	having reduced work hours,

o	being unable to work due to lack of child care,

o	the closing or reduction of hours of a business owned or operated by the participant, or

o	other factors determined by the Treasury Department.

Eligible participants can take these distributions from 401(k), 403(b), and governmental 457(b) plans even if they would otherwise be subject to in-service withdrawal restrictions (e.g., distributions before age 59-1/2) and the 20% withholding that would otherwise apply to these distributions does not apply.

OTHER INFORMATION

Distribution of the Contract

We offer the Contract on a continuous basis. We have entered into a distribution agreement with our affiliate, CBSI, for the distribution of the Contract. MEMBERS Life Insurance Company and CBSI are both wholly-owned subsidiaries of CUNA Mutual Investment Corporation. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of CBSI or other affiliated and unaffiliated broker-dealer firms (the “Selling Broker-Dealers”) registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who have entered into the Company’s selling agreements with us and the principal underwriter, CBSI.

We pay CBSI and/or our affiliates pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to CBSI and the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent. The Selling Agents are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of the Company. Selling Agents who are registered representatives of CBSI or our affiliates are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash items that we may jointly provide with CBSI or our affiliates. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives of CBSI qualify for such benefits. Selling Agents who are registered representatives of CBSI or our affiliates may receive other payments from us for services that do not directly involve the sale of the Contracts, including payments made for the recruitment and training of personnel, production of promotional literature and similar services.

The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the Contract sold but is not expected to be more than 7.25% of the Purchase Payment. We may also pay asset-based commission (sometimes called trail commissions) in addition to the Purchase Payment-based commission. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of the Purchase Payment.

In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensation or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recover commissions and other compensation, marketing, administrative and other expenses and costs of Contract benefits through the fees and charges imposed under the Contract.

Business Disruption and Cyber-Security Risks

We rely heavily on interconnected computer systems and digital data to conduct our variable and index-linked product business activities. Because our variable and index-linked product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential Owner information. Such systems failures and cyber-attacks affecting us, CBSI and intermediaries may adversely affect us and your Contract

Value. For instance, systems failures and cyber-attacks may interfere with our processing of Contract transactions, including the processing of orders, impact our ability to calculate Contract Value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or CBSI and intermediaries to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we, CBSI or intermediaries will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

Authority to Change

Only the President or Secretary of the Company may change or waive any of the terms of your Contract. Any change must be in writing and signed by the President or Secretary of the Company. You will be notified of any such change, as required by law.

Incontestability

We consider all statements in your application (in the absence of fraud) to be representations and not warranties. We will not contest your Contract.

Misstatement of Age or Gender

If an Annuitant’s or Covered Person(s) date of birth is misstated, we will adjust the income Payments or GLWB Payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the individuals correct date of birth. If an Annuitant’s gender has been misstated, and the life income rate type is based on gender, we will adjust the income payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant’s correct gender. We will add any underpayments to the next payment. We will subtract any overpayment from future payments. We will not credit or charge any interest to any underpayment or overpayment.

Conformity with Applicable Laws

The provisions of the Contract conform to the minimum requirements of the state in which the Contract is delivered (i.e., the “state of issue”). The laws of the state of issue control any conflicting laws of any other state in which the Owner may live on or after the Contract Issue Date. If any provision of your Contract is determined not to provide the minimum benefits required by the state in which the Contract is issued, such provision will be deemed to be amended to conform or comply with such laws or regulations. Further, the Company will amend the Contract to comply with any changes in law governing the Contract or the taxation of benefits under the Contract.

Reports to Owners

At least annually, we will mail a report to you at your last known address of record, a report that will state the beginning and end dates for the current report period; your Contract Value at the beginning and end of the current report period; the amounts that have been credited and debited to your Contract Value during the current report period, identified by the type of activity the amount represents; the Surrender Value at the end of the current report period; and any other information required by any applicable law or regulation.

You also will receive confirmations of each financial transaction, such as transfers, withdrawals, and surrenders.

Change of Address

You may change your address by writing to us at our Administrative Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

Inquiries

You may make inquiries regarding your Contract by writing to us or calling us at our Administrative Office.

CORPORATE HISTORY OF THE COMPANY

We are a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”) and a direct wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). We were formed by CMFG Life on February 27, 1976, as a stock life insurance company under the laws of the State of Wisconsin for the purpose of writing credit disability insurance. The original name of the Company was CUDIS Insurance Society, Inc. On August 3, 1989, the Company’s name changed to CUMIS Life Insurance, Inc., and was subsequently changed to its current name on January 1, 1993. League Life Insurance Company (Michigan) merged into the Company on January 1, 1992 in connection with the concurrent merger of MEMBERS Life Insurance Company (Texas) into the Company. We re-domiciled from Wisconsin to Iowa on May 3, 2007. On February 17, 2012, we amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa. Currently, we have no employees.

CMFG Life is a stock insurance company organized on May 20, 1935 and domiciled in Iowa. CMFG Life is one of the world’s largest direct underwriters of credit life and disability insurance and is a major provider of qualified pension products to credit unions. Further, CMFG Life and its affiliated companies currently offer deferred and immediate annuities, individual term and permanent life insurance, and accident and health insurance. In 2012, CMFG Life was reorganized as a wholly-owned subsidiary of TruStage Financial Group, Inc. (f/k/a CUNA Mutual Financial Group, Inc.), which is a wholly-owned subsidiary of CUNA Mutual Holding Company (“CM Holding”), a mutual holding company organized under the laws of the State of Iowa.

In August 2013, the Company began issuing an Index-Linked Annuity Contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium variable and index-linked annuity contract under “MEMBERS® Horizon Variable Annuity”. In December 2018, the Company began issuing a flexible premium variable and index-linked annuity contract under “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity”. In August 2019, the Company began issuing a single premium deferred index annuity under the name “CUNA Mutual Group Zone Income Annuity.” These annuity contracts account for all the new product sales of the Company. The Company also serves previously existing blocks of individual and group life policies.

CMFG Life provides significant services required in the conduct of the Company’s operations. We have entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement for the administration of our business pursuant to which CMFG Life performs certain administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as share certain resources and personnel with us; and pursuant to which CMFG Life provides us with certain procurement, disbursement, billing and collection services.

You may write us at 2000 Heritage Way, Waverly, Iowa 50677-9202, or call us at 1-800-798-5500.

We share office space with our indirect parent, CMFG Life. CMFG Life occupies office space in Madison, Wisconsin and Waverly, Iowa that is owned by CMFG Life. Expenses associated with the facilities are allocated to us through the Amended and Restated Expense Sharing Agreement that we entered into with CMFG Life on January 1, 2015.

Financial Information

Our financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division (“Insurance Department”). Prescribed statutory accounting practices are practices incorporated directly or by reference in state laws, regulations and general administrative rules and are applicable to all insurance enterprises domiciled in a particular state.

The Insurance Department has identified the Accounting Practices and Procedures Manual as promulgated by the National Association of Insurance Commissioners (“NAIC”), as a source of prescribed statutory accounting practices for insurers domiciled in Iowa. Permitted statutory accounting practices encompass all accounting practices not prescribed by the NAIC and are approved by the Insurance Department.

Investments

Our investment portfolio consists primarily of fixed income securities.

Reinsurance

We reinsure our life insurance exposure with an affiliated insurance company under a traditional indemnity reinsurance arrangement. We entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. On September 30, 2015, we amended the Coinsurance Agreement with CMFG Life and now cede 100% of our insurance policies in force to CMFG Life. In 2013, we entered into a second agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts. Effective January 1, 2019 an Amended and Restated Coinsurance and Modified Coinsurance Agreement with CMFG Life ceding 100% of the business relating to the MEMBERS Zone Annuity contracts, the MEMBERS Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts, the MEMBERS Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts and the CUNA Mutual Group Zone Income Annuity Contracts was put in place. This Amended and Restated Coinsurance and Modified Coinsurance Agreement replaced all prior reinsurance agreements relating to the variable and index-linked annuity contracts issued by the Company. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

Policy Liabilities and Accruals

The applicable accounting standards and state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies.

POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE RESULTS

Although economic conditions both domestically and globally have continued to improve since the recession from late 2007 through the first half of 2009, we remain vulnerable to market uncertainty and continued financial instability of national, state and local governments. Conditions in the global capital markets and economy could deteriorate in the near future and affect our financial position and our level of earnings from our operations.

Markets in the United States and elsewhere remain subject to volatility and disruption. Any future economic downturn or market disruption could negatively impact our ability to invest our funds.

Specifically, if market conditions deteriorate in 2020 or beyond:

●	our investment portfolio could incur other-than-temporary impairments;

●	due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or

●	our liquidity could be negatively affected, and we could be forced to further limit our operations and our business could suffer, as we need liquidity to pay our policyholder benefits and operating expenses.

The principal sources of our liquidity are monthly settlements under the coinsurance agreements with CMFG Life, annuity deposits, investment income, proceeds from the sale, maturity and call of investments and capital contributions from CMFG Life.

Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners (“NAIC”) and the SEC. Some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength. It may also impair our ability to retain customers which could increase surrenders and impact profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities (and combinations thereof) sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, services provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

Our ability to compete will depend in part on the performance of our products. We will not be able to accumulate and retain assets under management for our products if our products underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

The loss of key executives could disrupt our operations.

Our success depends in part on the continued service of key executives within our Company and CMFG Life’s ability to attract and retain additional executives and employees. The loss of key executives or CMFG Life’s inability to recruit and retain additional qualified personnel could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability.

Changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

We are subject to the NAIC’s risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies.

Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, anti-discrimination regulation, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. In addition, legislation has been enacted that could result in the federal government assuming some role in the regulation of the insurance industry.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) enacted in July 2010 made sweeping changes to the regulation of financial services entities, products and markets. The Dodd-Frank Act directed existing and newly-created government agencies and bodies to perform studies and promulgate a multitude of regulations implementing the law, a process that has substantially advanced but is not yet complete. While a number of studies and most of the rule-making process has already been completed, there are certain key Dodd-Frank requirements that remain to be implemented and may affect our business.

Among other things, the Dodd-Frank Act imposes a comprehensive new regulatory regime on the over-the-counter (“OTC”) derivatives marketplace and grants new joint regulatory authority to the SEC and the U.S. Commodity Futures Trading Commission (“CFTC”) over OTC derivatives. While the SEC and CFTC continue to promulgate rules required by the Dodd-Frank Act, most rules have been finalized and, as a result, certain of the Company’s derivatives operations are subject to, among other things, new recordkeeping, reporting and documentation requirements and new clearing requirements for certain swap transactions (currently, certain interest rate swaps and index-based credit default swaps; cleared swaps require the posting of margin to a clearinghouse via a futures commission merchant and, in some case, to the futures commission merchant as well).

In addition, in the latter part of 2015, U.S. federal banking regulators and the CFTC adopted regulations that will require swap dealers, security-based swap dealers, major swap participants and major security-based swap participants (“Swap Entities”) to post margin to, and collect margin from, their OTC swap counterparties (the “Margin Rules”). Pursuant to the Margin Rules, the Company is required to exchange variation margin with its derivatives counterparties that are Swap Entities and it may be required to exchange initial margin with such counterparties beginning in September 2021.

Other regulatory requirements may indirectly impact us. For example, non-U.S. counterparties of the Company may also be subject to non-U.S. regulation of their derivatives transactions with the Company. In addition, counterparties regulated by the Prudential Regulators (which consist of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency) are subject to liquidity, leverage and capital requirements that impact their derivatives transactions with the Company. Collectively, these new requirements have increased the direct and indirect costs of our derivatives activities and may further increase them in the future.

The Dodd-Frank Act also established a Federal Insurance Office (“FIO”) under the U.S. Treasury Department. Although the Federal Insurance Office was not granted general supervisory authority over the insurance industry, it is authorized to, among other things, (1) monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance and (2) recommend changes to the state system of insurance regulation to the U.S. Congress. The FIO was required to issue several reports to Congress on the insurance industry, most notably, (i) a report on “how to modernize and improve the system of insurance regulation in the United States”, and (ii) a report on “the breadth and scope of the global reinsurance market and the critical role such market plays in supporting insurance in the United States.” The FIO has completed such reports and it remains to be seen whether either of the FIO’s reports will affect the manner in which insurance and reinsurance are regulated in the U.S. and, thereby, the Company’s business.

The Dodd-Frank Act also established the Financial Stability Oversight Council (the “FSOC”), which is charged with identifying risks to the financial stability of the U.S. financial markets, promoting market discipline, and responding to emerging threats to the stability of the U.S. financial markets. The FSOC is empowered to make recommendations to primary financial regulatory agencies regarding the application of new or heightened standards and safeguards for financial activities or practices, and certain participation in such activities, that threaten the stability of the U.S. financial markets. In addition, the FSOC is authorized to determine whether an insurance company is systematically significant and to recommend that it should be subject to enhanced prudential standards and to supervision by the Board of Governors of the Federal Reserve System. In April 2012, the FSOC approved its final rule for designating non-bank financial companies as systemically important financial institutions (“SIFI”). Under the final rule, the Company’s assets, liabilities and operations do not currently satisfy the financial thresholds that serve as the first step of the three-stage process to designate a non-bank financial company as a SIFI. While recent developments suggest that it is unlikely that FSOC will be designating additional non-bank financial companies as systematically significant, there can be no assurance of that unless and until FSOC’s authority to do so has been rescinded.

Separate from any SIFI designation, the Company could potentially be subject to the orderly liquidation authority of the Federal Deposit Insurance Corporation (“FDIC”), in accordance with Title II of the Dodd-Frank Act. Title II of the Dodd-Frank Act provides that the FDIC, under certain circumstances, may be appointed receiver of a “covered financial company,” which could include an insurance company, for purposes of liquidating such company. This would apply to insurance companies in a limited context, where the relevant state insurance regulator has failed to act within 60 days after a determination has been made to subject the insurance company to the FDIC’s orderly liquidation authority, and resolution by the FDIC would be in accordance with state insurance law. The uncertainty about regulatory requirements could influence the Company’s product line or other business decisions with respect to some product lines.

Additionally, Dodd-Frank created the Consumer Financial Protection Bureau (“CFPB”), an independent division of the Department of Treasury with jurisdiction over credit, savings, payment, and other consumer financial products and services, but excluding investment products already regulated by the SEC or the CFTC. The CFPB has supervisory authority over certain non-banks whose activities or products it determines pose risks to consumers.

In addition to promulgating rules that could impose compliance obligations on the Company, the CFPB continues to bring enforcement actions involving a growing number of issues, including actions brought jointly with state Attorneys General, which could directly or indirectly affect the Company. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area. The Company is unable at this time to predict the impact of the CFPB’s activities on the Company.

Although the full impact of the Dodd-Frank Act cannot be determined until all of the various studies mandated by the law are conducted and all implementing regulations are adopted, many of the legislation’s requirements could have adverse consequences for the financial services industry, including for the Company. The Dodd-Frank Act could make it more expensive for the Company to conduct business, require the Company to make changes to its business model, or satisfy increased capital requirements.

Regulation of Broker-Dealers and Sales of Insurance Products

The sales of our insurance products could also be adversely affected to the extent that some or all of the firms that distribute our products face heightened regulatory scrutiny, increased regulation and potentially heightened litigation risks that cause them to de-emphasize sales of the types of products issued by us.

The SEC adopted a series of rules related to the standard of care owed by a broker-dealer to its customers (“Regulation BI”), and the creation of a Form CRS Relationship Summary. The obligations of Regulation BI and Form CRS generally went effective on June 30, 2020. Among other things, Regulation BI would impose a “best interest” standard of care on broker-dealers making recommendations to their customers. Broker-dealers and investment advisers would be required to provide the Form CRS Relationship Summary to their customers. The Form is designed to provide information about the broker-dealer or investment adviser to their customers. The changes under Regulation BI and the Form CRS could increase our overall compliance costs. In addition, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims.

There is also a possibility that the various states may develop rules raising the standard of care owed by insurance agents to their customers. For example, the NAIC has been working towards the adoption of revisions to the NAIC’s Suitability in Annuity Transactions Model Regulation that would impose a requirement that any recommendation of an annuity product be in the consumer’s best interest. As a result, as this or similar changes are adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. Whether other state proposals, or the proposed amendments to the NAIC’s Suitability in Annuity Transactions Model Regulation, will ultimately be adopted is uncertain.

Events outside of our control may negatively affect our business continuity, results of operations and financial performance

The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, a support failure from external providers or other events outside of our control, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affects our computer-based data processing transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats.

In addition to disruptions to our operations, period of market volatility may occur in response to pandemics or other events outside of our control. For example, in December 2019, a novel strain of coronavirus surfaced in Wuhan, China, which has resulted in the temporary closure of many corporate offices, retail stores, and manufacturing facilities and factors around the world. As the potential impact on global markets from the coronavirus is difficult to predict, the extent to which the coronavirus may negatively affect our results of operations and financial performance or the duration of any potential business disruption is uncertain. Any potential impact to our results of operations and financial performance will depend to a large extent on future developments and new information that may emerge regarding the duration and severity of the coronavirus and the actions taken by authorities and other entities to contact the coronavirus or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our results of operations and financial performance.

Changes in federal income taxation laws may affect sales of our products and profitability.

The annuity products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e., the “inside build-up”) is deferred until it is received by the policyholder. With other savings and investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Distributions from non-qualified annuity policies have been considered “investment income” for purposes of the Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances, a 3.8% tax (“Medicare Tax”) may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and the Act is also the subject of several proposals in the U.S. Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the 3.8% Medicare Tax is unknown at this time.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. There can be no assurance that any future litigation will not have a material adverse effect on our business, financial condition or results of operations through distraction of our management or otherwise.

SELECTED FINANCIAL DATA

The following selected financial data is derived from the Company’s statutory basis financial statements and should be read in conjunction with the discussion under Management’s Discussion and Analysis of Financial Condition and Results of Operations. The results of operations data for the years ended December 31, 2020, 2019 and 2018 and the balance sheet data as of December 31, 2020 and 2019 should be read in conjunction with our statutory basis financial statements and related notes appearing elsewhere in this Prospectus. The results for the past periods are not necessarily indicative of results that may be achieved in future periods. The Company entered into reinsurance agreements in 2019, 2015, 2013 and 2012 which significantly impact the Company’s financial results and presentation. See Note 7 of the Notes to Statutory Basis Financial Statements appearing elsewhere in this Prospectus for additional information on these agreements.

	For the year ended December 31,
Results of Operations Data	2020	2019	2018	(unaudited) 2017	(unaudited) 2016
	(Dollars in thousands)
Income
Premiums and annuity considerations	$ -	$ -	$ -	$ -	$ (21)
Reinsurance commissions	103,297	85,813	71,157	56,631	45,156
Net investment income	1,017	1,626	758	517	347
Commission and fee income	-	38	18	7	1
Other income	31,596	39,864	40,425	44,930	21,622

Total income	135,910	127,341	112,358	102,085	67,105

Benefits and expenses
General insurance expenses	45,029	37,669	30,755	21,713	15,053
Insurance taxes, licenses, fees and commissions	58,279	48,143	40,402	36,463	31,076
Net transfers to separate accounts	31,908	40,318	40,705	41,501	19,279

Total benefits and expenses	135,216	126,130	111,862	99,677	65,408

Income before income taxes	694	1,211	496	2,408	1,697
Income tax expense (benefit)	256	(59)	(74)	752	1,166

Income before net realized capital gains – (losses)	438	1,270	570	1,656	531
Net realized capital gains (losses)	(241)	(20)	(151)	258	520

Net income	$ 197	$ 1,250	$ 419	$ 1,914	$ 1,051

Balance Sheet Data	As of December 31,
	2020	2019	(unaudited) 2018	(unaudited) 2017	(unaudited) 2016
	(Dollars in thousands)
Assets
Bonds and notes	$ 30,309	$ 34,412	$ 29,885	$ 10,650	$11,036
Cash and cash equivalents	26,410	29,037	24,912	18,440	18,732
Amounts due from reinsurers	12,718	6,827	3,175	14,597	13,114
Other assets	4,024	4,542	3,562	7,709	10,813
Separate account assets	230,314	169,654	103,205	69,005	20,221
Total assets	$ 303,775	$ 244,472	$ 164,739	$ 120,401	$ 73,916
Liabilities and capital and surplus
Reinsurance payable	$ 7,397	$ 14,933	$ 7,411	$ 16,016	$ 12,367
Payables to affiliates	18,329	8,626	5,194	3,321	6,196
Other liabilities	7,035	11,270	9,482	13,459	11,927
Separate account liabilities	230,314	169,654	103,205	69,005	20,221
Total liabilities	263,075	204,483	125,292	101,801	50,711
Total capital and surplus	40,700	39,989	39,447	18,600	23,205
Total liabilities and capital and surplus	$ 303,775	$ 244,472	$ 164,739	$ 120,401	$ 73,916

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations reviews our financial condition at December 31, 2020 and December 31, 2019; our results of operations for the years ended December 31, 2020, 2019 and 2018; and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our statutory basis financial statements and notes thereto appearing elsewhere in this Prospectus. The dollar amounts disclosed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are in thousands.

Cautionary Statement Regarding Forward-Looking Information

All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in press releases, presentations by us, our immediate parent CMIC, or CM Holding, our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements. The Company cautions that these statements may vary from actual results and the differences between these statements and actual results can be material. Accordingly, the Company cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

●

general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

●	customer response to new products and marketing initiatives;

●	changes in the Federal income tax laws and regulations that may affect the relative income tax advantages of our products;

●	increasing competition in the sale of annuities;

●	regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank and credit union sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

●	the risk factors or uncertainties disclosed in this Prospectus.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus disease (“COVID-19”) as a pandemic, which continues to spread throughout the U.S. COVID-19 is having an unprecedented impact on the U.S. economy as federal, state, and local governments react to this public health crisis.

The impacts of the current COVID-19 pandemic are broad reaching, and the impacts on the Company’s statutory basis financial statements to date have not been estimated. Due to the COVID-19 outbreak, there is uncertainty surrounding the potential impact on the Company’s future financial position, results of operations and related cash flows. Continued impacts of the pandemic could materially adversely affect the Company’s near-term and long-term premium revenues, policyholder benefits, earnings, liquidity, and cash flows. These potential impacts will largely depend on future developments that cannot be accurately predicted, including the duration and severity of the pandemic, government actions, and the length of time until the economy recovers.

For a detailed discussion of these and other factors that might affect our performance see the section entitled “Potential Risk Factors That May Affect Our Business and Our Future Results.”

Overview

The Company is a wholly-owned indirect subsidiary of CMFG Life and a direct wholly-owned subsidiary of CMIC. Our ultimate parent is CM Holding, a mutual insurance holding company organized under the laws of Iowa. On May 3, 2007, the Company re-domiciled from Wisconsin to Iowa. On February 17, 2012, we the Company amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 as authorized by the laws of the State of Iowa.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits. Results associated with the deposits on annuity contracts include MEMBERS® Zone Annuity, MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity and CUNA Mutual Group Zone Income™ Annuity.

	Direct Life and Health Premium			Deposits on Annuity Contracts
	2020	2019	2018	2020	2019	2018
Michigan	61%	60%	62%	5%	6%	7%
Texas	24	25	24	6	5	*
California	5	5	5	5	*	*
Pennsylvania	*	*	*	7	7	8
Wisconsin	*	*	*	6	6	5
Iowa	*	*	*	*	5	6
North Carolina	*	*	*	5	*	*
Florida	*	*	*	5	5	6
Indiana	*	*	*	5	*	5
*Less than 5%

No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2020.

As of December 31, 2020 and 2019, the Company had more than $303 million and $244 million in assets and more than $65 million and $72 million of life insurance in force, respectively.

The Company services existing closed blocks of individual and group life policies. In August 2013, the Company began issuing a single premium deferred index annuity contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium deferred variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity”. In December 2018, the Company began issuing a flexible premium variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity”. In August 2019, the Company began issuing a single premium deferred modified guaranteed index annuity contract under the name “CUNA Mutual Group Zone Income™ Annuity”. These four annuity contracts account for all the new sales of the Company. The Company distributes the annuity contracts through multiple face-to-face distribution channels, including:

●	Managed Agents: employees of CMFG Life who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services;

●	Dual Employee Agents: employees of credit unions who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services. These agents are registered representatives of the Company’s affiliated broker dealer, CBSI: and

●	Independent Agents: agents who also represent other insurance companies and, along with or through an unaffiliated broker-dealer, contract with the Company to offer its annuity products that are made available for distribution through this channel.

The Company entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, the Company agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. On September 30, 2015, the Company amended the Coinsurance Agreement with CMFG Life and now cede 100% of our insurance policies in force to CMFG Life. In 2013, the Company entered into a second agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, the Company entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, the Company amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts. On August 19, 2019, the Company entered into a reinsurance agreement with CMFG Life to cede 100%of the business related to CUNA Mutual Group Zone Income Annuity Contracts. In December 2019, the Company filed a replacement reinsurance agreement, which consolidates and replaces the three separate agreements related to its annuity contracts (the 2013, 2015 and 2019 agreements), with the Company’s state of domicile. This replacement agreement was approved by the regulator in January 2020 and effective in 2019. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. As a result, the Company believes its profitability from insurance operations going forward will be minimal.

CMFG Life provides significant services required in the conduct of the Company’s operations pursuant to a Cost Sharing, Procurement, Disbursement and Billing and Collection Agreement. CMFG Life allocates expenses to us on the basis of estimated time spent by employees of CMFG Life on Company matters and the use of operational resources. Management believes the allocations of expenses are reasonable and that the results of the Company’s operations may have materially differed in a negative manner from the results reflected in the accompanying statutory basis financial statements if the Company did not have this relationship.

Critical Accounting Policies

The complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor our accounting policies. The following summary of our critical accounting policies is intended to enhance your ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates.

Use of Estimates - The preparation of the statutory basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statutory basis financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and, in some cases, the difference could be material. Investment valuations, policy reserve valuations, determination of other-than-temporary impairments (“OTTI”), deferred tax asset valuation reserves and reinsurance balances are most affected by the use of estimates and assumptions.

Investments - Investments are valued as prescribed by the National Association of Insurance Commissioners (“NAIC”).

Bonds and notes: Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

Fair Value - Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments, and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2020.

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Cash equivalents	$ 24,336	$ 24,336	$ 24,336	$ -	$ -
Bonds and notes	30,309	33,449	-	32,459	990
Separate account assets	230,314	230,314	-	230,314	-
Financial instruments recorded as liabilities:
Separate account liabilities	230, 314	230,314	-	230,314	-

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2019:

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Cash equivalents	$ 28,122	$ 28,122	$ 28,122	$ -	$ -
Bonds and notes	34,412	35,745	-	35,745	-
Separate account assets	169,654	169,654	-
Financial instruments recorded as liabilities:
Separate account liabilities	169,654	169,654	-	169,654	-

Other-Than-Temporary Investment Impairments – Investment securities are reviewed for other than temporary impairment (“OTTI”) on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its cost basis. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

●	The existence of any plans to sell the investment security.

●	The extent to which fair value is less than statement value.

●	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

●	The financial condition and near-term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions and cash flow analysis.

●	For loan-backed and structured securities and equity securities, the Company’s intent and ability to retain our investment for a period of time sufficient to allow for an anticipated recovery in fair value.

●	The Company’s ability to recover all amounts due according to the contractual terms of the agreement.

●	The Company’s collateral position in the case of bankruptcy or restructuring.

A bond is considered to be other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period. When this occurs, the Company records a realized capital loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. If the bond is a loan-backed or structured security, it is considered to be other-than-temporarily impaired when the amortized cost exceeds the present value of cash flows expected to be collected and its value is not expected to recover through the Company’s holding period. The amount of the other-than-temporary impairment recognized in net income as a realized loss equals the difference between the investment’s amortized cost basis and its expected cash flows. In determining whether an unrealized loss is expected to be other-than-temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered above its cost basis.

Management believes it has made an appropriate provision for other-than-temporarily impaired securities owned at December 31, 2020 and 2019. As a result of the subjective nature of these estimates, however, additional provisions may subsequently be determined to be necessary, as new facts emerge and a greater understanding of economic trends develop. Additional OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts. In light of the variables involved, such additional OTTI could be significant.

Reinsurance – Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies have been reported as reductions of premium income and benefits in the accompanying statutory basis statements of operations. Policy and claim reserves are reported net of unbilled reinsurance recoverables. The Company has evaluated its reinsurance contracts and determined that all significant contracts transfer the underlying economic risk of loss. Since CMFG Life is the only reinsurer, there is no concern of default on reinsurance receivable balances.

The Company entered into a Coinsurance Agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations. As consideration for the reinsurance provided under this agreement, the Company transfers all of its premiums to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and insurance claims and benefits received on account of our existing life and accident and health insurance business to CMFG Life.

The Company entered into a second agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of its MEMBERS® Zone Annuity contracts, the reinsurance is accounted for using the deposit method of accounting.

The Company entered into a third agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of its MEMBERS® Horizon Variable Annuity investment-type contracts and its MEMBERS® Horizon II Variable Annuity investment-type contracts, the reinsurance is accounted for using the deposit method of accounting.

The Company entered into a fourth agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of the Company’s CUNA Mutual Group Zone Income™ Annuity Contracts, the reinsurance is accounted for using the deposit method of accounting.

In December 2019, the Company filed a replacement reinsurance agreement, which consolidates and replaces the three separate agreements related to its annuity contracts (the 2013, 2015 and 2019 agreements), with the Company’s state of domicile. This replacement agreement was approved by the regulator in January 2020 and was effective in 2019.

Separate Accounts – The Company issues single premium deferred index annuities, single premium deferred modified guaranteed index annuities and flexible premium variable and index linked deferred annuities, the assets and liabilities of which are legally segregated and reflected in the accompanying statutory basis statements of admitted assets, liabilities and capital and surplus as assets and liabilities of the separate accounts. All separate account assets and liabilities are ceded except the MEMBERS Life Variable Separate Account which is used to fund the variable accounts within the flexible premium variable and index linked deferred annuities.

Separate account assets for the variable annuity component of the flexible premium variable and index linked deferred and single premium deferred modified guaranteed index annuity are stated at fair value. Separate account liabilities are accounted for in a manner similar to other policy reserves. Separate account premium deposits, benefit expenses and contract fee income for investment management and policy administration are reflected by the Company in the accompanying statutory basis statements of operations.

Variable annuity contract holders are able to invest in investment funds managed for their benefit. All of the separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission as of December 31, 2020 and 2019, respectively.

CMFG Life, on behalf of the Company, invests the single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable premiums for the benefit of the contract holder. The single premium deferred index, single premium deferred modified guaranteed index and flexible premium variable and index linked deferred annuities have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary with issuance. Interest is credited at the end of each Contract Year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that Contract Year. At the end of the initial index term only the Secure Account will be available as an option to the policyholder.

Policy and Contract Claim Reserves – Liabilities established for unpaid benefits for life insurance contracts represent the estimated amounts required to cover the ultimate cost of settling reported and incurred but unreported losses. These estimates are adjusted in the aggregate for ultimate loss expectations based on historical experience patterns and current economic trends. Any change in the probable ultimate liabilities, which might arise from new information emerging, is reflected in the statutory basis statements of operations in the period the change is determined to be necessary. Such adjustments could be material.

The policy and contract claim reserves are 100% ceded to CMFG Life.

Policy Reserves – Life Insurance reserves: Traditional life insurance reserves are computed on either the net level reserve basis or the CRVM basis dependent on product type and issue date. Depending upon the issue year, either the American Experience table, the American Men table, the 1941, 1958, 1980, 2001, or 2017 Commissioners Standard Ordinary mortality table is used.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns the portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves.

Extra premiums are charged for substandard lives, plus the gross premium for a rated age. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, plus one-half of the extra premium charge for the year.

Tabular interest, tabular less actual reserves released, tabular cost and tabular interest on funds not involving life contingencies have all been determined by formulas prescribed by the Insurance Department.

Individual annuity reserves: Policyholder reserves related to individual annuity contracts are computed using the Commissioner’s Annuity Reserve Valuation Method (“CARVM”), along with VM 21 for fixed annuities, equity indexed annuities and variable annuities, during the contract accumulation period and the present value of future payments for contracts that have annuitized. Policyholder reserves related to single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium variable and index linked deferred annuity contracts are computed using CARVM, along with Actuarial Guideline (AG) 33 and 35 and VM 21 for policies greater than ten days after issue; for the first ten days, the reserve is equal to the return of premium. A reserve floor for all deferred annuities is set equal to the cash surrender value.

The policy reserves are 100% ceded to CMFG Life.

Liability for Deposit-Type Contracts – The Company recognizes a liability for policyholder deposits that are not subject to policyholder mortality or longevity risk at the stated account value. The account value equals the sum of the original deposit plus accumulated interest, less any withdrawals and expense charges. Such deposits primarily represent annuity contracts without life contingencies.

Income Tax – Deferred income taxes are recognized, subject to an admissibility test for deferred tax assets, and represent the future tax consequences attributable to differences between the statutory basis financial statement carrying amount of assets and liabilities and their respective tax bases. Gross deferred tax assets are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Recorded deferred tax amounts are adjusted to reflect changes in income tax rates and other tax law provisions as they are enacted. The net change in deferred taxes is recorded directly to unassigned surplus.

The Company is subject to tax-related audits. The Company accounts for any federal and foreign tax contingent liabilities in accordance with Statement of Statutory Accounting Principles (“SSAP”) No. 5R, Liabilities, Contingencies and Impairments of Assets as modified by SSAP No. 101, Income Taxes, and any state and other tax contingent liabilities in accordance with SSAP No. 5R.

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted by the U.S. federal government on March 27, 2020. The income tax provisions of the CARES Act did not have a material impact on the Company’s statutory basis financial statements.

Statutory Valuation Reserves – The Interest Maintenance Reserve (“IMR”) is maintained for the purpose of stabilizing the surplus of the Company against gains and losses on sales of investments that are primarily attributable to changing interest rates. The interest rate-related gains and losses are deferred and amortized into income over the remaining lives of the securities sold. If the IMR is calculated to be a net asset, it is nonadmitted.

The AVR is a formulaic reserve for fluctuations in the values of invested assets, primarily bonds and notes. Changes in the AVR are charged or credited directly to unassigned surplus.

Other Liabilities – The Company issues the single premium deferred index annuity contracts, single premium deferred modified guaranteed index annuity contracts and flexible premium deferred variable and index linked annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. Other liabilities primarily consist of these customer funds pending completion of the policy issuance process. The funds are released from other liabilities when the policy application is completed.

Executive Summary

The Company provides life and health insurance throughout the United States servicing its existing blocks of individual and group life policies, and began marketing the MEMBERS® Zone Annuity contract in 2013, the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract in 2016, the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contract in 2018 and the CUNA Mutual Group Zone Income™ Annuity Contract in 2019. The Company is managed as two reportable business segments, (1) life and health, and (2) annuities.

The Company began distributing the MEMBERS® Zone Annuity, an individual or joint owned, single premium deferred index annuity contract, in 2013 which became the Company’s second reportable business segment. The Company began distributing the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract, an individual or joint owned, flexible premium deferred variable and index linked annuity contract in 2016 and the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contract, an individual or joint owned, flexible premium deferred variable and index linked annuity contract in 2018. The Company began distributing the CUNA Mutual Group Zone Income™ Annuity Contract, an individual or joint owned, single premium deferred modified guaranteed index annuity Contract in 2019. The results of the Company’s annuities segment, which includes the MEMBERS® Zone Annuity, the MEMBERS® Horizon Variable Annuity, the MEMBERS® Horizon II Variable Annuity and CUNA Mutual Group Zone Income™ Annuity contracts, are ceded 100% to CMFG Life under the 2013, 2015 and 2019 ceding agreements and accordingly do not impact the results of operations.

The Company cedes 100% of our insurance and annuity policies in force to CMFG Life. This does not relieve the Company of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. See Note 7 of the Notes to the Statutory Basis Financial Statements appearing elsewhere in this Prospectus for information on the effect of these agreements and information on commissions.

Results of Operations for the Years ended December 31, 2020, 2019 and 2018

Total revenues, which consisted mainly of investment income and other income, reinsurance commissions and other income were $135,910, $127,341 and $112,358 for the years ended December 31, 2020, 2019 and 2018, respectively. The increases in total revenues in 2020 as compared to 2019, and 2019 as compared to 2018 were primarily due to an increase in reinsurance commissions. Total net investment income was $1,017, $1,626 and $758 for the years ended December 31, 2020, 2019 and 2018, respectively, which represents an average yield earned of 1.7%, 2.8% and 1.8% for the same periods, respectively. The 2020 decrease primarily reflects a decrease in the Company’s investment in money markets along with decreased rates on these assets. The growth in net investment income in 2019 is due to the Company’s receipt of bonds and notes in late 2018 from the parent company. Additionally, the Company had an increased investment in money market funds throughout 2019 as compared to 2018. All premiums are 100% ceded to CMFG Life, resulting in no net premium in 2020, 2019 or 2018 due to the reinsurance agreements as described in the executive summary. The Company receives a commission equal to 100% of its actual expenses incurred for the Company’s business in its single premium deferred index annuity product, flexible premium deferred variable and index linked annuity product, and single premium deferred modified guaranteed index annuity product, which was $102,791, $86,481 and $70,391 for the years ended December 31, 2020, 2019, and 2018, respectively. All remaining commissions relate to the Company’s life and health products and total $506, ($668) (return of commission) and $766 for the years ended December 31, 2020, 2019, and 2018, respectively. The Company also records other income related to the of its modified coinsurance agreement, which represents the aggregate ceding allowance payable by the reinsurer to the Company in relation to its flexible premium deferred variable annuity contracts.

Total benefits and expenses were $135,216, $126,130 and $111,862 for the years ended December 31, 2020, 2019 and 2018, respectively. The increase in benefits and expenses in 2020 as compared to 2019 and in 2019 as compared to 2018 was primarily due to the increases in the Company’s general insurance expenses and insurance, taxes, licenses, fees and commissions related to increasing sales and production of the Company’s annuity products. CMFG Life provides significant services required in the conduct of the Company’s operations. Operating expenses incurred by the Company that are specifically identifiable are borne by the Company; other operating expenses are allocated from CMFG Life on the basis of estimated time and usage studies. Operating expenses are primarily related to and include employee costs such as wages and benefits, legal expenses and other operating expenses such as rent, insurance and utilities. The increase in these expenses in 2020 as compared to 2019 and in 2019 and in 2019 as compared to 2018 was primarily due to the growth in the Company’s products.

Income tax expense (benefit) on income from operations was $256, ($59) and ($74) for the years ended December 31, 2020, 2019 and 2018, respectively, which represents an effective tax rate of 36.9%, (4.8%) and (14.9%) for the same periods, respectively. The effective tax rates differ from the statutory income tax rate of 21% primarily due to the following: 1) nondeductible interest maintenance reserve amortization; 2) dividends received deductions and foreign tax credits related to separate account investments; 3) expenses required to be capitalized and amortized for tax purposes; 4) differences in timing of certain accrued expenses; and 5) interest on accrued refund claims filed for prior years.

Net income was $197, $1,250 and $419 for the years ended December 31, 2020, 2019 and 2018, respectively. The decrease in 2020 as compared to 2019 was primarily due to a decrease in net investment income and an increase in income tax expense as described previously. The increase in 2019 net income as compared to 2018 was primarily due to increased net investment income as described previously.

Financial Condition

The Company’s investment strategy is based upon a strategic asset allocation framework that considers the need to manage our General Account investment portfolio on a risk-adjusted spread basis for the underwriting of contract liabilities and to maximize return on retained capital. The Company’s investment in bonds and notes consists of U.S. Treasury securities, domestic corporate securities, residential mortgage-backed securities, other asset-backed securities, U.S. Treasury securities, domestic corporate securities, and foreign corporate securities. The Company generally holds the bond portfolio to maturity.

Insurance statutes regulate the type of investments that the Company is permitted to purchase and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, the Company generally seeks to invest in United States government and government-sponsored agency securities and bonds and notes rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.

The Company’s investment portfolio is comprised solely of bonds and notes at December 31, 2020 and December 31, 2019. The table below presents the carrying value of our total bonds and notes by type at December 31, 2020 and December 31, 2019.

	December 31,
	2020	%	2019	%

U.S. government and agencies	$ 8,734	28.8%	$ 8,739	25.4%
Industrial and miscellaneous	16,926	55.8	20,455	59.4
Commercial mortgage-backed securities	1,977	6.5	-	-
Residential mortgage-backed securities	1,674	5.5	3,217	9.3
Other structured securities	998	3.4	2,001	5.9
Total bonds and notes	$ 30,309	100.0%	$ 34,412	100.0%

The statement value and estimated fair value of bonds and notes by contractual maturity are shown below at December 31, 2020. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Statement Value	Estimated Fair Value

Due in one year or less	$ 2,004	$ 2,022
Due after one year through five years	7,964	8,709
Due after five years through ten years	6,958	7,364
Due after ten years	8,734	10,650
Residential mortgage-backed securities	1,674	1,734
Commercial mortgage-backed securities	1,977	1,980
Other structured securities	998	990
Total bonds and notes	$30,309	$33,449

Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

At December 31, 2020, the Company owned two bonds with a statement value of $2,003 in an unrealized loss position of $9 for less than twelve months. At December 31, 2019, the Company owned no bonds and notes in an unrealized loss position.

Liquidity and Capital Resources

The Company cedes 100% of the Company’s insurance and annuity policies in force to CMFG Life. This does not relieve the Company of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

As consideration for the reinsurance provided under these agreements, and as of November 1, 2015, the Company transfers all of the Company’s revenues to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and other amounts received on account of our existing business and new business. CMFG Life pays us a monthly expense allowance to reimburse the Company for expenses and costs incurred on account of its insurance business.

While the reinsurance transactions have a minimal impact on our stockholder’s equity, they substantially diminish our net liabilities and greatly decrease the amount of capital and liquidity needed within the Company.

Operating activities used ($5,597) and provided $4,973 and $7,748 of net operating cash flow for the years ended December 31, 2020, 2019 and 2018, respectively. The Company’s sources of funds include renewal premiums, sales of investment-type contracts and investment income. The Company’s primary use of funds includes the payment of benefits and related operating expenses as well as settlements related to the reinsurance agreements with CMFG Life. The Company issues the single premium deferred index annuity contracts, flexible premium deferred variable and index linked annuity contracts, single premium deferred modified guaranteed index annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. The decrease in operating cash flow in 2020 as compared to 2019 was primarily due to an increase in operating expenses paid. The decrease in operating cash flow in 2019, as compared to 2018, was primarily due to an increase in operating expenses paid.

Investing activities provided (used) $3,913, ($4,566) and $1,268 of net cash flow for the years ended December 31, 2020, 2019 and 2018, respectively. The Company’s main investing activities include the purchase and sale or maturity of bonds and notes. The Company had maturities on bonds and notes, which provided cash of $11,864, $428 and $1,268 in 2020, 2019 and 2018, respectively and contributed to the net increase of cash from investing activities in 2020 as compared to 2019. In 2020 and 2019, the Company purchased $7,951 and $4,994 of bonds and notes which contributed to the net decrease of cash from investing activities in 2019 as compared to $0 in 2018.

The Company’s financing activities provided (used) ($943), $3,718 and ($2,543) of net cash flow for the years ended December 31, 2020, 2019 and 2018, respectively. The Company’s main financing activities include the collection of deposits and payment of withdrawals on deposit contracts. The decrease in financing activities in 2020 was due to a decrease in the amount of sales at the end of the year not issued in 2020 (issued in 2021) as compared to 2019. The increase in financing activities in 2019 was due to the Company’s increased sales at the end of the year that had not yet been issued in 2019 (issued in 2020) compared to $0 in 2018.

Liquidity requirements are met primarily through monthly settlements under the coinsurance and modified coinsurance agreements with CMFG Life. The Company anticipates receiving adequate cash flow from these settlements and investment income to meet its obligations. However, a primary liquidity concern going forward is the risk of an extraordinary level of early policyholder withdrawals. The Company includes provisions within its policies, such as Surrender Charges, that help limit and discourage early withdrawals.

The Company believes that cash flows generated from sources above will be sufficient to satisfy the near term liquidity requirements of its operations, including reasonable foreseeable contingencies. However, the Company cannot predict future experience regarding benefits and surrenders since benefit and surrender levels are influenced by such factors as the interest rate environment, the Company’s claims paying ability and the Company’s financial credit ratings.

Most annuity deposits the Company will receive going forward will be invested in high quality investments, those identified by the Company as investment grade, to fund future commitments. The Company believes that the settlement it receives under the reinsurance agreements with CMFG Life, the diversity of its investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet foreseeable cash requirements. Although there is no present need or intent to dispose of our investments, the Company could readily liquidate portions of our investments, if such a need arose.

Statutory Dividend Restrictions

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary’s state of domicile (“Insurance Department”). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. Based on Iowa statutory regulations, the Company could pay dividends of up to $4,070 during 2021 without prior approval of the Iowa Department of Commerce Insurance Division.

Risk-based capital requirements promulgated by the NAIC require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk and general business risk. At December 31, 2020 and 2019, the Company’s adjusted capital exceeded the minimum capitalization requirements.

Contractual Obligations

In December 2007, the Company entered into a Procurement and Disbursement and Billing and Collection Services Agreement with CMFG Life and certain other affiliated companies whereby CMFG Life has agreed to provide certain of our operational requirements. In January 2008, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies. Pursuant to this agreement, CMFG Life has agreed to provide the Company with certain office and market services and personnel services. On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement which replaced all prior agreements. Additionally, the Company is allocated a certain portion of the total compensation of each of our executive officers and directors, based on various factors, the primary being the estimated time allocated to providing services to the Company. In exchange for providing these administrative functions and use of shared resources and personnel, the Company reimburses CMFG Life for the cost of providing such administrative functions, resources and personnel. The Company reimbursed CMFG Life $47,364, $38,579 and $30,131 for these expenses for the years ended December 31, 2020, 2019 and 2018, respectively.

For detailed discussion of the management services agreement, the investment advisory agreement and the coinsurance agreements, see “Management – Transactions with Related Persons, Promoters and Certain Control Persons.”

In the future, the Company may enter into financing transactions, lease agreements, or other commitments in the normal course of our business.

The Company has the following future minimum estimated claim and benefit payments that are 100% reinsured as of December 31, 2020.

Estimated Future Claim and Benefit Payments

Due in one year or less	$2,340
Due after one year through three years	6,003
Due after three years through five years	3,258
Due after five years	19,684
Total estimated payments	$31,284

Quantitative and Qualitative Disclosures about Market Risk and Cyber Security

The Company has exposure to market risk through both our insurance operations and investment activities, although a significant portion of this risk is reinsured by CMFG Life pursuant to the coinsurance and modified coinsurance agreements discussed above. In addition, many of the measures described herein to offset these market risks are taken by CMFG Life because it holds all assets related to our insurance business as a result of the coinsurance agreements.

Interest rate risk is our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of our investments. Most of the interest rate risk is absorbed by CMFG Life under the coinsurance and modified coinsurance agreements. The profitability of most of our annuity products will depend on the spreads between interest yield on investments and rates credited on the annuity products. The Company has the ability to adjust crediting rates (caps, participation rates or asset fee rates for indexed annuities) on substantially all of our annuity products at least annually (subject to minimum guaranteed values). In addition, substantially all of our annuity products have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

A major component of our interest rate risk management program is structuring the General Account investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our annuity products. The Company uses computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our annuity products and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The “duration” of a security is the time weighted present value of the security’s expected cash flows and is used to measure a security’s sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities. As of December 31, 2020, the Company’s fixed bonds and notes securities investment portfolio consisted of U.S. government and agency securities, industrial and miscellaneous, commercial mortgage-backed securities, residential mortgage-backed securities and other structured securities and foreign corporate securities with statement values of $8,734, $16,926, $1,977, $1,674 and $998, respectively, and has an average duration of 10 years.

The Company’s business is highly dependent upon the effective operation of our computer systems and those of the Company’s business partners, so that the Company’s business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption and unauthorized release of confidential customer information. Cyber-attacks affecting the Company may adversely affect the Company and the Company’s contract holders. For instance, cyber-attacks may interfere with the processing of Contract transactions, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject the Company to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we the Company will avoid losses affecting the Company’s customer’s Contract due to cyber-attacks or information security breaches in the future.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position

David L. Sweitzer	57	President and Director
Paul D. Barbato	44	Secretary and Director
Brian J. Borakove	42	Treasurer
Michael F. Anderson	53	Director
William Karls	50	Director
Abigail R. Rodriguez	38	Director

All executive officers and directors are elected annually.

David L. Sweitzer has served as President and as director of the Company since October 31, 2016. He also serves as the Senior Vice President of Wealth Management for CMFG Life where he leads overall business strategy and product management for CBSI and CMFG Life’s and affiliates family of annuity products. Mr. Sweitzer has held various positions in CMFG Life for 28 years. He brings more than 26 years of progressive experience in sales and marketing, sales operations and sales strategy.

Paul D. Barbato has served as Secretary and as director of the Company since December 28, 2018. As of January 7, 2019, he also serves as Vice President, Associate General Counsel for CMFG Life. Mr. Barbato re-joined CMFG Life in May 2017 after spending two years as corporate counsel with Epic Systems Corporation (March 2015-May 2017). He originally joined CMFG Life in January 2009 as a Lead Counsel and later held roles as Associate General Counsel and Director of Corporate Governance. Before joining CMFG Life, Mr. Barbato spent two years at Michael Best & Friedrich, LLP, in Madison, Wisconsin, where he was an Associate Attorney.

Brian J. Borakove has served as our Treasurer since November 9, 2012 and Vice President, Corporate Treasurer since November 19, 2012 at CMFG Life. He served as Director of Investment Finance from 2007 to 2011 and was promoted to Associate Treasurer in 2011. Prior to joining CMFG Life, he was a Senior Manager, Investment Finance at Liberty Mutual Insurance in Boston, Massachusetts from 2005 to 2007. Prior to joining Liberty Mutual Insurance, Mr. Borakove served as a Senior Analyst, Treasury at FM Global in Johnston, Rhode Island from 2003-2005. Mr. Borakove held various positions at State Street Bank in Boston, Massachusetts from 2001-2003.

Michael F. Anderson has been a director of the Company since December 15, 2015. He also serves as the Senior Vice President, Chief Legal Officer for CMFG Life where he has been responsible for all legal matters across CMFG Life’s business entities since 2011. He served as Managing Associate General Counsel from 2008 to 2009, was promoted to Vice President in 2009 and in 2011 was promoted to Senior Vice President. Before joining the Company, Mr. Anderson spent 15 years in private practice, most recently as a partner in the New York office of Morgan, Lewis & Bockius.

William Karls has been director of the Company since August 4, 2017 and has served as Controller for CMFG Life since 2012. Prior to joining CMFG Life in 2004, Mr. Karls was a Senior Manager with Strohm Ballweg, LLP, which provides audit and consulting services to insurance companies.

Abigail R. Rodriguez has been a director of the Company since October 1, 2019. She also serves as Senior Vice President of Customer Success within the Customer Experience Unit at CMFG Life. Ms. Rodriguez previously served as Vice President of Consumer Operations from 2013-2019, and Senior Business Continuous Improvement Consultant from 2011-2013. Before joining the Company, Ms. Rodriguez held several positions at Ace World Wide in Muskego, Wisconsin from 2008-2011. Ms. Rodriguez served as Six Sigma Black Belt at Graphic Packaging International in Kalamazoo, Michigan from 2004-2008. Ms. Rodriguez served as Implementation Specialist at Sonoo Products Company in Hartsville, South Carolina in 2004.

Transactions with Related Persons, Promoters and Certain Control Persons

Policy Regarding Related Person Transactions. It is our policy to enter into or ratify related person transactions only when our Board of Directors determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, we have adopted the following written procedures for the review, approval or ratification of related person transactions. For purposes of the related person transaction policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction.

A related person means:

●	any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;
●	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;
●	any immediate family member of any of the foregoing persons; or
●	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any proposed transaction with a related person will be consummated or amended only if the following steps are taken:

●	Counsel (either inside or outside) will assess whether the proposed transaction is a related person transaction for purposes of this policy.
●	If counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to the Board of Directors for consideration at the next meeting or, in those instances in which counsel, in consultation with the President or the Treasurer, determines that it is not practicable or desirable for us to wait until the next Board of Directors meeting, to the President of the Company (who has been delegated authority to act between meetings).
●	The Board of Directors shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.
●	The Board of Directors shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

At the Board of Director’s first meeting of each fiscal year, it shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Board of Directors shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transaction.

No member of the Board of Directors shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Person Transactions. Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such related person transactions currently being contemplated for which disclosure would be required.

On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the Contract, and other investment type contracts similar to the Contract. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities. We filed a new Coinsurance Agreement to cede 100% of the business related to CUNA Mutual Group Zone Income Annuity Contracts for approval with the State of Iowa in July, 2019.

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies and on that same day, January 1, 2015, the Company entered into an Amended and Restated Expense Sharing Agreement with CMFG Life. See “Contractual Obligations” for more information about each of these agreements.

The Company has hired MEMBERS Capital Advisors, Inc. (“MCA”) to provide investment advisory services with respect to the Company’s General Account assets. MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company.

Committees of the Board of Directors

Our Board of Directors of the Company has not established any committees. The Board of Directors relies upon the committees of the CM Holding to oversee actions over the subsidiary companies. For example, the CM Holding Audit Committee will assist with oversight of the Company’s external auditors, performance of internal audit functions and legal and regulatory compliance requirements.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has not established a compensation committee. None of our current executive officers serves on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors. Mr. Sweitzer is on the Board of Directors for CBSI whose Board of Directors include Messrs. Anderson, Karls, Copeland and Ms. Rodriguez, the other Directors of the Company.

Executive Compensation. We do not have any employees but rather are provided personnel, including our named executive officers, by our parent company, CMFG Life, pursuant to the Amended and Restated Expense Sharing Agreement between CMFG Life and us. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by CMFG Life for our operations. CMFG Life determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by CMFG Life. CMFG Life also determines whether and to what extent our named executive officers and additional personnel from CMFG Life may participate in any employee benefit plans. We do not have employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Contractual Obligations” for more information about the Amended and Restated Expense Sharing Agreement between CMFG Life and us.

Director Compensation

The directors of the Company are also officers of CMFG Life. The Company’s directors receive no compensation for their service as directors of the Company but are compensated by CMFG Life for their services as officers of CMFG Life. Accordingly, no costs were allocated to the Company for services of following persons in their role as current directors: Michael F. Anderson, William Karls, Paul D. Barbato, David L. Sweitzer and Abigail R. Rodriguez.

Legal Proceedings

Like other insurance companies, we routinely are involved in litigation and other proceedings, including class actions, reinsurance claims and regulatory proceedings arising in the ordinary course of our business. In recent years, the life insurance and annuity industry, including us and our affiliated companies, has been subject to an increase in litigation pursued on behalf of both individual and purported classes of insurance and annuity purchasers, questioning the conduct of insurance companies and their agents in the marketing of their products. In addition, state and federal regulatory bodies, such as state insurance departments and attorneys general, periodically make inquiries and conduct examinations concerning compliance by us and others with applicable insurance and other laws.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting. These actions are based on a variety of issues and involve a range of the Company’s practices. We respond to such inquiries and cooperate with regulatory examinations in the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company, nor the Company’s ability to meet its obligations under the Contracts.

* * *

We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.

FINANCIAL STATEMENTS

MEMBERS Life Insurance Company

Statutory Basis Financial Statements

as of December 31, 2020 and 2019

and for each of the Three Years Ended

December 31, 2020, 2019 and 2018,

Supplemental Schedules as of and for the

the Year Ended December 31, 2020

and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

Audit Committee and Stockholder of
MEMBERS Life Insurance Company
Waverly, Iowa

We have audited the accompanying statutory basis financial statements of MEMBERS Life Insurance Company (the “Company”), which comprise the statutory basis statements of admitted assets, liabilities, and capital and surplus as of December 31, 2020 and 2019, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for each of the three years in the period ended December 31, 2020, and the related notes to the statutory basis financial statements.

Management’s Responsibility for the Statutory Basis Financial Statements

Management is responsible for the preparation and fair presentation of these statutory basis financial statements in accordance with the accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these statutory basis financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory basis financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statutory basis financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statutory basis financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the statutory basis financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statutory basis financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 2 to the statutory basis financial statements, the statutory basis financial statements are prepared by MEMBERS Life Insurance Company using the accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Iowa Department of Commerce, Insurance Division.

The effects on the statutory basis financial statements of the variances between the statutory basis of accounting described in Note 2 to the statutory basis financial statements and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America paragraph, the statutory basis financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of MEMBERS Life Insurance Company as of December 31, 2020 and 2019, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2020.

Opinion on Statutory Basis of Accounting

In our opinion, the statutory basis financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of MEMBERS Life Insurance Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in accordance with the accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division as described in Note 2 to the statutory basis financial statements.

Emphasis of Matter

As discussed in Note 1 to the statutory basis financial statements, results of the Company may not be indicative of those of a stand-alone entity, as the Company is a member of a controlled group of affiliated companies. Our opinion is not modified with respect to this matter.

Report on Supplemental Schedules

Our 2020 audit was conducted for the purpose of forming an opinion on the 2020 statutory basis financial statements as a whole. The supplemental schedule of selected financial data, the supplemental summary investment schedule, the supplemental investment risks interrogatories, and the supplemental reinsurance contract interrogatories as of and for the year ended December 31, 2020 are presented for purposes of additional analysis and are not a required part of the 2020 statutory basis financial statements. These schedules are the responsibility of the Company’s management and were derived from and relate directly to the underlying accounting and other records used to prepare the statutory basis financial statements. Such schedules have been subjected to the auditing procedures applied in our audit of the 2020 statutory basis financial statements and certain additional procedures, including comparing and reconciling such schedules directly to the underlying accounting and other records used to prepare the statutory basis financial statements or to the statutory basis financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such schedules are fairly stated in all material respects in relation to the 2020 statutory basis financial statements as a whole.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 4, 2021

MEMBERS Life Insurance Company Statutory Basis Statements of Admitted Assets, Liabilities and Capital and Surplus December 31, 2020 and 2019 ($ in 000s)

Admitted Assets	2020	2019
Cash and invested assets
Bonds and notes	$30,309	$34,412
Cash and cash equivalents	26,410	29,037
Total cash and invested assets	56,719	63,449
Accrued investment income	257	358
Federal income taxes recoverable from affiliate	3,278	3,493
Net deferred tax asset	255	670
Amounts due from reinsurers	12,718	6,827
Receivables from affiliates	223	8
Other assets	11	13
Separate account assets	230,314	169,654
Total admitted assets	$303,775	$244,472

Liabilities and Capital and Surplus
Liabilities
Reinsurance payable	$7,397	$14,933
Amount held for others	27	8
Payable to affiliates	18,329	8,626
Commissions, expenses, taxes, licenses, and fees accrued	499	763
Asset valuation reserve	-	40
Other liabilities	15,925	17,608
Transfers to (from) separate accounts	(9,416)	(7,149)
Separate account liabilities	230,314	169,654
Total liabilities	263,075	204,483
Capital and surplus
Capital

Common stock, $5 par value, 1,000 shares issued and outstanding	5,000	5,000
Paid-in capital	31,153	31,153
Unassigned surplus	4,547	3,836
Total capital and surplus	40,700	39,989
Total liabilities and capital and surplus	$303,775	$244,472

See accompanying notes to statutory basis financial statements

MEMBERS Life Insurance Company Statutory Basis Statements of Operations Years Ended December 31, 2020, 2019, and 2018 ($ in 000s)

	2020	2019	2018
Income
Net investment income	$1,017	$1,626	$758
Reinsurance commissions	103,297	85,813	71,157
Commission and fee income	-	38	18
Other income	31,596	39,864	40,425
Total income	135,910	127,341	112,358
Benefits and expenses
General insurance expenses	45,029	37,669	30,755
Insurance taxes, licenses, fees, and commissions	58,279	48,143	40,402
Net transfers to separate accounts	31,908	40,318	40,705
Total benefits and expenses	135,216	126,130	111,862
Income before federal income tax expense (benefit)
and net realized capital (losses)	694	1,211	496
Federal income tax expense (benefit)	256	(59)	(74)
Income before net realized capital (losses)	438	1,270	570
Net realized capital (losses), excluding gains transferred
to IMR, net of tax expense (2020 - $100; 2019 - $23;
2018 - $154) excluding taxes transferred to IMR
(2020 - $0; 2019 - ($4); 2018 - ($3))	(241)	(20)	(151)
Net income	$197	$1,250	$419

See accompanying notes to statutory basis financial statements

MEMBERS Life Insurance Company Statutory Basis Statements of Changes in Capital and Surplus Years Ended December 31, 2020, 2019, and 2018 ($ in 000s)

	2020	2019	2018
Capital and surplus at beginning of year	$39,989	$39,447	$18,600
Additions (deductions)
Net income	197	1,250	419
Change in net deferred income tax	241	209	387
Change in nonadmitted assets	233	(897)	(595)
Change in asset valuation reserve	40	(20)	(17)
Paid-in capital	-	-	20,653
Net additions	711	542	20,847
Capital and surplus at end of year	$40,700	$39,989	$39,447

See accompanying notes to statutory basis financial statements

MEMBERS Life Insurance Company Statements of Cash Flows Years Ended December 31, 2020, 2019, and 2018 ($ in 000s)

	2020	2019	2018
Cash from operating activities
Premiums and other considerations	$(7,537)	$7,522	$(8,605)
Net investment income received	1,191	1,568	790
Reinsurance commissions	103,297	85,813	71,157
Other income	25,668	36,446	52,391
Policy and contract benefits and dividends paid	187	(44)	(363)
Operating expenses paid	(94,087)	(83,030)	(64,178)
Federal income taxes paid	(141)	(568)	(497)
Net transfers (to) separate accounts	(34,175)	(42,734)	(42,947)
Net cash provided by (used in) operating activities	(5,597)	4,973	7,748
Cash from investing activities
Proceeds from investments sold, matured or repaid
Bonds and notes	11,864	428	1,268
Total investment proceeds	11,864	428	1,268
Cost of investments acquired
Bonds and notes	7,951	4,994	-
Total investments acquired	7,951	4,994	-
Net cash provided by (used in) investing activities	3,913	(4,566)	1,268
Cash from financing and miscellaneous activities
Net deposits (withdrawals) on deposit-type contracts	(26)	(12)	(7)
Other cash provided (used)	(917)	3,730	(2,536)
Net cash provided by (used in) financing
and miscellaneous activities	(943)	3,718	(2,543)
Net change in cash and cash equivalents	(2,627)	4,125	6,473
Cash and cash equivalents at the beginning of the year	29,037	24,912	18,439

Cash and cash equivalents at the end of the year	$26,410	$29,037	$24,912

Supplemental disclosure of non-cash transactions
Capital contribution of securities from parent	$-	$-	$20,653

See accompanying notes to statutory basis financial statements

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 1: Nature of Business

MEMBERS Life Insurance Company (“MEMBERS Life” or the “Company” or “MLIC”) is a stock life and health insurance company organized under the laws of Iowa and a wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). CMIC is organized under the laws of Wisconsin and is a wholly-owned subsidiary of CMFG Life Insurance Company (“CMFG Life”), an Iowa life insurance company. CMFG Life and its affiliated companies primarily sell insurance and other products to credit unions and their members. The Company’s ultimate parent is CUNA Mutual Holding Company (“CMHC”), a mutual insurance holding company organized under the laws of Iowa. The Company began selling a single premium deferred index annuity contracts in 2013, a flexible premium deferred variable and index linked annuity contracts in 2016, and a single premium deferred modified guaranteed index annuity in 2019. All products are sold to consumers, including credit union members, through the face-to-face distribution channel. The Company has reinsurance agreements with CMFG Life under which it cedes 100% of its business to CMFG Life. See Note 7, Reinsurance, for information on the Company’s reinsurance agreements. Prior to 2013, the Company did not actively market new business; it primarily serviced existing blocks of individual and group life policies.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits:

				Deposits on
	Direct Premium			Annuity Contracts

	2020	2019	2018	2020	2019	2018
0
Michigan	61%	60%	62%	5%	6%	7%
Texas	24	25	24	6	5	*
California	5	5	5	5	*	*
Pennsylvania	*	*	*	7	7	8
Wisconsin	*	*	*	6	6	5
North Carolina	*	*	*	5	*	*
Florida	*	*	*	5	5	6
Indiana	*	*	*	5	*	5
Iowa	*	*	*	*	5	6

*Less than 5%

No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2020.

The accompanying statutory basis financial statements reflect various transactions and balances with the Company’s affiliates. See Note 6 for a description of the more significant transactions. While the Company believes that these transactions were at reasonable terms, the results of operations of the Company may have differed had these transactions been consummated with unrelated parties.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus disease (“COVID-19”) as a pandemic, which continues to spread throughout the U.S. COVID-19 is having an unprecedented impact on the U.S economy as federal, state, and local governments react to this public health crisis.

The impacts of the current COVID-19 pandemic are broad reaching, and the impacts on the Company’s financial statements to date have not been estimated. Due to the COVID-19 outbreak, there is uncertainty surrounding the potential impact on the Company’s future financial position, results of operations and related cash flows. Continued impacts of the pandemic could materially adversely affect the Company’s near-term and long-term premium revenues, policyholder benefits, earnings, liquidity, and cash flows. These potential impacts will largely depend on future developments that cannot be accurately predicted, including the duration and severity of the pandemic, government actions, and the length of time until the economy recovers.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statutory basis financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division (“Insurance Department”), which differ in some respects from accounting principles generally accepted in the United States of America (“GAAP”).

Prescribed statutory accounting practices are practices incorporated directly or by reference in state laws, regulations and general administrative rules and are applicable to all insurance enterprises domiciled in a particular state. The Insurance Department has identified the Accounting Practices and Procedures Manual (“APPM”), as promulgated by the National Association of Insurance Commissioners (“NAIC”), as a source of prescribed statutory accounting practices for insurers domiciled in Iowa. Permitted statutory accounting practices encompass all accounting practices not prescribed by the NAIC and are approved by the insurance department of the insurer’s state of domicile. The Company does not utilize any permitted practices.

GAAP/Statutory Accounting Differences

The following summary identifies the significant differences between the accounting practices prescribed or permitted by the Insurance Department and GAAP:

“Nonadmitted assets” (principally a portion of deferred taxes, the interest maintenance reserve and items not allocated) are excluded from the statutory basis statements of admitted assets, liabilities and capital and surplus through a direct charge to unassigned surplus. Under GAAP, nonadmitted assets are presented in the balance sheet, net of any valuation allowance.

Investments in bonds and notes are generally carried at amortized cost, while under GAAP, they are carried at either amortized cost or fair value based on their classification according to the Company’s ability and intent to hold or trade the securities.

For statutory accounting, after an other-than-temporary impairment of bonds, other than loan-backed securities, is recorded, the fair value of the other-than-temporarily impaired bond becomes its new cost basis. For GAAP, an impairment is based on the net present value of expected cash flows if the Company intends to hold the security until it has recovered, and an impairment is recorded as a valuation allowance.

Policy reserves, which are 100% ceded to CMFG Life, are established based on mortality and interest assumptions prescribed or permitted by state statutes, without consideration for withdrawals, which may differ from reserves established for GAAP using assumptions with respect to mortality, interest, expense, and withdrawals that are based on company experience and expectations.

Under both GAAP and statutory accounting, deferred federal income taxes are provided for unrealized capital gains or losses on investments and the temporary differences between the reporting and tax bases of assets and liabilities; however, there are limits as to the amount of deferred tax assets that may be reported as admitted assets under statutory accounting. Further, the change in deferred taxes is recognized as an adjustment to unassigned surplus under statutory accounting. For GAAP, changes in deferred taxes related to revenue and expense items are recorded in the statements of operations and comprehensive income. A federal income tax provision is required on a current basis only for the statutory basis statements of operations.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The asset valuation reserve (“AVR”), a statutory only reserve established by formula for the purpose of stabilizing the surplus of the Company against fluctuations in the fair value of certain invested assets, is recorded as a liability by a direct charge to unassigned surplus for statutory reporting. Such a reserve is not recorded under GAAP. For statutory reporting, the interest maintenance reserve (“IMR”) defers recognition of interest rate-related gains and losses resulting from the disposal of investment securities and amortizes them into income over the remaining contractual maturities of those securities; under GAAP, such gains and losses are recognized in income immediately.

Amounts due from reinsurers for their share of ceded reserves are netted against the reserves rather than shown as assets as under GAAP.

Deposits, surrenders, and benefits on certain annuities, including those recorded in the separate accounts, are recorded in the statutory basis statements of operations, while such deposits and benefits are credited or charged directly to the policyholder account balances under GAAP. As a result, under GAAP, revenues on these types of contracts are composed of contract charges and fees, which are recognized when assessed against the account balance. Under GAAP, amounts collected are credited directly to policyholder account balances, and the benefits and claims on these contracts that are charged to expense only include benefits incurred in the period in excess of related policyholder account balances.

Single premium deferred index annuities, single premium deferred modified guaranteed index annuities and flexible premium variable and index linked deferred annuities are reported as a separate account product for statutory reporting. For GAAP, only the variable annuity component of the flexible premium variable and index linked deferred annuity is reported as a separate account product, with the other related assets and liabilities reported in the general account because criteria for separate account reporting are not met. The criteria are that funds must be invested at the direction of the contract holder and investment results must be passed through to the contract holder.

Comprehensive income and its components are not presented in the statutory basis financial statements, whereas under GAAP, comprehensive income is presented and changes in comprehensive income are reflected in accumulated other comprehensive income, a component of stockholder’s equity.

The statutory basis statements of cash flows are presented in the required statutory format. Under GAAP, the indirect method for the statements of cash flows requires a reconciliation of net income to net cash provided by operating activities.

Use of Estimates

The preparation of the statutory basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statutory basis financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and, in some cases, the difference could be material. Investment valuations, policy reserve valuations, determination of other-than-temporary impairments (“OTTI”), deferred tax asset valuation reserves and reinsurance balances are most affected by the use of estimates and assumptions.

Investments

Investments are valued as prescribed by the NAIC.

Bonds and notes: Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Net investment income: Investment income is recognized on an accrual basis. Investment income reflects amortization of premiums and accretion of discounts on an effective-yield basis using expected cash flows.

Net realized capital (losses): Realized capital (losses) on the sale of investments are determined based upon the specific identification method and are recorded on the trade date.

Net unrealized capital gains: Unrealized capital gains and losses are included in unassigned surplus, net of deferred federal income taxes.

Cash and Cash Equivalents

Cash includes unrestricted deposits in financial institutions. Cash equivalents include money market mutual funds and investments with maturities at the date of purchase of 90 days or less and are reported at carrying value, which approximates amortized cost. Money market mutual funds are valued based on the closing price as of December 31.

Income Tax

Deferred income taxes are recognized, subject to an admissibility test for deferred tax assets, and represent the future tax consequences attributable to differences between the statutory basis financial statement carrying amount of assets and liabilities and their respective tax bases. Gross deferred tax assets are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. See Note 5 for the components of the admissibility test used to calculate the admitted deferred tax assets. Recorded deferred tax amounts are adjusted to reflect changes in income tax rates and other tax law provisions as they are enacted. The net change in deferred taxes is recorded directly to unassigned surplus.

The Company is subject to tax-related audits. The Company accounts for any federal and foreign tax contingent liabilities in accordance with Statement of Statutory Accounting Principles (“SSAP”) No. 5R, Liabilities, Contingencies and Impairments of Assets as modified by SSAP No. 101, Income Taxes, and any state and other tax contingent liabilities in accordance with SSAP No. 5R.

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted by the U.S. federal government on March 27, 2020.  The income tax provisions of the CARES Act did not have a material impact on the Company’s statutory basis financial statements.

Reinsurance

Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies have been reported as reductions of premium income and benefits in the accompanying statutory basis statements of operations. Policy and claim reserves are reported net of unbilled reinsurance recoverables. The Company has evaluated its reinsurance contracts and determined that all significant contracts transfer the underlying economic risk of loss. Since CMFG Life is the only reinsurer, there is no concern of default on reinsurance receivable balances.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Separate Accounts

The Company issues single premium deferred index annuities, single premium deferred modified guaranteed index annuities and flexible premium variable and index linked deferred annuities, the assets and liabilities of which are legally segregated and reflected in the accompanying statutory basis statements of admitted assets, liabilities and capital and surplus as assets and liabilities of the separate accounts. All separate account assets and liabilities are ceded to CMFG Life on a coinsurance basis except the variable annuity of the flexible premium variable and index linked deferred annuities that are ceded on a modified coinsurance basis and the related assets and liabilities are retained in the Company’s separate account.

Separate account assets for the variable annuity component of the flexible premium variable and index linked deferred and single premium deferred modified guaranteed index annuity are stated at fair value. Separate account liabilities are accounted for in a manner similar to other policy reserves. Separate account premium deposits, benefit expenses and contract fee income for investment management and policy administration are reflected by the Company in the accompanying statutory basis statements of operations.

The variable annuity contract holders of the flexible premium variable and index linked deferred and the single premium deferred modified guaranteed index annuity are able to invest in investment funds managed for their benefit. All of the flexible premium variable separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission as of December 31, 2020 and 2019, respectively.

CMFG Life, on behalf of MLIC, invests the single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable premiums for the benefit of the contract holder. The single premium deferred index, single premium deferred modified guaranteed index and flexible premium variable and index linked deferred annuities have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary with issuance. Interest is credited at the end of each contract year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that contract year. At the end of the initial index term only the Secure Account will be available as an option to the policyholder.

Policy and Contract Claim Reserves

Liabilities established for unpaid benefits for life insurance contracts represent the estimated amounts required to cover the ultimate cost of settling reported and incurred but unreported losses. These estimates are adjusted in the aggregate for ultimate loss expectations based on historical experience patterns and current economic trends. Any change in the probable ultimate liabilities, which might arise from new information emerging, is reflected in the statutory basis statements of operations in the period the change is determined to be necessary. Such adjustments could be material.

The policy and contract claim reserves are 100% ceded to CMFG Life.

Policy Reserves

Life insurance reserves: Traditional life insurance reserves are computed on either the net level reserve basis or the Commissioner’s Reserve Valuation Method (“CRVM”) basis dependent on product type and issue date. Depending upon the issue year, either the American Experience table, the American Men table, the 1941, 1958, 1980, 2001, or 2017 Commissioners Standard Ordinary mortality table is used.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns the portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Extra premiums are charged for substandard lives, plus the gross premium for a rated age. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, plus one-half of the extra premium charge for the year.

Tabular interest, tabular less actual reserves released, tabular cost and tabular interest on funds not involving life contingencies have all been determined by formulas prescribed by the Insurance Department.

Individual annuity reserves: Policyholder reserves related to individual annuity contracts are computed using the Commissioner’s Annuity Reserve Valuation Method (“CARVM”), along with Valuation Manual (“VM”) 21 for fixed annuities, equity indexed annuities and variable annuities, during the contract accumulation period and the present value of future payments for contracts that have annuitized. Policyholder reserves related to single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium variable and index linked deferred annuity contracts are computed using CARVM, along with Actuarial Guideline (“AG”) 33 and 35 and VM 21 for policies greater than ten days after issue; for the first ten days, the reserve is equal to the return of premium. A reserve floor for all deferred annuities is set equal to the cash surrender value.

The policy reserves are 100% ceded to CMFG Life.

Liability for Deposit-Type Contracts

The Company recognizes a liability for policyholder deposits that are not subject to policyholder mortality or longevity risk at the stated account value. The account value equals the sum of the original deposit plus accumulated interest, less any withdrawals and expense charges. Such deposits primarily represent annuity contracts without life contingencies.

Statutory Valuation Reserves

The IMR is maintained for the purpose of stabilizing the surplus of the Company against gains and losses on sales of investments that are primarily attributable to changing interest rates. The interest rate-related gains and losses are deferred and amortized into income over the remaining lives of the securities sold. If the IMR is calculated to be a net asset, it is nonadmitted.

The AVR is a formulaic reserve for fluctuations in the values of invested assets, primarily bonds and notes. Changes in the AVR are charged or credited directly to unassigned surplus.

Other Liabilities

The Company issues the single premium deferred index annuity contracts, single premium deferred modified guaranteed index annuity contracts and flexible premium deferred variable and index linked annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract.  Other liabilities primarily consist of these customer funds pending completion of the policy issuance process. The customer funds are released from other liabilities when the policy application is completed.

Recently Adopted Accounting Standards

The Company adopted revised statutory principles-based based reserve valuation standards effective January 1, 2020. For life insurance, the amendments affect new business only and therefore had no impact on existing policy reserves. Further, the Company does not currently issue new life insurance business which would be impacted by the new valuation standards. For the flexible premium deferred variable and index linked annuities and single premium deferred modified guaranteed index annuity, there was an immaterial impact from adoption on the direct reserves, which are 100% ceded to CMFG Life.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 3: Investments

Bonds and Notes

The statement value, which generally represents amortized cost, gross unrealized gains and losses and fair value of investments in bonds and notes at December 31, 2020 are as follows:

		Gross	Gross
	Statement	Unrealized	Unrealized
	Value	Gains	Losses	Fair Value

U.S. government and agencies	$8,734	$1,916	$-	$10,650
Industrial and miscellaneous	16,926	1,170	(1)	18,095
Commercial mortgage-backed securities	1,977	3	-	1,980
Residential mortgage-backed securities	1,674	60	-	1,734
Non-mortgage asset-backed securities	998	-	(8)	990

Total bonds and notes	$30,309	$3,149	$(9)	$33,449

The statement value, which generally represents amortized cost, gross unrealized gains and losses, and fair value of investments in bonds and notes at December 31, 2019 are as follows:

		Gross	Gross
	Statement	Unrealized	Unrealized
December 31, 2019	Value	Gains	Losses	Fair Value

U.S. government and agencies	$8,739	$454	$-	$9,193
Industrial and miscellaneous	20,455	861	-	21,316
Residential mortgage-backed securities	3,217	18	-	3,235
Non-mortgage asset-backed securities	2,001	-	-	2,001

Total bonds and notes	$34,412	$1,333	$-	$35,745

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The statement value and fair value of bonds and notes at December 31, 2020, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on residential mortgage-backed, commercial mortgage-backed and non-mortgage asset-backed securities, such securities have not been displayed in the table below by contractual maturity.

	Statement
	Value	Fair Value

Due in one year or less	$2,004	$2,022
Due after one year through five years	7,964	8,709
Due after five years through ten years	6,958	7,364
Due after ten years	8,734	10,650
Residential mortgage-backed securities	1,674	1,734
Commercial mortgage-backed securities	1,977	1,980
Non-mortgage asset-backed securities	998	990

Total bonds and notes	$30,309	$33,449

Cash and Cash Equivalents

The details of cash and cash equivalents as of December 31, are as follows:

	2020	2019
Cash equivalents	$24,336	$28,122
Cash	2,074	915
Total cash and cash equivalents	$26,410	$29,037

Net Investment Income

Sources of net investment income for the years ended December 31 are summarized as follows:

	2020	2019	2018
Bonds and notes	$954	$971	$364
Cash and cash equivalents	116	709	452
Gross investment income	1,070	1,680	816
Less investment expenses	53	54	58
Net investment income	$1,017	$1,626	$758

Investment expenses include interest, salaries, brokerage fees and securities’ custodial fees.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Due and accrued investment income over 90 days past due is excluded from the statutory basis statements of admitted assets, liabilities, and capital and surplus as a nonadmitted asset. There was no accrued investment income excluded at December 31, 2020 or 2019 on this basis.

Net Realized Capital (Losses)

Net realized capital (losses) for the years ended December 31 are summarized as follows:

	2020	2019	2018
Gross gains from sales of bonds and notes	$1	$17	$17
Other	(142)	-

Realized capital gains (losses) before taxes and transfer to IMR	(141)	17	17

Tax on realized capital gains (losses)	(100)	(24)	(155)
Transfer to interest maintenance reserve	-	(13)	(13)
Net realized capital (losses)	$(241)	$(20)	$(151)

Proceeds from the sale of bonds and notes were $2,002, $338, and $651 in 2020, 2019 and 2018, respectively.

Other-Than-Temporary Investment Impairments

Investment securities are reviewed for OTTI on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its amortized cost. When the fair value drops below the Company’s amortized cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

●	The existence of any plans to sell the investment security.

●	The extent to which fair value is less than statement value.

●	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

●	The financial condition and near-term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions and cash flow analysis.

●	For mortgage-backed and structured securities, the Company’s intent and ability to retain its investment for a period of time sufficient to allow for an anticipated recovery in fair value.

●	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

●	The Company’s collateral position, in the case of bankruptcy or restructuring.

A bond and note is considered to be other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period. When this occurs, the Company records a realized capital loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. If the bond is a loan-backed or structured security, it is considered to be other-than-temporarily impaired when the amortized cost exceeds the present value of cash flows expected to be collected and its value is not expected to recover through the Company’s holding period. The amount of the other-than-temporary impairment recognized in net income as a realized loss equals the difference between the investment’s amortized cost basis and its expected cash flows. In determining whether an unrealized loss is expected to be other-than-temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered above its cost basis.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Management believes it has made an appropriate provision for other-than-temporarily impaired securities owned at December 31, 2020 and 2019. As a result of the subjective nature of these estimates, however, additional provisions may subsequently be determined to be necessary, as new facts emerge and a greater understanding of economic trends develop. Additional OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts. In light of the variables involved, such additional OTTI could be significant.

The Company did not recognize any OTTI on mortgage-backed and structured securities during 2020, 2019 and 2018 caused by an intent to sell or lack of intent and ability to hold until recovery of the amortized cost basis.

Net Unrealized Capital (Losses)

Information regarding the Company’s bonds and notes with unrealized losses at December 31, 2020 is presented below, segregated between those that have been in a continuous unrealized loss position for less than twelve months and those that have been in a continuous unrealized loss position for twelve or more months.

	Months in Unrealized Loss Position
	Less Than		Twelve		Total
	Twelve Months		Months or Greater		December 31, 2020
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

Industrial and miscellaneous	$1,004	$(1)	$-	$-	$1,004	$(1)
Non-mortgage asset-backed	990	(8)	-	-	990	(8)

Total bonds and notes	$1,994	$(9)	$-	$-	$1,994	$(9)

At December 31, 2020, the Company owned two securities with a fair value of $1,994 in an unrealized loss position. The Company owned one industrial and miscellaneous security with an unrealized loss of $1, and one non-mortgage asset-backed security with an unrealized loss of $8. The total fair value of securities with unrealized losses at December 31, 2020 and which are rated “investment grade” based on having an NAIC rating of 1 or 2 is $1,994 or 100% of the total fair value of all securities with unrealized losses at December 31, 2020.

The Company had no securities in an unrealized loss position at December 31, 2019.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Assets Designated/Securities on Deposit

Iowa law requires that assets equal to a life insurer’s legal reserve must be designated for the Insurance Department for the protection of all policyholders. The legal reserve is equal to the net present value of all outstanding policies and contracts involving life contingencies. At December 31, 2020 and 2019, bonds and notes and cash with a statement value of $28,240 and $32,342, respectively, were accordingly designated for Iowa. Additionally, the Company designates assets for other regulatory jurisdictions who require cash and securities be deposited for the benefit of policyholders. Pursuant to these requirements, bonds and notes with a statement value of $2,119 and $2,120 were on deposit with other regulatory jurisdictions as of December 31, 2020 and 2019, respectively.

Investment Credit Risk

The Company maintains a diversified investment portfolio including issuer, sector and geographic stratification, where applicable, and has established certain exposure limits, diversification standards, and review procedures to mitigate credit risk.

Note 4: Fair Value

The Company uses fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, such as insurance policy liabilities other than deposit-type contracts, are excluded from the fair value disclosure requirements. The Company uses fair value measurements obtained using observable inputs or internally determined estimates to estimate fair value.

Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

●	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

●	Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The hierarchy requires the use of market observable information when available for measuring fair value. The availability of observable inputs varies by investment. In situations where the fair value is based on inputs that are unobservable in the market or on inputs from inactive markets, the determination of fair value requires more judgment and is subject to the risk of variability. The degree of judgment exercised by the Company in determining fair value is typically greatest for investments categorized in Level 3. Transfers in and out of level categorizations are reported as having occurred at the end of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized gains and losses and all changes in unrealized gains and losses in the fourth quarter are not reflected in the Level 3 rollforward table.

Valuation Process

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance on the overall reasonableness and consistent application of valuation methodologies and inputs and compliance with accounting standards through the execution of various processes and controls designed to provide assurance that assets and liabilities are appropriately valued.

The Company has policies and guidelines that require the establishment of valuation methodologies and consistent application of such methodologies. These policies and guidelines govern the use of inputs and price source hierarchies and provide controls around the valuation processes. These controls include appropriate review and analysis of prices against market activity or indicators of reasonableness, approval of price source changes, price overrides, methodology changes and classification of fair value hierarchy levels. The valuation policies and guidelines are reviewed and updated as appropriate.

For fair values received from third parties or internally estimated, the Company’s processes are designed to provide assurance that the valuation methodologies and inputs are appropriate and consistently applied, the assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are appropriately recorded. The Company performs procedures to understand and assess the methodologies, process and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. When using internal valuation models, these models are developed by the Company’s investment group using established methodologies. The models, including key assumptions, are reviewed with various investment sector professionals, accounting, operations, compliance, and risk management professionals. In addition, when fair value estimates involve a high degree of subjectivity, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Transfers Between Levels

There were no transfers between levels during the years ended December 31, 2020 and 2019.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Determination of Fair Values

The following table summarizes the Company’s assets and liabilities that are measured at fair value as of December 31, 2020.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$24,336	$-	$-	$24,336
Separate account assets	-	230,314	-	230,314
Total assets at fair value	$24,336	$230,314	$-	$254,650

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Separate account liabilities	$-	$230,314	$-	$230,314
Total liabilities at fair value	$-	$230,314	$-	$230,314

The following table summarizes the Company’s assets and liabilities that are measured at fair value as of December 31, 2019.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$28,122	$-	$-	$28,122
Separate account assets	-	169,654	-	169,654
Total assets at fair value	$28,122	$169,654	$-	$197,776

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Separate account liabilities	$-	$169,654	$-	$169,654
Total liabilities at fair value	$-	$169,654	$-	$169,654

Fair Value Measurement of Financial Instruments

Accounting standards require disclosure of fair value information about certain on and off-balance sheet financial instruments for which it is practicable to estimate that value.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2020:

	Carrying
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$30,309	$33,449	$-	$32,459	$990
Cash equivalents¹	24,336	24,336	24,336	-	-
Separate account assets	230,314	230,314	-	230,314	-
Financial instruments recorded as liabilities:
Separate account liabilities	230,314	230,314	-	230,314	-

[1]	Excludes cash of $2,074 that is not subject to fair value accounting.

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practical to estimate by fair value measurement level at December 31, 2019:

	Carrying
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$34,412	$35,745	$-	$35,745	$-
Cash equivalents[1]	28,122	28,122	28,122	-	-
Separate account assets	169,654	169,654	-	169,654	-
Financial instruments recorded as liabilities:
Separate account liabilities	169,654	169,654	-	169,654	-
[1]	Excludes cash of $915 that is not subject to fair value accounting.

The carrying amount for cash approximates fair value due to the short-term nature and has been excluded from the fair value tables above.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments by fair value hierarchy level:

Level 1 Measurements

Cash equivalents: Consists of money market mutual funds reported as cash and cash equivalents. Their valuation is based on the closing price as of the balance sheet date.

Level 2 Measurements

Bonds and notes: Valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data.

Separate account assets and liabilities: Separate account assets are investments in mutual funds and unit investment trusts in which the contract holder could redeem its investment at net asset value per share at the measurement date with the investee; and bonds and notes where valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data; and options where valuation is based primarily on quoted interest rates, derivative markets, market-implied volatility and other observable inputs regularly used by industry participants in over-the-counter derivatives markets. Separate account liabilities represent the account value owed to the customer; the fair value is determined by reference to the fair value of the related separate account assets.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Level 3 Measurements

Bonds and notes: Valuation is principally based on unobservable inputs that are significant including estimated prices for similar assets in markets that may not be active. When available, market indices and observable inputs, along with analytical modeling are used.

Note 5: Income Tax

The Company is included in the consolidated federal income tax return of CMHC along with the following affiliates, which are also subsidiaries of CMHC: CMFG Life, CUMIS Mortgage Reinsurance Company, CUMIS Insurance Society, Inc., CUMIS Specialty Insurance Company, Inc., CUMIS Vermont, Inc., CUNA Mutual Investment Corporation, CUNA Mutual Insurance Agency, Inc., CUNA Brokerage Services, Inc., International Commons, Inc., MEMBERS Capital Advisors, Inc., CPI Qualified Plan Consultants, Inc., TruStage Financial Group, Inc., CUNA Mutual Global Holdings, Inc., CuneXus Solutions, Inc. and ForeverCar Holdings, Inc.

The Company has entered into a tax sharing agreement with CMHC and its subsidiaries. The agreement provides for the allocation of tax expense based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year.

Current income tax expense (benefit) consists of the following for the years ended December 31:

	2020	2019	2018
Federal income tax expense (benefit) on operations	$256	$(59)	$(74)
Federal income tax expense on realized capital gains (losses)	100	23	154
Federal income tax expense (benefit)	$356	$(36)	$80

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The 2020 change in net deferred income tax is comprised of the following:

	December 31,	December 31,
	2020	2019	Change
Adjusted gross deferred tax assets	$1,108	$1,010	$98
Total deferred tax liabilities	(197)	(340)	143
Net deferred tax asset (excluding nonadmitted)	$911	$670	$241
Tax effect of unrealized capital gains and losses, unrealized foreign exchange capital gains and losses, and changes as a result of other surplus adjustments			-
Change in net deferred income tax			$241

The 2019 change in net deferred income tax is comprised of the following:

	December 31,	December 31,
	2019	2018	Change
Adjusted gross deferred tax assets	$1,010	$828	$182
Total deferred tax liabilities	(340)	(367)	27
Net deferred tax asset (excluding nonadmitted)	$670	$461	$209
Tax effect of unrealized capital gains and losses, unrealized foreign exchange capital gains and losses, and changes as a			-
Change in net deferred income tax			$209

The 2018 change in net deferred income tax is comprised of the following:

	December 31,	December 31,
	2018	2017	Change
Adjusted gross deferred tax assets	$828	$596	$232
Total deferred tax liabilities	(367)	(498)	131
Net deferred tax asset (excluding nonadmitted)	$461	$98	363
Tax effect of unrealized capital gains and losses, unrealized foreign exchange capital gains and losses, and changes as a result of other surplus adjustments			24
Change in net deferred income tax			$387

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Reconciliation to U.S. Tax Rate

The total statutory provision for income taxes for the years ended December 31 differs from the amount computed by applying the U. S. federal corporate income tax rate of 21% to income before federal income taxes plus gross realized capital gains (losses) due to the items listed in the following reconciliation:

	2020	2019	2018

Tax expense computed at federal corporate rate	$116	$258	$108
Foreign tax credit	(32)	(40)	-
Income tax (benefit) related to prior years	(82)	(159)	(240)
Nonadmitted assets	161	(247)	(134)
Interest maintenance reserve amortization	26	29	33
Dividends received deductions	(76)	(87)	(59)
Other	3	2	(15)

Total statutory income taxes	$116	$(244)	$(307)

Federal income tax expense (benefit)	$356	$(36)	$80
Change in net deferred income tax	(240)	(208)	(387)

Total statutory income taxes	$116	$(244)	$(307)

Deferred Income Taxes

The components of the net deferred tax asset at December 31 are as follows:

	December 31, 2020			December 31, 2019			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross deferred tax assets	$1,108	$-	$1,108	$1,010	$-	$1,010	$98	$-	$98
Statutory valuation allowance adjustment	-	-	-	-	-	-	-	-	-
Adjusted gross deferred tax assets	1,108	-	1,108	1,010	-	1,010	98	-	98
Deferred tax assets nonadmitted	(656)	-	(656)	-	-	-	(656)	-	(656)
Admitted deferred tax assets	452	-	452	1,010	-	1,010	(558)	-	(558)
Deferred tax liabilities	-	(197)	(197)	-	(340)	(340)	-	143	143
Net admitted deferred tax assets	$452	$(197)	$255	$1,010	$(340)	$670	$(558)	$143	$(415)

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The nonadmitted deferred tax asset increased $656 in 2020 and did not change in 2019. There are no known deferred tax liabilities not recognized. Gross deferred tax assets are reduced by a statutory valuation allowance adjustment if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Based on the Company’s assessment, no valuation allowance was required as of December 31, 2020 and 2019.

The tax effects of temporary differences that give rise to the significant portions of the deferred tax assets and liabilities at December 31 are as follows:

	2020	2019	Change
Ordinary deferred tax assets:
Life reserves method change	$4	$7	$(3)
Investments	6	-	6
Deferred acquisition costs	807	479	328
Miscellaneous nonadmitted assets	223	384	(161)
Other - accrued general expense	68	140	(72)
Subtotal ordinary deferred tax assets	1,108	1,010	98
Nonadmitted ordinary deferred tax assets	(656)	-	(656)
Admitted ordinary deferred tax assets	452	1,010	(558)
Admitted deferred tax assets	452	1,010	(558)
Capital deferred tax liabilities:
Investments	(197)	(340)	143
Subtotal capital deferred tax liabilities	(197)	(340)	143
Total deferred tax liabilities	(197)	(340)	143
Net admitted deferred tax asset	$255	$670	$(415)

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Deferred Tax Asset Admission Calculation

The components of the deferred tax asset admission calculation at December 31 are as follows:

	December 31, 2020			December 31, 2019			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$-	$-	$-	$-	$-	$-	$-	$-
(b) Adjusted gross deferred tax assets expected to be realized after application of the threshold limitation; the lesser of (i) or (ii):	255	-	255	680	-	680	(425)	-	(425)
(i) Adjusted gross deferred tax assets expected to be realized following the balance sheet date	255	-	255	680	-	680	(425)	-	(425)
(ii) Adjusted gross deferred tax assets allowed per limitation threshold	-	-	6,067	-	-	5,898	-	-	169
(c) Adjusted gross deferred tax assets offset by gross deferred tax liabilities	197	-	197	330	-	330	(133)	-	(133)
Admitted deferred tax assets	$452	$-	$452	$1,010	$-	$1,010	$(558)	$-	$(558)

The amounts calculated in (b)(i) and (b)(ii) in the table above are based on the following information:

	2020	2019
Ratio percentage used to determine recovery period and
threshold limitation amount (RBC reporting entity)	10514%	10916%
Recovery period used in (b)(i)	3 years	3 years
Percentage of adjusted capital and surplus used in (b)(ii)	15%	15%
Amount of adjusted capital and surplus used in (b)(ii)	$40,444	$39,319

No tax planning strategies were used in the calculation of adjusted gross deferred tax assets or net admitted adjusted gross deferred tax assets during 2020 and 2019.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Other Tax Items

As of December 31, 2020, the Company did not have any federal capital loss, operating loss, or credit carryforwards.

The Company has no taxes incurred in 2020, 2019, and 2018 that are available for recoupment in the event of future capital losses.

The Company did not have any protective tax deposits under Section 6603 of the Internal Revenue Code.

The Company did not have any tax contingencies as of December 31, 2020 and 2019 and has no tax loss contingencies for which it is reasonably possible that the total liability will significantly increase within twelve months of the reporting date.

The Company recognizes interest and penalties accrued related to tax contingencies in income tax expense in the statutory basis statements of operations. During the years ended December 31, 2020, 2019 and 2018, the Company did not recognize any addition or reduction in interest and penalties. The Company had accrued $2 and $2 for the payment of interest and penalties at December 31, 2020 and 2019, respectively.

The Company is included in a consolidated U.S. federal income tax return filed by CMHC. The Company also files income tax returns in various states. The Company is subject to tax audits. These audits may result in additional tax liabilities. For the major jurisdictions where it operates, the Company is generally no longer subject to income tax examination by tax authorities for the years ended before 2014.   Income tax liabilities have settled with the U.S. federal taxing authority (“IRS”) for tax year 2015, and the statute of limitations is closed.  Amended refund claims filed for tax years 2010 and 2012 are currently under examination as part of the Joint Committee on Taxation approval process.

Note 6: Related Party Transactions

In the normal course of business, the Company has various lending and other transactions with related entities. In certain circumstances, expenses are shared between the companies. Expenses incurred that are specifically identifiable with a particular company are borne by that company; other expenses are allocated among the companies on the basis of time and usage studies. Amounts due from intercompany activity are generally settled monthly. The Company reimbursed CMFG Life $47,364, $38,579 and $30,131 in 2020, 2019, and 2018, respectively.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Significant amounts due to/from affiliates are shown in the following table:

	2020	2019
Due to the Company:
CMFG Life	$218	$-
Other	5	8
Total	$223	$8

Due from the Company:
CUNA Brokerage Services, Inc.	$3,513	$3,383
CMFG Life	14,680	5,093
Other	136	150
Total	$18,329	$8,626

MEMBERS Capital Advisors, Inc., (“MCA”) which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives, and guidelines established by the Company’s upstream parent, CMFG Life. The Company recorded MCA investment management fees totaling $54, $54 and $58 in 2020, 2019, and 2018, respectively, which are included in net investment income on the statutory basis statements of operations.

Significant capital contributions from affiliates are shown in the following table:

	2020	2019	2018
Capital contribution to MLIC from:
CMIC	$-	$-	$20,653
Total	$-	$-	$20,653

The Company utilizes CBSI, which is 100% owned by CMIC, to distribute its annuity products and recorded commission expense for this service of $36,884, $34,180 and $29,996 in 2020, 2019, and 2018, respectively, which is included in insurance taxes, licenses, fees and commissions. Commissions paid to non-affiliates totaled $18,715, $12,994 and $8,136 in 2020, 2019, and 2018, respectively, which are included in insurance taxes, licenses, fees and commissions on the statutory basis statements of operations.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 7: Reinsurance

The Company entered into a coinsurance and modified coinsurance agreement with its affiliate, CMFG Life, to cede 100% of its life, accident and health, and annuity business. The Company entered into the coinsurance and modified coinsurance agreement for the purpose of limiting its exposure to loss on any one single insured, diversifying its risk and limiting its overall financial exposure, to certain products, and to meet its overall financial objectives. The Company retains the risk of loss in the event that CMFG Life is unable to meet the obligations assumed under the reinsurance agreements.

The Company cedes 100% of its annuity business to its parent, CMFG Life, which is accounted for as reinsurance ceded under statutory accounting. These contracts are accounted for as investment-type contracts under GAAP; as such, deposits are not reported as revenues for GAAP. Consequently, deposit accounting is used to account for the reinsurance agreement for GAAP.

The following table shows the effect of reinsurance on premiums, benefits, and surrenders, and increase in policy reserves for 2020, 2019, and 2018.

	2020	2019	2018
Premiums earned:
Direct	$1,170,733	$995,842	$830,582
Ceded to affiliates	(1,170,733)	(995,842)	(830,582)
Premiums earned, net of reinsurance	$-	$-	$-
Contract charges
Direct	(836)	1,865	2,106
Ceded to affiliates	836	(1,865)	(2,106)
Contract charges, net of reinsurance	$-	$-	$-
Benefits and surrender expenses:
Direct	$348,428	$158,793	$94,123
Ceded to affiliates	(348,428)	(158,793)	(94,123)
Benefits and surrender expenses, net of reinsurance	$-	$-	$-
Increase in policy reserves:
Direct	$(2,136)	$3,630	$2,536
Ceded to affiliates	2,136	(3,630)	(2,536)
Increase in policy reserves, net of reinsurance	$-	$-	$-

Policy reserves and claim liabilities are stated net of reinsurance balances ceded of $39,749 and $40,092 in 2020 and 2019, respectively.

The Company receives a commission equal to 100% of its actual expenses incurred for the Company’s business in its single premium deferred index annuity product, flexible premium deferred variable and index linked annuity product, and single premium deferred modified guaranteed index annuity product, which was $102,791, $86,481 and $70,391 for the years ended December 31, 2020, 2019, and 2018, respectively. All remaining commissions relate to the Company’s life and health products and total $506, ($668) and $766 for the years ended December 31, 2020, 2019, and 2018, respectively.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 8: Annuity Reserves and Deposit-Type Liabilities

The following tables show the withdrawal characteristics of the Company’s annuity reserves and deposit-type liabilities at December 31, 2020, which are reported as policy reserves on annuity contracts and liability for deposit-type contracts are as follows:

Individual Annuities

		Separate	Separate
	General	Account with	Account		% of
December 31, 2020	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal -lump sum:
With market value adjustment	$-	$5,050,170	$-	$5,050,170	94.6%
At book value less surrender charge of 5% or more	2,851	-	-	2,851	0.1%
At fair value	-	-	220,969	220,969	4.1%

Total with adjustment or at fair value	2,851	5,050,170	220,969	5,273,990	98.8%
At book value with minimal or no charge adjustment	205	59,534	-	59,739	1.1%
Not subject to discretionary withdrawal	7,074	-	-	7,074	0.1%

Gross annuity reserves and deposit liabilities	10,130	5,109,704	220,969	5,340,803	100.0%
Reinsurance ceded	10,130	5,109,704	-	5,119,834

Total annuity reserves and deposit liabilities	$-	$-	$220,969	$220,969

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Deposit-Type Contracts

		Separate	Separate
	General	Account with	Account		% of
December 31, 2020	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal - lump sum:
With market value adjustment	$-	$-	$-	$-	0.0%
At book value less surrender charge of 5% or more	-	-	-	-	0.0%
At fair value	-	-	-	-	0.0%

Total with adjustment or at fair value	-	-	-	-	0.0%
At book value with minimal or no charge adjustment	-	-	-	-	0.0%
Not subject to discretionary withdrawal	4,473	-	-	4,473	100.0%

Gross annuity reserves and deposit liabilities	4,473	-	-	4,473	100.0%
Reinsurance ceded	4,473	-	-	4,473

Total annuity reserves and
deposit liabilities	$-	$-	$-	$-

The following table shows policy liabilities associated with the Company’s annuity products:

2020
Annuity reserves from the separate accounts	$220,969
Total annuity reserves	$220,969

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The following table shows life reserves by withdrawal characteristics at December 31, 2020:

	General Account			Separate Account - Guaranteed and Non Guaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$-	$38	$68	$-	$-	$-
Universal life	2,649	2,649	2,704	-	-	-
Other permanent cash value life insurance	-	11,474	12,353	-	-	-
Miscellaneous reserves	-	36	34	-	-	-
Not subject to discretionary withdrawal or no cash values:
Term policies with cash value	-	-	4,465	-	-	-
Accidental death benefits	-	-	7	-	-	-
Disability - active lives	-	-	3	-	-	-
Disability - disabled lives	-	-	113	-	-	-
Miscellaneous reserves	-	-	64	-	-	-
Gross reserves before reinsurance	2,649	14,197	19,811	-	-	-
Ceded reinsurance	2,649	14,197	19,811	-	-	-
Net reserves	$-	$-	$-	$-	$-	$-

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The following tables show the withdrawal characteristics of the Company’s annuity reserves and deposit liabilities at December 31, 2019, which are reported as policy reserves on annuity contracts and liability for deposit-type contracts are as follows:

Individual Annuities

		Separate	Separate
	General	Account with	Account		% of
December 31, 2019	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal -lump sum:
With market value adjustment	$-	$4,076,413	$-	$4,076,413	95.9%
At book value less surrender charge of 5% or more	6,019	-	-	6,019	0.1%
At fair value	-	-	161,987	161,987	3.9%

Total with adjustment or at fair value	6,019	4,076,413	161,987	4,244,419	99.9%
At book value with minimal or no charge adjustment	327	-	-	327	0.0%
Not subject to discretionary withdrawal	4,863	-	-	4,863	0.1%

Gross annuity reserves and deposit liabilities	11,209	4,076,413	161,987	4,249,609	100.0%
Reinsurance ceded	11,209	4,076,413	-	4,087,622

Total annuity reserves and deposit liabilities	$-	$-	$161,987	$161,987

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Deposit-Type Contracts

		Separate	Separate
	General	Account with	Account		% of
December 31, 2019	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal -lump sum:
With market value adjustment	$-	$-	$-	$-	0.0%
At book value less surrender charge of 5% or more	-	-	-	-	0.0%
At fair value	-	-	-	-	0.0%

Total with adjustment or at fair value	-	-	-	-	0.0%
At book value with minimal or no charge adjustment	-	-	-	-	0.0%
Not subject to discretionary withdrawal	3,873	-	-	3,873	100.0%

Gross annuity reserves and deposit liabilities	3,873	-	-	3,873	100.0%
Reinsurance ceded	3,873	-	-	3,873

Total annuity reserves and deposit liabilities	$-	$-	$-	$-

The following table shows policy liabilities associated with the Company’s annuity products:

2019
Annuity reserves from the separate accounts	$161,987
Total annuity reserves	$161,987

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

The following table shows life reserves by withdrawal characteristics at December 31, 2019:

	General Account			Separate Account - Guaranteed and Non Guaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$-	$48	$85	$-	$-	$-
Universal life	2,816	2,816	2,878	-	-	-
Other permanent cash value life insurance	-	11,812	12,712	-	-	-
Miscellaneous reserves	-	35	35	-	-	-
Not subject to discretionary withdrawal or no cash values:
Term policies with cash value	-	-	4,954	-	-	-
Accidental death benefits	-	-	7	-	-	-
Disability - active lives	-	-	3	-	-	-
Disability - disabled lives	-	-	122	-	-	-
Miscellaneous reserves	-	-	72	-	-	-
Gross reserves before reinsurance	2,816	14,711	20,868	-	-	-
Ceded reinsurance	2,816	14,711	20,868	-	-	-
Net reserves	$-	$-	$-	$-	$-	$-

Note 9: Statutory Financial Data and Dividend Restrictions

Risk-based capital (“RBC”) requirements promulgated by the NAIC and adopted by the Insurance Department require U.S. life insurers to maintain minimum capitalization levels that are determined based on formulas incorporating asset risk, insurance risk, and business risk. The adequacy of the Company’s actual capital is evaluated by a comparison to the RBC results, as determined by the formula. At December 31, 2020 and 2019, the Company’s adjusted capital exceeded the RBC minimum requirements, as required by the NAIC.

The Company is subject to statutory regulations as to maintenance of policyholders’ surplus and payment of stockholder dividends. Generally, dividends to a parent must be reported to the appropriate state regulatory authority in advance of payment and extraordinary dividends, as defined by statutes, require regulatory approval. The Company could pay $4,070 in stockholder dividends in 2021 without the approval of the Insurance Department.

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 10: Commitments and Contingencies

Insurance Guaranty Funds

The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during 2020 and prior years. The Company includes a provision for all known assessments that will be levied as well as an estimate of amounts that it believes will be assessed in the future relating to past insolvencies. The Company has established a liability of $132 and $116 at December 31, 2020 and 2019, respectively, for guaranty fund assessments. The Company also estimates the amount recoverable from future premium tax payments related to these assessments and has not established an asset as of December 31, 2020 and 2019 since it does not believe any amount will be recoverable. Recoveries of assessments from premium taxes are generally made over a five-year period.

Legal Matters

Various legal and regulatory actions, including state market conduct exams and federal tax audits, are currently pending that involve the Company and specific aspects of its conduct of business. Like other members of the insurance industry, the Company is routinely involved in a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and involve a range of the Company’s practices. The ultimate outcome of these disputes is unpredictable.

These matters in some cases raise difficult and complicated factual and legal issues and are subject to many uncertainties and complexities, including but not limited to, the underlying facts of each matter; novel legal issues; variations between jurisdictions in which matters are being litigated, heard or investigated; differences in applicable laws and judicial interpretations; the length of time before many of these matters might be resolved by settlement, through litigation or otherwise and, in some cases, the timing of their resolutions relative to other similar matters involving other companies. In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the statutory basis financial statements of the Company.

Note 11: Unassigned Surplus

Unassigned surplus at December 31 considers the accumulated balances for the following items:

	2020	2019
Nonadmitted assets:
Net deferred tax asset	$656	$-
Prepaid expenses	491	-
Interest maintenance reserve	907	1,029
Other	574	1,831
Total nonadmitted assets	$2,628	$2,860

Asset valuation reserve	$-	$40

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Note 12: Separate Accounts

Separate accounts represent funds that are invested to support the Company’s obligations under the flexible premium variable and index linked deferred annuities policies.

Information relating to the Company’s flexible premium variable separate account business as of December 31 is set forth in the tables below:

	2020		2019
	Indexed with Guarantees	Non-Guaranteed	Indexed with Guarantees	Non-Guaranteed
Reserves with assets held:
At fair value	$-	$220,969	$-	$161,987
At amortized cost	-	-	-	-
Total	$-	$220,969	$-	$161,987
Reserves with assets subject to
discretionary withdrawal:
At fair value	$-	$220,969	$-	$161,987
With fair value adjustment	-	-	-	-
Not subject to discretionary withdrawal	-	-	-	-
Total	$-	$220,969	$-	$161,987

The following table shows the premiums and deposits for flexible premium variable contracts recorded in the separate accounts for the years ended December 31:

	2020		2019
	Indexed with Guarantees	Non-Guaranteed	Indexed with Guarantees	Non-Guaranteed
Non-guaranteed premiums, considerations and deposits received for separate account policies	$-	$220,969	$-	$161,987
Total	$-	$220,969	$-	$161,987

MEMBERS Life Insurance Company Notes to Statutory Basis Financial Statements ($ in 000s)

Details of the net transfers to separate accounts for all annuity contracts are shown in the table below for the years ended:

	2020		2019
	Indexed with Guarantees	Non-Guaranteed	Indexed with Guarantees	Non-Guaranteed
Transfers to separate accounts	$-	$1,170,261	$-	$990,809
Transfers from separate accounts	-	(1,141,308)	-	(952,622)
Valuation adjustment	-	2,955	-	2,131
Net transfers to separate accounts	$-	$31,908	$-	$40,318

Note 13: Subsequent Events

The Company evaluated subsequent events from December 31, 2020 through March 4, 2021, the date the statutory basis financial statements were available for issuance. During this period, there were no significant subsequent events that require adjustment to or disclosure in the accompanying statutory basis financial statements.

MEMBERS LIFE INSURANCE COMPANY Supplemental Schedules December 31, 2020

Supplemental Schedules

MEMBERS LIFE INSURANCE COMPANY Schedule of Selected Financial Data As of and for the Year Ended December 31, 2020 (000s omitted)

Investment income earned:
Government bonds	$240
Other bonds (unaffiliated)	714
Bonds of affiliates	-
Preferred stocks (unaffiliated)	-
Preferred stocks of affiliates	-
Common stocks (unaffiliated)	-
Common stocks of affiliates	-
Mortgage loans	-
Real estate	-
Premium notes, contract loans and liens	-
Collateral loans	-
Cash	116
Cash equivalents	-
Short-term investments	-
Other invested assets	-
Derivative financial instruments	-
Aggregate write-in for investment income	-
Gross investment income	$1,070

Real estate owned - book value less encumbrances	$-

Mortgage loans - book value:
Farm mortgages	-
Residential mortgages	-
Commercial mortgages	-
Total mortgage loans	$-

Mortgage loans by standing - book value:
Good standing	-
Good standing with restructured terms	-
Interest overdue more than three months, not in foreclosure	-
Foreclosure in process	-

Other long-term assets-statement value	-
Collateral loans	-
Bonds and stocks of parents, subsidiaries and affiliates - book value:
Bonds	-
Preferred stocks	-
Common stocks	-

MEMBERS LIFE INSURANCE COMPANY Schedule of Selected Financial Data, continued As of and for the Year Ended December 31, 2020 (000s omitted)

Bonds and short-term investments by class and maturity:
Bonds by maturity - statement value
Due within one year or less	$2,865
Over 1 year through 5 years	9,350
Over 5 years through 10 years	9,341
Over 10 years through 20 years	19
Over 20 years	8,734
Total by maturity	$30,309

Bonds by class - statement value
Class 1	$28,315
Class 2	1,994
Class 3	-
Class 4	-
Class 5	-
Class 6	-
Total by class	$30,309

Total bonds publicly traded	$27,315
Total bonds privately placed	2,994

Preferred stocks - statement value	-
Common stocks - market value	-
Short-term investments - book value	-
Options, caps & floors - statement value	-
Options, caps & floors written and in force - statement value	-
Collar, swap & forward agreements open - statement value	-
Futures contracts open - current value	-
Cash	2,074
Cash equivalents	24,336

MEMBERS LIFE INSURANCE COMPANY Schedule of Selected Financial Data, continued As of and for the Year Ended December 31, 2020 (000s omitted)

Life insurance in force:
Industrial
Ordinary	-
Credit life	-
Group life	-

Amount of accidental death insurance in force under ordinary policies	2,437

Life insurance policies with disability provisions in force:
Industrial	-
Ordinary	3,620
Credit life	-
Group life	300

MEMBERS LIFE INSURANCE COMPANY Schedule of Selected Financial Data, continued As of and for the Year Ended December 31, 2020 (000s omitted)

Supplementary contracts in force:
Ordinary - not involving life contingencies
Amount on deposit	-
Income payable	-
Ordinary - involving life contingencies
Income payable	-
Group - not involving life contingencies
Amount of deposit	-
Income payable	-
Group - involving life contingencies
Income payable	-
Annuities:
Ordinary
Immediate - amount of income payable	-
Deferred - fully paid - account balance	-
Deferred - not fully paid - account balance	-
Group
Immediate - amount of income payable	-
Fully paid account payable	-
Not fully paid - account balance	-
Accident and health insurance - premium in force
Ordinary	-
Group	-
Credit	-
Deposit funds and dividends accumulations:
Deposit funds - account balance	-
Dividend accumulations - account balance	-

MEMBERS LIFE INSURANCE COMPANY Schedule of Selected Financial Data, continued As of and for the Year Ended December 31, 2020 (000s omitted)

Claim payments 2020
Group accident and health - year ended December 31
2020	$-
2019	-
2018	-
2017	-
2016	-
Prior	-

Other accident and health
2020	-
2019	-
2018	-
2017	-
2016	-
Prior	-

Other coverages that use developmental methods to calculate claims reserves
2020	-
2019	-
2018	-
2017	-
2016	-
Prior	-

MEMBERS LIFE INSURANCE COMPANY Summary Investment Schedule December 31, 2020 (000s omitted)

	Gross	Admitted Invested Assets
	Investment	Reported in the Annual Statement
Investment Categories	Holdings	Amount	Percentage
Long-Term Bonds:
U.S. governments	$8,914	8,914	15.7%
All other governments	-	-	0.0%
U.S. states, territories and possessions, etc. guaranteed	-	-	0.0%
U.S. political subdivisions of states, territories, and possessions, guaranteed	-	-	0.0%
U.S. special revenue and special assessment obligations, etc. non-guaranteed	1,494	1,494	2.6%
Industrial and miscellaneous	19,901	19,901	35.1%
Hybrid securities	-	-	0.0%
Parent, subsidiaries and affiliates	-	-	0.0%
SVO identified funds	-	-	0.0%
Unaffiliated bank loans	-	-	0.0%
Total long-term bonds	30,309	30,309	53.4%
Preferred Stocks
Industrial and miscellaneous (unaffiliated)	-	-	0.0%
Parent, subsidiaries and affiliates	-	-	0.0%
Total preferred stocks	-	-	0.0%
Common Stocks

Industrial and miscellaneous Publicly traded (unaffiliated)	-	-	0.0%
Industrial and miscellaneous other (unaffiliated)	-	-	0.0%
Parent, subsidiaries and affiliates publicly traded	-	-	0.0%
Parent, subsidiaries and affiliates other	-	-	0.0%
Mutual funds	-	-	0.0%
Unit investment trusts	-	-	0.0%
Total common stocks	-	-	0.0%
Mortgage loans	-	-	0.0%
Real estate	-	-	0.0%
Cash, cash equivalents and short-term investments	26,410	26,410	46.6%
Contract loans	-	-	0.0%
Derivatives	-	-	0.0%
Other invested assets	-	-	0.0%
Receivables for securities	-	-	0.0%
Securities lending	-	-	0.0%
Total invested assets	$56,719	$56,719	100.0%

MEMBERS LIFE INSURANCE COMPANY Supplemental Investment Risks Interrogatories December 31, 2020 (000s omitted)

1.	Reporting entity’s total admitted assets, excluding separate account assets.	$73,461

2.	Ten largest exposures to a single issuer/borrower/investment.

	1	2	3	4
				Percentage of Total
	Issuer	Description of Exposure	Amount	Admitted Assets
2.01	Citigroup Commercial Mort.	Bond	$1,977	2.691%
2.02	Toyota Motor Credit Corp	Bond	1,005	1.368%
2.03	John Deere Capital Corp.	Bond	1,002	1.364%
2.04	Microsoft Corporation	Bond	1,001	1.363%
2.05	National Australia Bank, Ltd.	Bond	1,000	1.361%
2.06	MASS Mutual Global Fund.	Bond	998	1.359%
2.07	Blackrock, Inc.	Bond	998	1.359%
2.08	CFIP CLO Ltd.	Bond	998	1.359%
2.09	Automatic Data Prcoessing	Bond	997	1.357%
2.10	Nestle Holdings	Bond	996	1.356%

3.	Amounts and percentages of the reporting entity’s total admitted assets held in bonds and preferred stocks by NAIC rating.

		-
	Bonds		1	2
3.01	NAIC-1		$28,315	38.544%
3.02	NAIC-2		1,994	2.714%
3.03	NAIC-3		-	0.000%
3.04	NAIC-4		-	0.000%
3.05	NAIC-5		-	0.000%
3.06	NAIC-6		-	0.000%
	Preferred Stocks	-	3	4
3.07	P/RP-1		$-	0.000%
3.08	P/RP-2		-	0.000%
3.09	P/RP-3		-	0.000%
3.10	P/RP-4		-	0.000%
3.11	P/RP-5		-	0.000%
3.12	P/RP-6		-	0.000%

4.	Assets held in foreign investments:

4.01	Are assets held in foreign investments less than 2.5% of the reporting entity’s total Yes [ ] No [ X ]
Admitted assets?
If response to 4.01 above is yes, responses are not provided for interrogatories 5-10.

4.02	Total admitted assets held in foreign investments	$3,978	5.415%
4.03	Foreign-currency-denominated investments	-	0.000%
4.04	Insurance liabilities denominated in that same foreign currency	-	0.000%

MEMBERS LIFE INSURANCE COMPANY Supplemental Investment Risks Interrogatories, continued December 31, 2020 (000s omitted)

5.	Aggregate foreign investment exposure categorized by NAIC sovereign rating:

		1	2
5.01	Countries rated NAIC-1	$3,978	5.415%
5.02	Countries rated NAIC-2	-	0.000%
5.03	Countries rated NAIC-3 or below	-	0.000%

6.	Two largest foreign investment exposures by country, categorized by the country’s NAIC sovereign rating:

		1	2
	Countries rated NAIC-1:
6.01	Country 1: Australia	$1,000	1.361%
6.02	Country 2: Cayman Islands	998	1.359%

	Countries rated NAIC-2:
6.03	Country 1:	$-	0.000%
6.04	Country 2:	-	0.000%

	Countries rated NAIC-3 or below:
6.05	Country 1:	$-	0.000%
6.06	Country 2:	-	0.000%

Questions 7-9 are not applicable.

10.	Ten largest non-sovereign (i.e. non-governmental) foreign issues:

	1	2
	Issuer	NAIC Rating	3	4
10.01	National Australia Bank, Ltd.	2	$1,000	1.361%
10.02	CFIP CLO Ltd.	1	998	1.359%
10.03	Rabobank Nederland	2	994	1.353%
10.04	Lind PLC	1	986	1.342%
10.05			-	0.000%
10.06			-	0.000%
10.07			-	0.000%
10.08			-	0.000%
10.09			-	0.000%
10.10			-	0.000%

Questions 11-23 are not applicable.

MEMBERS LIFE INSURANCE COMPANY Reinsurance Contract Interrogatories Year Ended December 31, 2020

1.	MLIC has applied reinsurance accounting, as described in SSAP No. 61R, to reinsurance contracts entered into, renewed or amended on or after January 1, 1996, which do not include risk-limiting features, as described in SSAP No. 61R.

2.	MLIC has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which contain provisions that allow (1) the reporting of losses or settlements with the reinsurer to occur less frequently than quarterly or (2) payments due from the reinsurer to not be made in cash within ninety days of the settlement date unless there is no activity during the period.

3.	MLIC has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which contain a payment schedule, accumulating retentions from multiple years or any features inherently designed to delay timing of the reimbursement to the ceding company.

4.	MLIC has not ceded any risk during the period ended December 31, 2020 under any reinsurance contracts entered into, renewed or amended on or after January 1, 1996 accounted for as reinsurance under GAAP and as a deposit under SSAP No. 61R.

5.	MLIC cedes 100% of its annuity business to CMFG Life, which is accounted for as reinsurance ceded under statutory accounting. These contracts are accounted for as investment-type contracts under GAAP; as such, deposits are not reported as revenues for GAAP. Consequently, deposit accounting is used to account for the reinsurance agreement for GAAP.

APPENDIX A: EXAMPLES OF PARTIAL WITHDRAWALS AND FULL SURRENDER WITH APPLICATION OF SURRENDER CHARGE AND MARKET VALUE ADJUSTMENT

The examples below illustrate partial withdrawals and a full surrender during the Surrender Charge Period. Partial withdrawals and full surrenders after the Surrender Charge Period will not be subject to a Surrender Charge but may be subject to a Market Value Adjustment.

Example 1: Partial Withdrawal with a Negative Market Value Adjustment (MVA)

Assume the following information as it relates to the Contract:

●	The Contract was issued with an initial deposit of $100,000.00.

●	The Contract Fee is 0.75%, only applied to Risk Control Accounts.

●	Money is allocated to the Declared Rate Account and S&P 500 Risk Control Accounts.

●	An Excess Withdrawal of $20,000.00 is taken 1.5 years after the Contract Issue Date. No other withdrawals have been previously taken.

●	Contract Value as of the last Contract Anniversary:

o	Declared Rate Account value equals $10,300.00.

o	The S&P 500 Secure Risk Control Account value equals $59,999.96.

o	The S&P 500 Growth Risk Control Account value equals $40,000.01.

Assume the following information as it relates to the Declared Rate Account:

●	As of the withdrawal date, the Declared Rate Account balance was $10,453.78.

Assume the following information as it relates to the Risk Control Accounts:

●	The Allocation Option Start Date is 6 years after the Allocation Option Start Date and Contract Issue Date.

●	The S&P 500 Secure Risk Control Account has a 0.00% Index Rate Floor and a 6.00% Index Rate Cap.

●	The S&P 500 Growth Risk Control Account has a -10.00% Index Rate Floor and a 15.00% Index Rate Cap.

●	As of the withdrawal date, there are 5,940.59 S&P 500 Secure Risk Control Account Accumulation Credits.

●	As of the withdrawal date, there are 3,902.44 S&P 500 Growth Risk Control Account Accumulation Credits.

●	The Accumulation Credit Factor (P) at the start of the Contract Year immediately preceding the withdrawal for the S&P 500 Secure Risk Control Account is $10.10.

●	The Accumulation Credit Factor (P) at the start of the Contract Year immediately preceding the withdrawal for the S&P 500 Growth Risk Control Account is $10.25.

●	The S&P 500 Index value at the start of Contract Year immediately preceding the withdrawal is 1000.00.

●	The S&P 500 Index value at the time of the withdrawal is 1200.00.

●	On the Allocation Option Start Date, the interpolated 6-year Constant Maturity Treasury Rate (I) was 2.50% and the ICE BofAML Index (K) was 1.00%.

●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.90% and the ICE BofAML Index (L) is 1.10%.

●	At the time of the withdrawal there are 4.50137 years remaining in the Allocation Option Period (N).

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner:

First, we calculate the Contract Value at the time of the withdrawal.

	(1)	(2)	(3)
Account	Accumulation Credits	Accumulation Credit Factor	Contract Value at time of Withdrawal
Declared Rate Account			$10,453.78
S&P 500 Secure Risk Control Account	5,940.59	$10.668021	$63,374.34
S&P 500 Growth Risk Control Account	3,902.44	$11.748957	$45,849.60
Total			$119,677.72

(1), (2), (3)

The current Declared Rate Value equals $10,453.78.

The return of the Index is equal to the Closing Index Value divided by the Initial Index Value. The return of the S&P 500 Index is calculated to be 1.2 (1,200.00 / 1,000.00 - 1). This is greater than the (1 + Index Rate Cap) and above (1 + the Index Rate Floor) for both the S&P 500 Secure and Growth Accounts. Therefore, the Index Rate of Return is set to (1 + the Index Rate Cap) which equals 1.06 for the S&P 500 Secure Risk Control Account and 1.15 for the S&P 500 Growth Risk Control Account.

The Contract Fee is calculated as 0.75% divided by the number of days in the Contract Year multiplied by the Accumulation Credit Factor at the start of the Contract Year (0.75% / 365 x 10.10 for the S&P 500 Secure Risk Control Account and 0.75% / 365 x 10.25 for the S&P 500 Growth Risk Control Account).

The Accumulation Credit Factor is then calculated as (a) the Accumulation Credit Factor at the start of the Contract Year multiplied by (b) the Index Rate of Return less (c) the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Contract Anniversary (i.e. a x b – c).

For the S&P 500 Secure Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.10 x 1.06 – ((0.75% / 365 x 10.10) x 183) which equals $10.668021. The current S&P 500 Secure Risk Control Account Contract Value is then calculated as 5,940.59 x $10.668021 which equals $63,374.34.

For the S&P 500 Growth Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.25 x 1.15 – ((0.75% / 365 x $10.25) x 183) which equals $11.748957. The current S&P 500 Growth Risk Control Account Contract Value is then calculated as 3,902.44 x $11.748957 which equals $45,849.60.

Next, we calculate the gross withdrawal from each account.

(4)
Account	Gross Withdrawal
Declared Rate Account	$1,746.99
S&P 500 Secure Risk Control Account	$10,590.83
S&P 500 Growth Risk Control Account	$7,662.18
Total	$20,000.00

(4)

Withdrawal is taken Pro Rata from each Allocation Option at the time of the Withdrawal.

The Pro Rata withdrawal from the Declared Rate Account is the Contract Value in this account divided by the total Contract Value multiplied by the withdrawal amount. This is calculated as $10,453.78 / $119,677.72 x $20,000 which equals $1,746.99. The Pro Rata withdrawal from the S&P 500 Secure Risk Control Account is calculated the same way to be $63,374.34 / $119,677.72 x $20,000 which equals $10,590.83. The Pro Rata withdrawal from the S&P 500 Growth Risk Control Account is calculated the same way to be $45,849.60 / $119,677.72 x $20,000 which equals $7,662.28.

Next, we calculate the net withdrawal from each account.

	(5)	(6)	(7)	(8)
Account	Withdrawal Subject to Surrender Charge and MVA	MVA	Surrender Charge	Net Withdrawal
Declared Rate Account	$783.52	($16.81)	$70.52	$1,659.66
S&P 500 Secure Risk Control Account	$4,749.99	($101.93)	$427.50	$10,061.40
S&P 500 Growth Risk Control Account	$3,436.49	($73.75)	$309.28	$7,279.15
Total	$8,970.00	($192.49)	$807.30	$19,000.21

(5)

The Annual Free Withdrawal Amount based on beginning of Contract Year Contract Value is first calculated to determine the withdrawal subject to a Surrender Charge and Market Value Adjustment (MVA). The beginning of Contract Year Contract Value equals $59,999.96 + $40,000.01 + $10,300.00 = $110,299.97. The total Annual Free Withdrawal Amount is calculated as 10% x $110,299.97 = $11,030.00. This Annual Free

Withdrawal Amount is applied Pro Rata at the time of the withdrawal then subtracted from the Gross Withdrawal Amount (4) to determine the withdrawal subject to Surrender Charge and MVA (5). For the Declared Rate Account, it is calculated as $1,746.99 – ($10,453.78 / $119,677.72 x $11,030) which equals $783.52. For the S&P 500 Secure Risk Control Account is calculated the same way to be $10,590.83 – ($63,374.34 / $119,677.72 x $11,030) which equals $4,749.99. For the S&P 500 Growth Risk Control Account is calculated the same way to be $7,662.18 – ($45,849.60 / $119,677.72 x $11,030) which equals $3,436.49.

(6)

The MVA equals W x (MVAF - 1) and is calculated separately for each Allocation Option, where W is the amount of withdrawal that is in excess of the Annual Free Withdrawal Amount for that Contract Year. At the time of the withdrawal there are 4.50137 years remaining in the Allocation Option Period (N). Therefore, MVAF = ((1 + I + K)/(1 + J + L))^N = ((1 + 2.50% + 1.00%)/(1 + 2.90% + 1.10%))^4.50137 = 0.9785402.

For the Declared Rate Account, the MVA is $783.52 x (0.9785402 - 1) which equals -$16.81. For the S&P 500 Secure Risk Control Account, the MVA is $4,749.99 x (0.9785402 - 1) which equals -$101.93. For the S&P 500 Growth Risk Control Account, the MVA is $3,436.49 x (0.9785402 - 1) which equals -$73.75.

(7)

It has been more than one year but less than two years since the Contract Issue Date so the applicable Surrender Charge percentage is 9.00%. This is multiplied by the amount of the withdrawal subject to a Surrender Charge to determine the Surrender Charge. For the Declared Rate Account, the Surrender Charge is calculated as $783.52 x 9.00% which equals $70.52. For the S&P 500 Secure Risk Control Account, the Surrender Charge is calculated as $4,749.99 x 9.00% which equals $427.50. For the S&P 500 Growth Risk Control Account, the Surrender Charge is calculated as $3,436.49 x 9.00% which equals $309.28.

(8)

The net withdrawal is equal to the gross withdrawal plus the Market Value Adjustment less the Surrender Charge. For the Declared Rate Account, the net withdrawal is calculated as $1,746.99 + - $16.81 - $70.52 which equals $1,659.66. For the S&P 500 Secure Risk Control Account, the net withdrawal is calculated as $10,590.83 + -$101.93 - $427.50 which equals $10,061.40. For the S&P 500 Growth Risk Control Account, the net withdrawal is calculated as $7,662.28 + -$73.75 - $309.28 which equals $7,279.15. The total net withdrawal is the sum of the three accounts, $19,000.21.

Next, we calculate the Accumulation Credits and Contract Value remaining after the withdrawal.

	(9)	(10)
Account	Accumulation Credits After Withdrawal	Contract Value after Withdrawal
Declared Rate Account		$8,706.79
S&P 500 Secure Risk Control Account	4,947.83	$52,783.51
S&P 500 Growth Risk Control Account	3,250.28	$38,187.42
Total		$99,677.72

(9)

The number of Accumulation Credits remaining after the withdrawal is equal to the number of Accumulation Credits prior to the withdrawal minus the result of the gross withdrawal from the account divided by the Accumulation Credit Factor as of the withdrawal date. For the Declared Rate Account there are no Accumulation Credits so this calculation does not apply, see (10) below. For the S&P 500 Secure Risk Control Account, this is calculated as 5,940.59 - ($10,590.83 / $10.668021) which equals 4,947.83. For the S&P 500 Growth Risk Control Account, this is calculated as 3,902.44 - ($7,662.18/ $11.748957) which equals 3,250.28.

(10)

The Contract Value remaining after the withdrawal for the Declared Rate Account is equal to the Declared Rate Account value prior to the withdrawal less the Gross Withdrawal. For the Declared Rate Account this is equal to $10,453.78 - $1,746.99 which equals $8,706.79. For the Risk Control Accounts the Contract Value remaining after the withdrawal is equal the Accumulation Credit Factor as of the withdrawal date multiplied by the number of Accumulation Credits after the withdrawal. For the S&P 500 Secure Risk Control Account, this is calculated as $10.668021 x 4,947.83 which equals $52,783.51. For the S&P 500 Growth Risk Control Account, this is calculated as $11.748957 x 3,250.28 which equals $38,187.42. The total Contract Value after the withdrawal is the sum of the three accounts, $99,677.72.

Example 2: Partial Withdrawal with a Positive MVA

Assume the following information as it relates to the Contract:

●	The Contract was issued with an initial deposit of $100,000.00.

●	The Contract Fee is 0.75%, only applied to Risk Control Accounts.

●	Money is allocated to the Declared Rate Account and S&P 500 Risk Control Accounts.

●	An Excess Withdrawal of $20,000.00 is taken 1.5 years after the Contract Issue Date. No other withdrawals have been previously taken.

●	Contract Value as of the last Contract Anniversary:

o	Declared Rate Account value equals $10,300.00.

o	The S&P 500 Secure Risk Control Account value equals $59,999.96.

o	The S&P 500 Growth Risk Control Account value equals $40,000.01.

Assume the following information as it relates to the Declared Rate Account:

●	As of the withdrawal date, the Declared Rate Account balance was $ 10,453.78.

Assume the following information as it relates to the Risk Control Accounts:

●	The Allocation Option Start Date is 6 years after the Allocation Option Start Date and Contract Issue Date.

●	The S&P 500 Secure Risk Control Account has a 0.00% Index Rate Floor and a 6.00% Index Rate Cap.

●	The S&P 500 Growth Risk Control Account has a -10.00% Index Rate Floor and a 15.00% Index Rate Cap.

●	As of the withdrawal date, there are 5,940.59 S&P 500 Secure Risk Control Account Accumulation Credits.

●	As of the withdrawal date, there are 3,902.44 S&P 500 Growth Risk Control Account Accumulation Credits.

●	The Accumulation Credit Factor (P) at the start of the Contract Year immediately preceding the withdrawal for the S&P 500 Secure Risk Control Account is $10.1.

●	The Accumulation Credit Factor (P) at the start of the Contract Year immediately preceding the withdrawal for the S&P 500 Growth Risk Control Account is $10.25.

●	The S&P 500 Index value at the start of Contract Year immediately preceding the withdrawal is 1000.00.

●	The S&P 500 Index value at the time of the withdrawal is 1200.00.

●	On the Allocation Option Start Date, the interpolated 6-year Constant Maturity Treasury Rate (I) was 2.50% and the ICE BofAML Index (K) was 1.00%.

●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.10% and the ICE BofAML Index (L) is 0.90%.

●	At the time of the withdrawal there are 4.50137 years remaining in the Allocation Option Period (N).

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner:

First, we calculate the Contract Value at the time of the withdrawal.

	(1)	(2)	(3)
Account	Accumulation Credits	Accumulation Credit Factor	Contract Value at time of Withdrawal
Declared Rate Account			$10,453.78
S&P 500 Secure Risk Control Account	5,940.59	$10.668021	$63,374.34
S&P 500 Growth Risk Control Account	3,902.44	$11.748957	$45,849.60
Total			$119,677.72

(1), (2), (3)

The current Declared Rate Value equals $10,453.78.

The return of the Index is equal to the Closing Index Value divided by the Initial Index Value. The return of the S&P 500 Index is calculated to be 1.2 (1,200.00 / 1,000.00 - 1). This is greater than the (1 + Index Rate Cap) and above (1 + the Index Rate Floor) for both the S&P 500 Secure and Growth Accounts. Therefore, the Index Rate of Return is set to (1 + the Index Rate Cap) which equals 1.06 for the S&P 500 Secure Risk Control Account and 1.15 for the S&P 500 Growth Risk Control Account.

The Contract Fee is calculated as 0.75% divided by the number of days in the Contract Year multiplied by the Accumulation Credit Factor at the start of the Contract Year (0.75% / 365 x 10.1 for the S&P 500 Secure Risk Control Account and 0.75% / 365 x 10.25 for the S&P 500 Growth Risk Control Account).

The Accumulation Credit Factor is then calculated as (a) the Accumulation Credit Factor at the start of the Contract Year multiplied by (b) the Index Rate of Return less (c) the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Contract Anniversary (i.e. a x b – c).

For the S&P 500 Secure Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.1 x 1.06 – ((0.75% / 365 x 10.1) x 183) which equals $10.668021. The current S&P 500 Secure Risk Control Account Contract Value is then calculated as 5,940.59 x $10.668021 which equals $63,374.34.

For the S&P 500 Growth Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.25 x 1.15 – ((0.75% / 365 x $10.25) x 183) which equals $11.748957. The current S&P 500 Growth Risk Control Account Contract Value is then calculated as 3,902.44 x $11.915414 which equals $45,849.60.

Next, we calculate the gross withdrawal from each account.

(4)
Account	Gross Withdrawal
Declared Rate Account	$1,746.99
S&P 500 Secure Risk Control Account	$10,590.83
S&P 500 Growth Risk Control Account	$7,662.18
Total	$20,000.00

(4)

Withdrawal is taken Pro Rata from each Allocation Option at the time of the Withdrawal.

The Pro Rata withdrawal from the Declared Rate Account is the Contract Value in this account divided by the total Contract Value multiplied by the withdrawal amount. This is calculated as $10,453.78 / $119,677.72 x $20,000 which equals $1,746.99. The Pro Rata withdrawal from the S&P 500 Secure Risk Control Account is calculated the same way to be $63,374.34 / $119,677.72 x $20,000 which equals $10,590.83. The Pro Rata withdrawal from the S&P 500 Growth Risk Control Account is calculated the same way to be $45,849.60 / $119,677.72 x $20,000 which equals $7,662.28.

Next, we calculate the net withdrawal from each account.

	(5)	(6)	(7)	(8)
Account	Withdrawal Subject to Surrender Charge and MVA	MVA	Surrender Charge	Net Withdrawal
Declared Rate Account	$783.52	$17.27	$70.52	$1,693.74
S&P 500 Secure Risk Control Account	$4,749.99	$104.68	$427.50	$10,268.01
S&P 500 Growth Risk Control Account	$3,436.49	$75.73	$309.28	$7,428.63
Total	$8,970.00	$197.68	$807.30	$19,390.38

(5)

The Annual Free Withdrawal Amount based on beginning of Contract Year Contract Value is first calculated to determine the withdrawal subject to a Surrender Charge and Market Value Adjustment (MVA). The beginning of Contract Year Contract Value equals $59,999.96 + $40,000.01 + $10,300.00 = $110,299.97. The total Annual Free Withdrawal Amount is calculated as 10% x $110,299.97 = $11,030.00. This Annual Free Withdrawal Amount is applied Pro Rata at the time of the withdrawal then subtracted from the Gross Withdrawal Amount (4) to determine the withdrawal subject to Surrender Charge and MVA (5). For the Declared Rate Account, it is calculated as $1,746.99 – ($10,453.78 / $119,677.72 x

$11,030) which equals $783.52. For the S&P 500 Secure Risk Control Account is calculated the same way to be $10,590.83 – ($63,374.34 / $119,677.72 x $11,030) which equals $4,749.99. For the S&P 500 Growth Risk Control Account is calculated the same way to be $7,662.28 – ($45,849.60 / $119,677.72 x $11,030) which equals $3,436.49.

(6)

The MVA equals W x (MVAF - 1) and is calculated separately for each Allocation Option, where W is the amount of withdrawal that is in excess of the Annual Free Withdrawal Amount for that Contract Year. At the time of the withdrawal there are 4.50137 years remaining in the Allocation Option Period (N). Therefore, MVAF = ((1 + I + K)/(1 + J + L))^N = ((1 + 2.50% + 1.00%)/(1 + 2.10% + 0.90%))^4.50137 = 1.0220378.

For the Declared Rate Account, the MVA is $783.52 x (1.0220378 - 1) which equals $17.27. For the S&P 500 Secure Risk Control Account, the MVA is $4,749.99 x (1.0220378 - 1) which equals $104.68. For the S&P 500 Growth Risk Control Account, the MVA is $3,436.49 x (1.0220378 - 1) which equals $75.73.

(7)

It has been more than one year but less than two years since the Contract Issue Date so the applicable Surrender Charge percentage is 9.00%. This is multiplied by the amount of the withdrawal subject to a Surrender Charge to determine the Surrender Charge. For the Declared Rate Account, the Surrender Charge is calculated as $783.52 x 9.00% which equals $70.52. For the S&P 500 Secure Risk Control Account, the Surrender Charge is calculated as $4,749.99 x 9.00% which equals $427.50. For the S&P 500 Growth Risk Control Account, the Surrender Charge is calculated as $3,436.49 x 9.00% which equals $309.28.

(8)

The net withdrawal is equal to the gross withdrawal plus the Market Value Adjustment less the Surrender Charge. For the Declared Rate Account, the net withdrawal is calculated as $1,746.99 + $17.27 - $70.52 which equals $1,693.74. For the S&P 500 Secure Risk Control Account, the net withdrawal is calculated as $10,590.83 + $104.68 - $427.50 which equals $10,268.01. For the S&P 500 Growth Risk Control Account, the net withdrawal is calculated as $7,662.28 + $75.73 - $309.28 which equals $7,428.63. The total net withdrawal is the sum of the three accounts, $19,390.38.

Next, we calculate the Accumulation Credits and Contract Value remaining after the withdrawal.

	(9)	(10)
Account	Accumulation Credits After Withdrawal	Contract Value after Withdrawal
Declared Rate Account		$8,706.79
S&P 500 Secure Risk Control Account	4,947.83	$52,783.51
S&P 500 Growth Risk Control Account	3,250.28	$38,187.42
Total		$99,677.72

(9)

The number of Accumulation Credits remaining after the withdrawal is equal to the number of Accumulation Credits prior to the withdrawal minus the result of the gross withdrawal from the account divided by the Accumulation Credit Factor as of the withdrawal date. For the Declared Rate Account there are no Accumulation Credits, so this calculation does not apply, see (10) below. For the S&P 500 Secure Risk Control Account, this is calculated as 5,940.59 - ($10,590.83 / $10.668021) which equals 4,947.83. For the S&P 500 Growth Risk Control Account, this is calculated as 3,902.44 - ($7,662.18/ $11.748957) which equals 3,250.28.

(10)

The Contract Value remaining after the withdrawal for the Declared Rate Account is equal to the Declared Rate Account value prior to the withdrawal less the Gross Withdrawal. For the Declared Rate Account this is equal to $10,453.78 - $1,746.99 which equals $8,706.79. For the Risk Control Accounts the Contract Value remaining after the withdrawal is equal the Accumulation Credit Factor as of the withdrawal date multiplied by the number of Accumulation Credits after the withdrawal. For the S&P 500 Secure Risk Control Account, this is calculated as $10.668021 x 4,947.83 which equals $52,783.51. For the S&P 500 Growth Risk Control Account, this is calculated as $11.748957 x 3,250.28 which equals $38,187.42. The total Contract Value after the withdrawal is the sum of the three accounts, $99,677.72.

Example 3: Full Surrender of Contract with a Negative MVA

Assume the following information as it relates to the Contract:

●	The Contract was issued with an initial deposit of $100,000.00.

●	The Contract Fee is 0.75%, only applied to Risk Control Accounts.

●	The GLWB Rider Fee is 1.00% applied to GLWB Benefit Base.

●	The average daily GLWB Benefit Base is $120,000 in the current Contract Year prior to the surrender.

●	Money is allocated to the Declared Rate Account and S&P 500 Risk Control Accounts.

●	A full Surrender is taken 1.5 years after the Contract Issue Date. No other withdrawals have been previously taken.

●	Contract Value as of the last Contract Anniversary:

o	Declared Rate Account value equals $10,300.00.

o	The S&P 500 Secure Risk Control Account value equals $59,999.96.

o	The S&P 500 Growth Risk Control Account value equals $40,000.01.

Assume the following information as it relates to the Declared Rate Account:

●	As of the withdrawal date, the Declared Rate Account balance was $ 10,453.78.

Assume the following information as it relates to the Risk Control Accounts:

●	The Allocation Option Start Date is 6 years after the Allocation Option Start Date and Contract Issue Date.

●	The S&P 500 Secure Risk Control Account has a 0.00% Index Rate Floor and a 6.00% Index Rate Cap.

●	The S&P 500 Growth Risk Control Account has a -10.00% Index Rate Floor and a 15.00% Index Rate Cap.

●	As of the withdrawal date, there are 5,940.59 S&P 500 Secure Risk Control Account Accumulation Credits.

●	As of the withdrawal date, there are 3,902.44 S&P 500 Growth Risk Control Account Accumulation Credits.

●	The Accumulation Credit Factor (P) at the start of the Contract Year immediately preceding the withdrawal for the S&P 500 Secure Risk Control Account is $10.10.

●	The Accumulation Credit Factor (P) at the start of the Contract Year immediately preceding the withdrawal for the S&P 500 Growth Risk Control Account is $10.25.

●	The S&P 500 Index value at the start of Contract Year immediately preceding the withdrawal is 1000.00.

●	The S&P 500 Index value at the time of the withdrawal is 1200.00.

●	On the Allocation Option Start Date, the interpolated 6-year Constant Maturity Treasury Rate (I) was 2.50% and the ICE BofAML Index (K) was 1.00%.

●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.90% and the ICE BofAML Index (L) is 1.10%.

●	At the time of the withdrawal there are 4.50137 years remaining in the Allocation Option Period (N).

We take the following steps to determine the Surrender amount (excluding taxes) payable to the Owner:

First, we calculate the Contract Value at the time of the Surrender.

	(1)	(2)	(3)
Account	Accumulation Credits	Accumulation Credit Factor	Contract Value at time of Withdrawal
Declared Rate Account			$10,453.78
S&P 500 Secure Risk Control Account	5,940.59	$10.668021	$63,374.34
S&P 500 Growth Risk Control Account	3,902.44	$11.748957	$45,849.60
Total			$119,677.72

(1), (2), (3)

The current Declared Rate Value equals $ 10,453.78.

The return of the Index is equal to the Closing Index Value divided by the Initial Index Value. The return of the S&P 500 Index is calculated to be 1.2 (1,200.00 / 1,000.00 - 1). This is greater than the (1 + Index Rate Cap) and above (1 + the Index Rate Floor) for both the S&P 500 Secure and Growth Accounts. Therefore, the Index Rate of Return is set to (1 + the Index Rate Cap) which equals 1.06 for the S&P 500 Secure Risk Control Account and 1.15 for the S&P 500 Growth Risk Control Account.

The Contract Fee is calculated as 0.75% divided by the number of days in the Contract Year multiplied by the Accumulation Credit Factor at the start of the Contract Year (0.75% / 365 x 10.1 for the S&P 500 Secure Risk Control Account and 0.75% / 365 x 10.25 for the S&P 500 Growth Risk Control Account).

The Accumulation Credit Factor is then calculated as (a) the Accumulation Credit Factor at the start of the Contract Year multiplied by (b) the Index Rate of Return less (c) the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Contract Anniversary (i.e. a x b – c).

For the S&P 500 Secure Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.1 x 1.06 – ((0.75% / 365 x 10.1) x 183) which equals $10.668021. The current S&P 500 Secure Risk Control Account Contract Value is then calculated as 5,940.59 x $10.668021 which equals $63,374.34.

For the S&P 500 Growth Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.25 x 1.15 – ((0.75% / 365 x $10.25) x 183) which equals $11.748957. The current S&P 500 Growth Risk Control Account Contract Value is then calculated as 3,902.44 x $11.915414 which equals $45,849.60.

Next, we calculate the gross withdrawal from each account.

(4)
Account	Gross Withdrawal
Declared Rate Account	$10,453.78
S&P 500 Secure Risk Control Account	$63,374.34
S&P 500 Growth Risk Control Account	$45,849.60
Total	$119,677.72

(4)

Because this is a full surrender, the entire Contract Value will be withdrawn from each account.

Next, we calculate the net withdrawal from each account.

	(5)	(6)	(7)	(8)	(9)
Account	GLWB Rider Fee	Withdrawal Subject to Surrender Charge and MVA	MVA	Surrender Charge	Net Withdrawal
Declared Rate Account	$52.55	$9,437.77	($202.53)	$849.40	$9,349.30
S&P 500 Secure Risk Control Account	$318.60	$57,214.90	($1,227.82)	$5,149.34	$56,678.58
S&P 500 Growth Risk Control Account	$230.49	$41,393.42	($888.29)	$3,725.41	$41,005.41
Total	$601.64	$108,046.09	($2,318.64)	$9,724.15	$107,033.29

(5)

The GLWB Rider Fee is calculated as 1.00% divided by the number of days in the Contract Year multiplied by the number of days elapsed since the start of the Contract Year multiplied by the average daily GLWB Benefit Base in the current Contract Year. The total GLWB Rider Fee equals (1.00% / 365) x 183 x $120,000 = $601.64. This total GLWB Rider Fee is taken Pro Rata at the time of the Surrender from each allocation option. For the Declared Rate Account it is calculated as $10,453.78 / $119,677.72 x $601.64 which equals $52.55. For the S&P 500 Secure Risk Control Account is calculated the same way to be $63,374.34 / $119,677.72 x $601.64 which equals $318.60. For the S&P 500 Growth Risk Control Account is calculated the same way to be $45,849.60 / $119,677.72 x $601.64 which equals $230.49.

(6)

The Annual Free Withdrawal Amount based on beginning of Contract Year Contract Value is first calculated to determine the withdrawal subject to a Surrender Charge and Market Value Adjustment (MVA). The beginning of Contract Year Contract Value equals $59,999.96 + $40,000.01 + $10,300.00 = $110,299.97. The total Annual Free Withdrawal Amount is calculated as 10% x $110,299.97 = $11,030.00. This Annual Free Withdrawal Amount is applied Pro Rata at the time of the withdrawal then subtracted from the Gross Withdrawal Amount (4) less GLWB Rider Fee

(5) to determine the withdrawal subject to Surrender Charge and MVA (6). For the Declared Rate Account it is calculated as $10,453.78 - $52.55 – ($10,453.78 / $119,677.72 x $11,030) which equals $9,437.77. For the S&P 500 Secure Risk Control Account is calculated the same way to be $63,374.34 – $318.60 - ($63,374.34 / $119,677.72 x $11,030) which equals $57,214.90. For the S&P 500 Growth Risk Control Account is calculated the same way to be $45,849.60 - $230.49 – ($45,849.60 / $119,677.72 x $11,030) which equals $41,393.42.

(7)

The MVA equals W x (MVAF - 1) and is calculated separately for each Allocation Option, where W is the amount of withdrawal that is in excess of the Annual Free Withdrawal Amount for that Contract Year. At the time of the withdrawal there are 4.50137 years remaining in the Allocation Option Period (N). Therefore, MVAF = ((1 + I + K)/(1 + J + L))^N = ((1 + 2.50% + 1.00%)/(1 + 2.90% + 1.10%))^4.50137 = 0.9785402.

For the Declared Rate Account, the MVA is $9,437.77 x (0.9785402 - 1) which equals -$202.53. For the S&P 500 Secure Risk Control Account, the MVA is $57,214.90 x (0.9785402 - 1) which equals -$1,227.82. For the S&P 500 Growth Risk Control Account, the MVA is $41,393.42 x (0.9785402 - 1) which equals -$888.29.

(8)

It has been more than one year but less than two years since the Contract Issue Date so the applicable Surrender Charge percentage is 9.00%. This is multiplied by the amount of the withdrawal subject to a Surrender Charge to determine the Surrender Charge. For the Declared Rate Account, the Surrender Charge is calculated as $9,437.77 x 9.00% which equals $849.40. For the S&P 500 Secure Risk Control Account, the Surrender Charge is calculated as $57,214.90 x 9.00% which equals $5,149.34. For the S&P 500 Growth Risk Control Account, the Surrender Charge is calculated as $41,393.42 x 9.00% which equals $3,725.41.

(9)

The net withdrawal is equal to the gross withdrawal less GLWB Rider Fee plus the Market Value Adjustment less the Surrender Charge. For the Declared Rate Account, the net withdrawal is calculated as $10,453.78 - $52.55 + - $202.53 - $849.40 which equals $9,349.30. For the S&P 500 Secure Risk Control Account, the net withdrawal is calculated as $63,374.34 - $318.60 + -$1,227.82 - $5,149.34 which equals $56,678.58. For the S&P 500 Growth Risk Control Account, the net withdrawal is calculated as $45,849.60 - $230.49 + -$888.29 - $3,725.41 which equals $41,005.41. The total net withdrawal is the sum of the three accounts, $107,033.29.

Next, we calculate the Accumulation Credits and Contract Value remaining after the withdrawal.

	(10)	(11)
Account	Accumulation Credits After Withdrawal	Contract Value after Withdrawal
Declared Rate Account		$0.00
S&P 500 Secure Risk Control Account	0.00	$0.00
S&P 500 Growth Risk Control Account	0.00	$0.00
Total		$0.00

(10)

The number of Accumulation Credits remaining after the withdrawal is equal to the number of Accumulation Credits prior to the withdrawal minus the result of the gross withdrawal from the account divided by the Accumulation Credit Factor as of the withdrawal date. For the Declared Rate Account there are no Accumulation Credits, so this calculation does not apply, see (11) below. For the S&P 500 Secure Risk Control Account, this is calculated as 5,940.59 - ($63,374.34 / $10.668021) which equals 0.00. For the S&P 500 Growth Risk Control Account, this is calculated as 3,902.44 - ($45,849.60/ $11.748957) which equals 0.00.

(11)

Following the surrender of the Contract, there is no Contract Value remaining because there are no Declared Rate Account Value and no Accumulation Credits remaining. Following the surrender of the Contract, the GLWB Rider terminates and the Guaranteed Lifetime Withdrawal Benefit ends.

APPENDIX B: STATE VARIATIONS OF CERTAIN FEATURES AND BENEFITS

The following information is a summary of certain features or benefits of the CUNA Mutual Group Zone Income Annuity Contracts that vary from the features and benefits previously described in this Prospectus as a result of requirements imposed by states. Please contact your financial professional for more information about Contract variations and availability in your state.

States where certain CUNA Mutual Group Zone Income Annuity features or benefits vary:

State	Feature or Benefit	Variation
Arizona	See “Right to Examine” under “Getting Started – The Accumulation Period”	If your age as of the Contract Issue Date is at least 65 years old, you must return your Contract within 30 days of receipt.
California	All references to “Allocation Options”	The Declared Rate Account is not available as an Allocation Option.

	See “Owner” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract.

	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if your age as of the Contract Issue Date is at least 60 years old.

If your age as of the Contract Issue Date is at least 60 years old, you must return your Contract within 30 days of receipt.

	See “Waiver of Surrender Charges” under “Access to Your Money”	“Nursing Home or Hospital” is replaced with “Facility Care, Home Care, or Community-Based Services”. There is no minimum confinement period to utilize this waiver. The Facility Care or Home Care and Terminal Illness waivers apply to full surrenders only, not partial withdrawals.
Connecticut	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

	See “Waiver of Surrender Charges” under “Access to Your Money”	You must return your Contract within 10 days of receipt, including replacement contracts.

There is a one-year wait before the waiver of surrender charge provisions may be exercised.

State	Feature or Benefit	Variation
Delaware	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Florida	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Payout Date” under “Income Payments – The Payout Period”

The Owner has the right to assign the Contract.

You must return your Contract within 21 days of receipt (30 days if it is a replacement contract).

The requested Payout Date must be at least one year after the Contract Issue Date.

Georgia	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
Hawaii	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Idaho	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals. You must return your Contract within 20 days of receipt, including replacement contracts.
Illinois	All references to “Allocation Options” See definition of Terminally Ill and Terminal Illness in “Glossary”	The Declared Rate Account is not available as an Allocation Option. Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.
Indiana	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Kansas	See definition of Terminally Ill and Terminal Illness in “Glossary”	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.

State	Feature or Benefit	Variation
Louisiana	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Maryland	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Massachusetts	See definition of Terminally Ill and Terminal Illness in “Glossary”	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.

	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

	See “Waiver of Surrender Charges” under “Access to Your Money”	There is no Nursing Home or Hospital waiver. The Terminal Illness waiver applies to full surrenders only, not partial withdrawals.

	See “Terms of Income Payments” under “Income Payments – The Payout Period”	Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

	See “Misstatement of Age or Gender” under “Other Information”	Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.
Minnesota	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.
Mississippi	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.

State	Feature or Benefit	Variation
Missouri	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Montana	See “Terms of Income Payments” under “Income Payments – The Payout Period” See “Misstatement of Age or Gender” under “Other Information”

Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.

Nebraska	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Nevada	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
New Jersey	All references to “Allocation Options”	The Declared Rate Account is not available as an Allocation Option.

	See “Waiver of Surrender Charges” under “Access to Your Money”	There is no Terminal Illness waiver.
New Hampshire	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
North Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
North Dakota	See “Right to Examine” under “Getting Started – The Accumulation Period”	You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).
Oklahoma	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

State	Feature or Benefit	Variation
Pennsylvania	All references to “Allocation Options”	The Declared Rate Account is not available as an Allocation Option.
Rhode Island	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.

You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

South Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Tennessee	See “Right to Examine” under “Getting Started – The Accumulation Period”

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.

State	Feature or Benefit	Variation
Texas	See “Owner” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract.

	See “Right to Examine” under “Getting Started – The Accumulation Period”	You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

	See “Waiver of Surrender Charges” under “Access to Your Money”	“Terminal Illness” is replaced with “Terminal Disability”.
Utah	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract. If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
Vermont	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Virginia	See “Waiver of Surrender Charges” under “Access to Your Money”	“Terminal Illness” is replaced with “Terminal Condition”
Washington	All references to “Allocation Options”	The Declared Rate Account is not available as an Allocation Option.

	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

	See “Waiver of Surrender Charges” under “Access to Your Money”	The life expectancy to utilize the Terminal Illness waiver is 24 months.
Wisconsin	See “Owner” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract.

APPENDIX C: PREVIOUS VERSIONS OF GUARANTEED LIFETIME WITHDRAWAL BENEFIT TERMS

The following GLWB Rider Fee was available for contracts issued from May 1, 2020 to February 8, 2021.

GLWB Rider Fee (assessed as a percentage of the GLWB Benefit Base)...............................0.75%

The following Base Withdrawal Percentages and Annual Increase Percentages were available for contracts issued from May 1, 2020 to February 8, 2021.

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
21 - 44	2.00%	1.50%	0.30%	0.30%
45	2.50%	2.00%	0.30%	0.30%
46	2.70%	2.20%	0.30%	0.30%
47	2.90%	2.40%	0.30%	0.30%
48	3.10%	2.60%	0.30%	0.30%
49	3.30%	2.80%	0.30%	0.30%
50	3.50%	3.00%	0.30%	0.30%
51	3.60%	3.10%	0.30%	0.30%
52	3.70%	3.20%	0.30%	0.30%
53	3.80%	3.30%	0.30%	0.30%
54	3.90%	3.40%	0.30%	0.30%
55	4.00%	3.50%	0.30%	0.30%
56	4.10%	3.60%	0.30%	0.30%
57	4.20%	3.70%	0.30%	0.30%
58	4.30%	3.80%	0.30%	0.30%
59	4.40%	3.90%	0.30%	0.30%
60	4.50%	4.00%	0.30%	0.30%
61	4.70%	4.20%	0.30%	0.30%
62	4.90%	4.40%	0.30%	0.30%
63	5.10%	4.60%	0.30%	0.30%
64	5.30%	4.80%	0.30%	0.30%
65	5.50%	5.00%	0.30%	0.30%
66	5.60%	5.10%	0.30%	0.30%
67	5.70%	5.20%	0.30%	0.30%
68	5.80%	5.30%	0.30%	0.30%
69	5.90%	5.40%	0.30%	0.30%
70	6.00%	5.50%	0.30%	0.30%
71	6.10%	5.60%	0.30%	0.30%
72	6.20%	5.70%	0.30%	0.30%
73	6.30%	5.80%	0.30%	0.30%
74	6.40%	5.90%	0.30%	0.30%
75	6.50%	6.00%	0.30%	0.30%

 C-1

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
76	6.60%	6.10%	0.30%	0.30%
77	6.70%	6.20%	0.30%	0.30%
78	6.80%	6.30%	0.30%	0.30%
79	6.90%	6.40%	0.30%	0.30%
80+	7.00%	6.50%	0.30%	0.30%

The following GLWB Rider Fee was available for contracts issued from August 19, 2019 to April 30, 2020.

GLWB Rider Fee (assessed as a percentage of the GLWB Benefit Base)........................................0.50%

The following Base Withdrawal Percentages and Annual Increase Percentages were available for contracts issued from August 19, 2019 to April 30, 2020.

Age of Younger Covered Person as of the Contract Issue Date	Base Withdrawal Percentage		Annual Increase Percentage
	Single Life	Joint Life	Single Life	Joint Life
21 - 54	2.50%	2.00%	0.30%	0.30%
55 - 59	3.50%	3.00%	0.30%	0.30%
60 - 64	4.50%	4.00%	0.30%	0.30%
65 - 69	5.50%	5.00%	0.30%	0.30%
70 - 74	6.00%	5.50%	0.30%	0.30%
75 - 79	6.50%	6.00%	0.30%	0.30%
80+	7.50%	7.00%	0.30%	0.30%

 C-2

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, IA 50677

1-800-798-5500

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the securities offered by this Registration Statement, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$218,200
Printing and engraving	$75,000
Accounting fees and expenses	$42,179
Legal fees and expenses	$35,000
Miscellaneous	$7,000
TOTAL EXPENSES	$377,379

*  Estimated.

Item 14.   Indemnification of Directors and Officers.

Section 490.202 of the Iowa Business Corporation Act (the “IBCA”), provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the MEMBERS Life Insurance Company (the “Registrant”, “we”, “our”, or “us”) or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual's conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation's articles of incorporation and (2) the director's written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation's articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Registrant is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person's status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits.

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
1(i)	Amended and Restated Distribution Agreement dated as of January 7, 2016 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
1(ii)	Form of Selling and Services Agreement	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed April 6, 2016 (File No. 333-207222)
1(iii)	Amended and Restated Distribution Agreement dated Exhibit A dated September 2018 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4 filed November 15, 2018 (File No. 333-226804)
3(i)	Articles of Incorporation of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)
3(ii)	Bylaws of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)
3(iii)	Amended and Restated Bylaws of MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
4(i)	Form of Contact. (Form No. 2018-RILA)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(ii)	Form of Application. (Form No. 2018-RILAAPP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(iii)	Form of Data Page. (Form No. 2018-RILADP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(iv)	Form of Declared Rate Account Allocation Option Endorsement (Form No. 2018-RILA-DRAEND)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(v)	Form of Guaranteed Lifetime Withdrawal Benefit Rider (Form No. 2018-RILA-GLWBRDR)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
4(vi)	Form of Guaranteed Lifetime Withdrawal Benefit (GLWB) Data Page (Form No. 2018-RILA-GLWBDP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed December 19, 2018 (File No. 333-228894)
5	Legal Opinion		X

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(i)(a)	Coinsurance Agreement	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed August 7, 2019 (File No. 333-228894)
10(i)(a)(1)	Amended and Restated Coinsurance and Modified Coinsurance Agreement dated January 1, 2019.	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed April 17, 2020 (File No. 333-228894)
10(ii)(a)	Cost Sharing Agreement	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed August 7, 2019 (File No. 333-228894)
10(ii)(b)	Expense Sharing Agreement dated as of December 31, 2013	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(ii)(c)	Amended and Restated Expense Sharing Agreement dated as of January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)
10(ii)(d)	Amendment to Cost Sharing Agreement dated February 1, 2012	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iii)(a)	Investment Advisory Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iii)(b)	Amendment to Investment Advisory Agreement dated January 15, 2014	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(iii)(c)	Amended and Restated Investment Advisory Agreement dated January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)
10(iv)(a)	Procurement and Disbursement and Billing and Collection Services Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iv)(b)	Amendment to Procurement and Disbursement and Billing and Collection Services Agreement	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(iv)(c)	CUNA Mutual Group Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement dated as of January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed April 6, 2015 (File No. 333-202984)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
23(i)	Consent of Legal Counsel	See Exhibit 5
23(ii)	Consent of Independent Auditors		X
24	Powers of Attorney		X
101	Interactive Date Files		X

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MEMBERS Life Insurance Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison, and State of Wisconsin as of this 13 day of April, 2021.

MEMBERS Life Insurance Company

By:	/s/David L. Sweitzer
David L. Sweitzer, President

*Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated.

Name	Title	Date

*	President and Director	April 13, 2021
David L. Sweitzer	(Principal Executive Officer)

*	Treasurer (Principal	April 13, 2021
Brian J. Borakove	Financial & Accounting Officer)

*	Director	April 13, 2021
Michael F. Anderson

*	Director	April 13, 2021
Abigail R. Rodriguez

*	Director	April 13, 2021
William A. Karls

*	Director	April 13, 2021
Paul D. Barbato

*By:	/s/Jennifer Kraus-Florin
Jennifer Kraus-Florin

* Pursuant to Power of Attorney dated April 13, 2021, herewith Powers of Attorney, filed as exhibits on April 13, 2021 to this Pre-Effective No. 1 filing (File No. 333-250061).